AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2006


                          REGISTRATION NO. 333-126728

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          AMENDMENT NO. 3 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 TIX CORPORATION
                          -----------------------------
                          (FORMERLY, CINEMA RIDE, INC.)

             DELAWARE                                                              95-4417467
-----------------------------------                                       --------------------------------
   (State or Other Jurisdiction                                                 (I.R.S. Employer
 of Incorporation or Organization)                                            Identification Number)

                                                                               MITCHELL J. FRANCIS
12001 VENTURA PLACE, SUITE 340                                            12001 VENTURA PLACE, SUITE 340
STUDIO CITY, CALIFORNIA 91604                                             STUDIO CITY, CALIFORNIA 91604
        (818) 761-1002                               7830                         (818) 761-1002
-----------------------------------      -------------------------        --------------------------------
    (Address and telephone number            (Primary Standard              (Name, Address and Telephone
 of Principal Executive Offices and      Industrial Classification           Number of Agent for Service)
    Principal Place of Business)                Code Number)

                                                  With a copy to:

                Clayton E. Parker, Esq.                                       Ronald S. Haligman, Esq.
                Kirkpatrick & Lockhart                                        Kirkpatrick & Lockhart
                Nicholson Graham LLP                                          Nicholson Graham LLP
      201 South Biscayne Boulevard, Suite 2000                      201 South Biscayne Boulevard, Suite 2000
                 Miami, Florida 33131                                           Miami, Florida 33131
             Telephone:  (305) 539-3300                                     Telephone:  (305) 539-3300
             Telecopier: (305) 358-7095                                     Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
TITLE OF EACH CLASS OF                                               OFFERING PRICE        AGGREGATE        REGISTRATION
SECURITIES TO BE REGISTERED      AMOUNT TO BE REGISTERED              PER SHARE(1)     OFFERING PRICE(1)       FEE(3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.08 per share                  25,038,703(2)  shares                    $0.25        $6,259,675.75            $736.76
                                 ------------                             -----        -------------            -------
TOTAL                            25,038,703(2)  shares                    $0.25        $6,259,675.75            $736.76
                                 ============                             =====        =============            =======

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 20,408,164 shares are being registered under the Standby Equity Distribution Agreement, 2,120,000 shares are being registered under convertible debentures, 290,000 shares were received as a commitment fee under the Standby Equity Distribution Agreement, 800,000 shares are being registered under warrants, 20,000 shares are being registered as a placement agent fee, 312,539 shares are being registered for the payment of consulting and legal services, 448,000 shares are being registered under a financial engagement agreement and 640,000 shares are being registered pursuant to private placement transaction agreements.

(3)   Registration fee has been previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  Subject to completion, dated February 10, 2006


                                   PROSPECTUS
                                 TIX CORPORATION
                        25,038,703 SHARES OF COMMON STOCK

      This Prospectus relates to the sale of up to 25,038,703 shares of Tix Corporation (formerly, Cinema Ride, Inc.) common stock by certain persons who are stockholders of Tix Corporation. The selling stockholders consist of:

      o Cornell Capital Partners, LP, which may sell up to an aggregate amount of 20,698,164 shares of common stock, of which 20,408,164 shares are under the Standby Equity Distribution Agreement, if we determine to make advances under the Standby Equity Distribution Agreement, and 290,000 shares were granted by us on December 7, 2004 as a commitment fee under the Standby Equity Distribution Agreement.

      o Advantage Capital Development Corp, which may sell up to 2,220,000 shares of common stock, which includes 2,120,000 shares of common stock underlying the convertible debentures, which may be converted into shares of our common stock, and 100,000 shares underlying warrants.

      o Knightsbridge Holdings, LLC, which intends to sell up to 448,000 shares of common stock of the Company, which it received on January 6, 2005 as compensation for its services pursuant to a financial engagement agreement.

      o Newbridge Securities Corporation, an unaffiliated registered broker-dealer retained by the Company in connection with the Standby Equity Distribution Agreement, which intends to sell up to 20,000 shares of common stock granted as a placement agent fee on December 7, 2004.

      o Other selling stockholders, who may sell up to 700,000 shares of common stock underlying warrants.

      o Other selling stockholders, who may sell up to 952,539 shares of common stock previously issued by the Company.

      Please refer to "Selling Stockholders" beginning on page 10.

      The Company is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On January 6, 2006, the last reported sale price of our common stock was $0.27 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "TIXC.OB." These prices will fluctuate based on the demand for the shares of common stock.


      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partner will purchase shares of the Company's common stock for a total discount of 12% of the common stock's market price. The total 12% discount consists of the two (2) discounts described below. Cornell Capital Partners will pay the Company 98% of, or a 2% discount to, the lowest volume weighted average price of the Company's common stock for the 5 days immediately following the notice date. In addition, Cornell Capital Partners will retain 10% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners also received a commitment fee in the form of 290,000 shares of common stock on December 7, 2004 and received an additional 290,000 shares of common stock on January 17, 2006. The 2% discount, 10% retainage fee and the 580,000 compensation shares are underwriting discounts payable to Cornell Capital Partners.


      The Company engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was granted 20,000 shares of the Company's common stock on December 7, 2004 as a placement agent fee under the Standby Equity Distribution Agreement.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

      These securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 5.

      The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

      With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The date of this Prospectus is ___________, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1

THE OFFERING...................................................................2

SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................4

RISK FACTORS...................................................................5

FORWARD-LOOKING STATEMENTS....................................................10

SELLING STOCKHOLDERS..........................................................11

USE OF PROCEEDS...............................................................16

DILUTION......................................................................17

STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................18

PLAN OF DISTRIBUTION..........................................................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................21

DESCRIPTION OF BUSINESS.......................................................38

MANAGEMENT....................................................................43

PRINCIPAL STOCKHOLDERS........................................................50

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
   OTHER STOCKHOLDER MATTERS..................................................51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................52

DESCRIPTION OF CAPITAL STOCK..................................................53

EXPERTS.......................................................................56

LEGAL MATTERS.................................................................56

AVAILABLE INFORMATION.........................................................56

FINANCIAL STATEMENTS.........................................................F-1

PART II  ...................................................................II-1

SIGNATURES..................................................................II-8

                               PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes thereto included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.


OUR COMPANY


      GENERAL

      Tix Corporation was incorporated in Delaware in April 1993 under the name Cinema Ride, Inc. The Company changed its name from Cinema Ride, Inc. to Tix Corporation effective March 3, 2005. Effective January 1, 2004, the Company's sole business activity, through its newly-formed, wholly-owned subsidiary, Tix4Tonight, LLC, was the sale of tickets for Las Vegas shows at 50% of the original box office price, on the same day of the performance, from ticket booths located on the Las Vegas Strip.


      GOING CONCERN

      We have been subject to a going concern opinion from our independent registered public accounting firm. The Company had a net loss of $1,617,365 and negative cash flow from operations of $534,323 during the year ended December 31, 2004, and had a working capital deficiency of $1,265,185 and a stockholders' deficiency of $2,010,795 at December 31, 2004. During the nine months ended September 30, 2005, the Company incurred a further net loss of $1,308,120, and had a working capital deficiency of $2,217,284 and a stockholders' deficiency of $2,707,937 at September 30, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

      The Company will require additional capital to fund operating and debt service requirements and to expand the operations of Tix4Tonight, and the Company has been exploring various alternatives to raise this required capital, including obtaining funding under the Standby Equity Distribution Agreement. To the extent that the Company is unable to secure the capital necessary to fund its future cash requirements on a timely basis and/or under acceptable terms and conditions, the Company may not have sufficient cash resources to maintain operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization.


      ABOUT US

      Our principal executive offices are located 12001 Ventura Place, Suite 240, Studio City, California 91604. Our telephone number is (818) 761-1002.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

      o Cornell Capital Partners, LP ("Cornell Capital Partners") which may sell up to an aggregate amount of 20,698,164 shares of common stock, of which 20,408,164 shares are under the Standby Equity Distribution Agreement, if the Company determines to make advances under the Standby Equity Distribution Agreement, and 290,000 shares were granted by the Company on December 7, 2004 as a commitment fee under the Standby Equity Distribution Agreement.

      o Advantage Capital Development Corp. ("Advantage"), which may sell up to 2,220,000 shares of common stock, which includes 2,120,000 shares of common stock underlying the convertible debentures, which may be converted into shares of common stock of the Company, and 100,000 shares underlying warrants.

      o Knightsbridge Holdings, LLC ("Knightsbridge"), which intends to sell up to 448,000 shares of common stock of the Company, which it received on January 6, 2005 as compensation for its services pursuant to a financial engagement agreement.

      o Newbridge Securities Corporation, an unaffiliated registered broker-dealer retained by the Company in connection with the Standby Equity Distribution Agreement, which intends to sell up to 20,000 shares of common stock granted as a placement agent fee on December 7, 2004.

      o Other selling stockholders, who may sell up to 700,000 shares of common stock underlying warrants.

      o Other selling stockholders, who intend to sell up to 952,539 shares of common stock previously issued by the Company.


      Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $10,000,000. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. The amount of each advance is subject to a maximum advance amount of $500,000, and we may not submit any advance within seven trading days of a prior advance. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partner will purchase shares of the Company's common stock for a total discount of 12% of the common stock's market price. The total 12% discount consists of the two (2) discounts described below. Cornell Capital Partners will pay the Company 98% of, or a 2% discount to, the lowest volume weighted average price of the common stock during the five consecutive trading day period immediately following the notice date. In addition, Cornell Capital Partners shall retain 10% of each advance. Cornell Capital Partners also received a commitment fee in the form of 290,000 shares of common stock of the Company on December 7, 2004 and received an additional 290,000 shares of common stock on January 17, 2006.


      The commitment amount of the Standby Equity Distribution Agreement is $10,000,000. At a recent stock price of $0.27 per share, The Company would only be able to receive gross proceeds of $5,400,000 using the 20,408,164 shares being registered in the accompanying registration statement under the Standby Equity Distribution Agreement. The Company would be required to register 17,384,732 additional shares at this assumed price to obtain the entire $10 million available under the Standby Equity Distribution Agreement. Upon effectiveness of the accompanying registration statement, it is the Company's current intention to periodically sell shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement to fund the Company's operations and financial commitments, subject to the trading activity and trading range of the Company's common stock, as well as general market conditions.

      Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement. There are substantial risks to investors as a result of the issuance of shares of common stock under the Standby Equity Distribution Agreement. These risks include dilution of shareholders, significant decline in the Company's stock price and our inability to draw sufficient funds when needed.

      There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.27 per share and 25%, 50% and 75% discounts to the recent price.

Market Price:                                    $0.2700          $0.2025         $0.1350        $0.0675
Purchase Price (98% of Market Price):            $0.2646          $0.1985         $0.1323        $0.0662
Number of Shares(1):                          20,408,164       20,408,164      20,408,164     20,408,164
Total Outstanding(2):                         31,284,785       31,284,785      31,284,785     31,284,785
Percent Outstanding(3):                           65.23%           65.23%          65.23%         65.23%
Net Cash to the Company(4):                   $4,755,000       $3,560,919      $2,345,000     $1,130,918


(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) Net cash equals the gross proceeds minus the 10% retainage and $85,000 in offering expenses.

Common Stock Offered                                   25,038,703 shares by selling stockholders

Offering Price                                         Market price

Common Stock Outstanding Before Offering(1)            10,876,621 shares as of January 6, 2006

Use of Proceeds                                        We will not receive any proceeds of the shares offered by
                                                       the selling stockholders. Any proceeds we receive from the sale of common stock under the Standby Equity Distribution
                                                       Agreement will be used for general working capital
                                                       purposes. In addition, we may receive proceeds from the
                                                       exercise of the 800,000 warrants, which will also be used
                                                       for general working capital purposes.  See "Use of
                                                       Proceeds."

Risk Factors                                           The securities offered hereby involve a high degree of
                                                       risk and immediate substantial dilution. See "Risk
                                                       Factors" and "Dilution."

Over-the-Counter Bulletin Board Symbol                 TIXC.OB

---------

1 Excludes $530,000 of debentures convertible into 2,120,000 shares of common stock (assuming a conversion price equal to $0.25), up to 20,408,164 shares of common stock to be issued under the Standby Equity Distribution Agreement, up to 511,500 shares upon the exercise of options and up to 2,197,884 shares upon the exercise of warrants.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

      The following is a summary of our financial statements as of and for the year ended December 31, 2004, and our unaudited financial statements as of and for the nine months ended September 30, 2005 and 2004, which are included elsewhere in this Prospectus. You should read the following data together with the "Management's Discussion and Analysis or Plan of Operation" section of this Prospectus as well as with our financial statements and the notes therewith.

                                                           NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                       --------------------------    YEAR ENDED
                                                           2005           2004       DECEMBER 31,
STATEMENT OF OPERATION DATA:                           (UNAUDITED)    (UNAUDITED)       2004
                                                       -----------    -----------    -----------

Revenues                                               $ 1,891,678    $ 1,076,170    $ 1,557,459
Total costs and expenses                                 2,902,728      2,052,057      2,716,597
Loss from continuing operations before other expense    (1,011,050)      (975,887)    (1,159,138)
Total other expense, net                                  (391,294)      (113,326)      (193,927)
Net loss                                               $(1,308,120)   $(1,143,945)   $(1,617,365)
Net loss per share                                     $     (0.12)   $     (0.13)   $     (0.17)



                                                                     SEPTEMBER 30,
                                                                          2005       DECEMBER 31,
BALANCE SHEET DATA:                                                   (UNAUDITED)        2004
                                                                     ------------    ------------
Current assets                                                       $    198,476    $    210,636
Total assets                                                              805,580         553,746
Current liabilities                                                     2,415,760       1,475,821
Total liabilities                                                       3,513,517       2,564,541
Common stock, $0.08 par value;
  100,000,000 shares authorized; 10,876,621 shares and
  10,011,237 shares issued and outstanding as of
  September 30, 2005 and December 31,
  2004, respectively                                                      870,130         800,899
Additional paid-in capital                                             12,155,991      11,594,244
Deferred compensation                                                     (35,000)        (15,000)
Accumulated deficit                                                   (15,699,058)    (14,390,938)
Total stockholders' deficiency                                       $ (2,707,937)   $ (2,010,795)

                                  RISK FACTORS

      We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.


                          RISKS RELATED TO OUR BUSINESS


THE COMPANY HAS A WORKING CAPITAL DEFICIT AND IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL WE WILL NEED TO CURTAIL BUSINESS OPERATIONS

      We had working capital deficit of $2,217,284 at September 30, 2005, and continue to need cash for operations. We have relied on debt and equity financings to fund our operations. As of September 30, 2005, we had $151,307 of cash on hand, our total current assets were $198,476 and our total current liabilities were $2,415,760. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Unless we obtain profitable operations, we will need to secure additional financing from external sources. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS ISSUED ITS OPINION THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

      We have been subject to a going concern opinion from our independent registered public accounting firm. The Company had a net loss of $1,617,365 and negative cash flow from operations of $534,323 during the year ended December 31, 2004, and had a working capital deficiency of $1,265,185 and a stockholders' deficiency of $2,010,795 at December 31, 2004. During the nine months ended September 30, 2005, the Company incurred a further net loss of $1,308,120, and had a working capital deficiency of $2,217,284 and a stockholders' deficiency of $2,707,937 at September 30, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

      The Company will require additional capital to fund operating and debt service requirements and to expand the operations of Tix4Tonight, and the Company has been exploring various alternatives to raise this required capital, including obtaining funding under the Standby Equity Distribution Agreement. To the extent that the Company is unable to secure the capital necessary to fund its future cash requirements on a timely basis and/or under acceptable terms and conditions, the Company may not have sufficient cash resources to maintain operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization.


WE ARE CURRENTLY IN DEFAULT UNDER OUR SECURED CONVERTIBLE DEBENTURES ISSUED TO ADVANTAGE CAPITAL DEVELOPMENT CORP.

      Pursuant to a Securities Purchase Agreement entered into on December 7, 2004, as amended January 6, 2005, Advantage purchased $530,000 of secured convertible debentures from us. The debentures are secured by substantially all of the assets of our Company. On September 22, 2005, we received a Notice of Default from Advantage in connection with these secured convertible debentures. The Notice of Default stated that we were in default of our obligations under the Investor Registration Rights Agreement, dated February 24, 2005, but did not specify the terms of the default. On September 28, 2005, we received a Notice of Default from Advantage's counsel specifying the nature of our default. Such default resulted from the Company's failure to have a registration statement covering the shares underlying the debentures declared effective by the specified filing date in accordance with the terms of the debenture. On October 27, 2005, Advantage rescinded such Notice of Default and accepted the Company's proposed payment plan as to cure the liquidated damages owed to Advantage. The proposed payment plan consists of three equal installments $10,600, payable on the 18th day of each month beginning October 18, 2005 and ending December 18, 2005 (the "Payment Plan"). The Company agreed to make all payments in full according to the payment schedule and to have the Company's registration statement declared effective by the United States Securities and Exchange Commission by no later than November 30, 2005. If the registration statement is declared effective by November 30, 2005, Advantage shall forgo the October and November payments due from the Company according to the Payment Plan. If the Company's registration statement is not declared effective by such date, the Notice of Default shall be reinstated and all amounts due and owing to Advantage shall immediately become payable.

      To date, the Company has been unable to successfully negotiate an extension of the November 30, 2005 deadline with Advantage and therefore is in default under the secured convertible debentures. As of January 15, 2006, the Company owes Advantage approximately $42,400 in penalties under the default. In the event Advantage forecloses under rights under the debentures, we could be forced to curtail or cease our business operations.


THE COMPANY IS RELIANT ON MITCHELL J. FRANCIS, ITS CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER AND CHAIRMAN AND IF THE COMPANY LOSES MR. FRANCIS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATIONS

      The success of the Company depends upon the personal efforts and abilities of Mitchell J. Francis, our Chairman of the Board of Directors and the Company's Chief Executive Officer and Chief Financial Officer. Our ability to operate and expand our business is heavily dependent on access to the continued services of Mr. Francis. We may face competition for Mr. Francis (or other key management should we desire to attain the same). We cannot be certain that we will be able to retain Mr. Francis or attract and retain other qualified employees. The loss of Mr. Francis or our inability to attract and retain qualified employees on an as-needed basis could have a material adverse effect on our business and operations. We maintain $1,000,000 of key-man life insurance on the life of Mr. Francis, as to which we are the sole beneficiary, except that it has been assigned as security to Finova Technology Finance, Inc.


OUR FUTURE CAPITAL NEEDS MAY NOT BE MET AND WE MAY FORCED TO ABANDON OR CURTAIL OUR BUSINESS PLAN OR OPERATIONS

      Our growth and continued operations could be impaired by limitations on our access to capital markets. If the market for the ticket broker industry were to weaken for an extended period of time, our ability to raise capital would be substantially reduced. There can be no assurance that capital from outside sources will be available, or that if such financing is available, it may involve issuing securities senior to the common stock or equity financings which will be dilutive to holders of common stock. If our future capital needs are not met, we may be forced to abandon or curtail our business plan.


OUR STOCK IS QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD AND COULD BE SUBJECT TO EXTREME VOLATILITY

      Our common stock is currently quoted under the symbol "TIXC.OB" on the Over-the-Counter Bulletin Board, which is often characterized by low trading volume. A large volume of stock being sold into the market at any one time could cause the stock to rapidly decline in price. In addition, we must comply with ongoing eligibility rules to ensure our common stock is not removed from the Over-the-Counter Bulletin Board, which would materially adversely affect the liquidity and volatility of our common stock.


THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND OUR STOCKHOLDERS MAY BE UNABLE TO LIQUIDATE THEIR SHARES

      Our common stock is listed on the Over-the-Counter Bulletin Board, and there is a limited volume of sales, thus providing a limited liquidity into the market for our shares. As a result of the foregoing, stockholders may be unable to liquidate their shares.


WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE

      We have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our common stock. Our ability to pay dividends is dependent upon, among other things, our future earnings, if any, as well as our operating and financial condition, capital requirements, general business conditions and other pertinent factors. Furthermore, any payment of dividends by us is subject to the discretion of our board of directors. Accordingly, there is no assurance that any dividends will ever be paid on our common stock.

OUR INDUSTRY IS SUBJECT TO COMPETITION AND COMPETITIVE PRESSURES THAT COULD ADVERSELY AFFECT THE COMPANY'S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      We sell unsold tickets on the same day of the performance at one-half of the box office price. Typically, the producers who provide such tickets to us do so on a non-exclusive basis. Therefore, other ticket brokers can enter into competition with us to offer the same or similar service to both producers and customers. We currently have at least two competitors in the Las Vegas market and the possibility exists for others to compete both there and in other markets targeted by us. Other competitors may possess longer operating histories, larger customer bases, longer relationships with producers, and significantly greater financial, technical, marketing, and public relations resources than us. We may not be able to compete successfully and competitive pressures may adversely affect our business, results of operations and financial condition.


WE MAY BE UNABLE TO MANAGE GROWTH WHICH COULD ADVERSELY AFFECT OUR BUSINESS

      Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

      Establish definitive business strategies, goals and objectives. Install and maintain a system of management controls.

      Attract and retain qualified personnel, as well as develop, train and manage management-level and other employees.

      If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline accordingly.


                         RISKS RELATED TO THIS OFFERING


FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 10,876,621 shares of common stock outstanding as of January 6, 2006, 3,488,921 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued debentures convertible into approximately 2,120,000 shares of common stock (assuming a conversion price equal to $0.25).


EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

      The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on September 30, 2005 at an assumed offering price of $0.2646 per share (98% of a recent closing bid price of $0.27 per share), the new stockholders would experience an immediate dilution in the net tangible book value of $0.1985 per share. Dilution per share at prices of $0.1985, $0.1323 and $0.0662 per share would be $0.1712, $0.1439 and $0.1166, respectively.

      As a result, in future periods our net income (loss) per share could decrease, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.


UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

      The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 2% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 10% from each advance. Based on this discount, Cornell Capital Partners will have an incentive to sell immediately to realize the gain on the 2% discount. These discounted sales could cause the price of our common stock to decline, based on increased selling of our common stock.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell in the public market 25,038,703 shares of common stock being registered in this offering, which means that up to 25,038,703 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Our officers and directors and those shareholders who are significant shareholders as defined by the Securities and Exchange Commission will continue to be subject to the provisions of various insider trading and Rule 144 regulations.


THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

      In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the Company has not performed in such a manner to show that the equity funds raised will be used to grow the Company. Such an event could place further downward pressure on the price of common stock. Under the terms of our Standby Equity Distribution Agreement, the Company may request numerous draw downs pursuant to the terms of the Standby Equity Distribution Agreement. Even if the Company uses the Standby Equity Distribution Agreement to grow its revenues and profits or invest in assets which are materially beneficial to the Company, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so, which in turn may cause long holders of the stock to sell their shares, thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the price will decline.

      It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock price.


WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED

      We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $500,000 during any seven trading day period.


WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT IF THE INVESTOR HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

      In the event Cornell Capital Partners holds 9.99% or more of the then-outstanding shares of common stock of the Company, we will be unable to draw down on the Standby Equity Distribution Agreement, since holding in excess of such amount could subject Cornell Capital Partners to restrictions on its ability to sell its common shares in the open market. Currently, Cornell Capital Partners has beneficial ownership of 2.67% of our common stock and therefore we would be able to make draw downs on the Standby Equity Distribution Agreement so long as Cornell Capital's beneficial ownership remains below 9.99%. If Cornell Capital Partner's beneficial ownership becomes 9.99% or more, we would be unable to draw down on the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate sufficient revenues from operations to fund our operating requirements, we could be forced to curtail or cease our operations.


OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR NEW INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system;

      o Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act;

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to the Company. A description of each selling shareholder's relationship to the Company and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                         SHARES      PERCENTAGE OF
                                                       PERCENTAGE        TO BE        OUTSTANDING                       PERCENTAGE
                                                           OF           ACQUIRED      SHARES TO BE                          OF
                                                      OUTSTANDING      UNDER THE     ACQUIRED UNDER      SHARES        OUTSTANDING
                                      SHARES             SHARES         STANDBY       THE STANDBY        TO BE            SHARES
                                   BENEFICIALLY       BENEFICIALLY       EQUITY          EQUITY           SOLD         BENEFICIALLY
                                   OWNED BEFORE       OWNED BEFORE    DISTRIBUTION    DISTRIBUTION       IN THE        OWNED AFTER
SELLING STOCKHOLDERS                 OFFERING         OFFERING(1)      AGREEMENT       AGREEMENT        OFFERING         OFFERING
-----------------------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners, LP            290,000(2)             2.6%     20,408,164            65.23%   20,698,164(3)              0%
Advantage Capital Development
  Corp.                                 572,000(4)            4.99%             --               --     2,220,000(5)              0%
Knightsbridge Holdings, LLC             448,000               4.12%                                       448,000                 0%
Newbridge Securities Corporation         20,000                  *              --               --        20,000                 0%
Worldwide Financial Marketing,
  Inc.                                   36,000                  *              --               --        36,000                 0%
Finova Technology Finance, Inc.          50,000(6)               *              --               --        50,000                 0%
Richardson & Patel, LLP                 357,651(7)            3.26%             --               --       236,539              1.10%
Richard Kraniak                         150,000(6)            1.36%             --                        150,000                 0%
Irwin Olian                             400,000(6)            3.55%             --               --       400,000                 0%
Wall Streets Inside Reporter,
  Inc.                                  140,000               1.29%                                       140,000                 0%
2003 Private Placements Stan
  Nance                                 100,000                  *              --               --       100,000                 0%
Division Eight Holdings, Inc.(8)        255,000(9)            2.33%             --               --        50,000              1.88%
Leo A. Baskar                           348,000(10)           3.17%             --               --        40,000              2.81%
2004 Private Placement
Magic Arts & Entertainment,
  Inc.(11)                               50,000                  *              --               --        50,000                 0%
Robert Mclain                            50,000                  *              --               --        50,000                 0%
Jomarwil, Inc.(12)                      100,000                  *              --               --       100,000                 0%
Gang Consulting(13)                   1,074,875(14)           9.53%             --               --        50,000              9.09%
The Entertainment Group Fund,
  Inc.(15)                              100,000                  *              --               --       100,000                 0%
Daniel P. Marino                         50,000                  *              --               --        50,000                 0%
Doc McGhee                               30,000                  *              --               --        30,000                 0%
Douglas Banker                           20,000                  *              --               --        20,000                 0%

-------------------
*     Less than 1%.

(1) Applicable percentage of ownership is based on 10,876,621 of common stock outstanding as of January 6, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of January 6, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 6, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Consists of shares of common stock received as a commitment fee under the Standby Equity Distribution Agreement on January 20, 2005.

(3) Includes the shares acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement and the 290,000 shares of common stock granted as a commitment fee under the Standby Equity Distribution Agreement on December 7, 2004.

(4)   Consists of the shares of common  stock  underlying  the  warrants and the
      shares  of  common  stock   underlying   conversion  of  the  $530,000  of
      convertible   debentures,   taking  into   account  the  4.99%   ownership
      limitation.

(5) Includes a good faith estimate of the number of shares needed as a result of conversion of the $530,000 of convertible debentures and the 100,000 shares underlying the warrant.

(6)   Consists of shares of common stock underlying warrants.

(7) Consists of 100,000 shares of common stock underlying warrants and 257,651 shares of common stock.

(8) All investment decisions of Division Eight Holdings, Inc. are made by its principal, Pat Dennett.

(9) Consists of 55,000 shares of common stock underlying warrants and 200,000 shares of common stock.

(10) Consists of 88,000 shares of common stock underlying warrants and 260,000 shares of common stock.

(11) All investment decisions of Magic Arts & Entertainment, Inc. are made by its principals, Lee Marshall and Joe Marsh, equally.

(12) All investment decisions Jomarwil, Inc. are made by its principal, Bill Marino.

(13) All investment decisions Gang Consulting are made by its principal, Nancy Gray.

(14) Consists of 400,000 shares of common stock underlying warrants and 674,875 shares of common stock.

(15) All investment decisions The Entertainment Group Fund, Inc. are made by its principal, Jack Utsick.

      The following information contains a description of each selling shareholder's relationship to the Company and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with the Company, except as follows:


SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH THE COMPANY

      CORNELL CAPITAL PARTNERS, LP. Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in a financing transaction with the Company. That transaction is summarized below:

      STANDBY EQUITY DISTRIBUTION AGREEMENT. On December 7, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. At a recent stock price of $0.27 per share, the Company would only be able to receive gross proceeds of $4,600,000 using the 20,408,164 shares being registered in the accompanying registration statement. The Company would be required to register 23,957,409 additional shares at this assumed price to obtain price to obtain the entire $10 million available under the Standby Equity Distribution Agreement. We are registering 20,408,164 shares in this offering, which may be issued under the Standby Equity Distribution Agreement. For the Company to receive gross proceeds of $10,000,000 using the 20,408,164 shares being registered in this prospectus, the price of our common stock would need to average $0.50 per share. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a commitment fee in the form of 290,000 shares of common stock on December 7, 2004. We are also registering these shares in this offering.

      There are certain risks related to sales by Cornell Capital Partners, including:

      The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

      To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

      The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

      Advantage Capital Development Corp. Advantage is the investor under the Securities Purchase Agreement. Jeff Sternberg, the Chief Executive Officer of Advantage, makes the investment decisions on behalf of and controls Advantage. Advantage acquired all shares being registered in this offering in financing transactions with the Company. Those transactions are summarized below:

      o CONVERTIBLE DEBENTURES. Pursuant to a Securities Purchase Agreement entered into on December 7, 2004, as amended January 6, 2005, Advantage purchased $530,000 of convertible debentures. The $530,000 was disbursed as follows: (i) $250,000 was purchased on December 7, 2004 and (ii) the remaining $280,000 was purchased on January 12, 2005. The debentures are convertible at the holder's option from time to time beginning 9 months from the date of close until maturity, at a conversion price equal to the lower of (i) 120% of the volume weighted average price of the common stock on the date of the debentures or (ii) 80% of the volume weighted average price of the common stock for the five trading days immediately preceding the conversion date; provided, however, Advantage is not entitled to convert the debentures for a number of shares of common stock of the Company in excess of that number of shares of common stock, which upon giving effect to such conversion, would cause the aggregate number of shares of common stock of the Company beneficially owned by Advantage and its affiliates to exceed 4.99% of the outstanding shares of the common stock of the Company following such conversion. Notwithstanding the foregoing, the conversion price may not be less than $0.25 per share. The debentures are secured by the assets of the Company. The debentures mature on March 7, 2006 and accrue interest at 5% per annum. Advantage received 10% of the gross proceeds of the debentures. We have the right to redeem the debentures upon 3 business days' notice for 120% of the amount redeemed plus any accrued interest. We are registering 2,120,000 shares of common stock under this prospectus under the debentures. Please refer to "Management's Discussion and Analysis or Plan of Operation," for additional provisions of this transaction. On September 22, 2005, we received a Notice of Default from Advantage Capital in connection with the secured debentures issued to Advantage Capital. The Notice of Default stated that we were in default of our obligations under the Investor Registration Rights Agreement, dated February 24, 2005, but did not specify the terms of such default. On September 28, 2005, we received a Notice of Default from Advantage Capital's counsel specifying the nature of our default. Such default resulted from the Company's failure to pay an originally unspecified amount of liquidated damages as a result of the Company's failure to have its registration statement declared effective by the specified filing date in accordance with the terms of the debenture. On October 27, 2005, Advantage rescinded such Notice of Default and accepted the Company's proposed payment plan as to cure the liquidated damages owed to Advantage. The proposed payment plan consists of three equal installments of $10,600, payable on the 18th day of each month beginning October 18, 2005 and ending December 18, 2005 (the "Payment Plan"). The Company agreed to make all payments in full according to the payment schedule and to have the Company's registration statement declared effective by the United States Securities and Exchange Commission by no later than November 30, 2005. If the registration statement is declared effective by November 30, 2005, Advantage shall forgo the October and November payments due from the Company according to the Payment Plan. If the Company's registration statement is not declared effective by such date, the Notice of Default shall be reinstated and all amounts due and owing to Advantage shall immediately become payable. To date, we have not been successful in negotiating an extension with Advantage of the November 30, 2005 deadline. We are currently in default under these secured convertible debentures. As of January 15, 2006, the Company owes Advantage approximately $42,400 in penalties under the default.

      o WARRANT. Pursuant to the Securities Purchase Agreement entered into on December 7, 2004, Advantage received a warrant to purchase 100,000 shares of common stock of the Company. The warrant has an exercise price of $0.25. The warrant expires on December 7, 2007. We are registering the 100,000 shares of common stock underlying the warrant in this offering.

      KNIGHTSBRIDGE HOLDINGS, LLC. Pursuant to a financial engagement agreement entered into with the Company, Knightsbridge received 448,000 shares of the Company's common stock on January 6, 2005, in consideration for consulting services provided to the Company relating to the financial, strategic and related developmental growth of the Company. These shares are being registered in this offering. Alyce Schreiber, Knightsbridge's Managing Member, makes the investment decisions on behalf of and controls Knightsbridge. Please refer to "Management's Discussion and Analysis or Plan of Operation," for additional provisions of this transaction.

      NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is an unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Standby Equity Distribution Agreement, Newbridge Securities Corporation was granted 20,000 shares of the Company's common stock on December 7, 2004, as a placement agent fee. These shares are being registered in this offering. All investment decisions of Newbridge Securities Corporation are made by its President, Guy S. Amico.


      OTHER SELLING SHAREHOLDERS

      WORLDWIDE FINANCIAL MARKETING, INC. Pursuant to a now-terminated Investor Relations/Financial Public Relations Consulting Agreement (the "Investor Relations Agreement"), Worldwide Financial Marketing, Inc. ("Worldwide") provided the Company with investor and financial public relations services.
Pursuant to the Investor Relations Agreement, the Company issued Worldwide 36,000 shares of common stock as compensation for its services to the Company. These shares are being registered in this offering. All investment decisions of Worldwide are made by its President, Floyd J. Stumpf.

      FINOVA  TECHNOLOGY  FINANCE,  INC.  On  December  31,  1996,  the  Company
completed a financing agreement with Finova Technology Finance, Inc., ("Finova"), which was structured as a sale-leaseback transaction of certain equipment owned by the Company. Effective June 25, 2001, the Company completed a Second Modification Agreement and Waiver of Defaults with Finova which provided for, among other things, the issuance of common stock purchase warrants to Finova to purchase 25,000 shares of common stock at $0.50 per share and 25,000 shares of common stock at $1.00 per share, exercisable through June 25, 2011, which have been issued to Finova. We are registering the 50,000 shares of common stock underlying these warrants in this offering. All investment decisions of Finova are made by an officer of Finova, Mike McCauley.

      RICHARDSON & PATEL, LLP. The Company issued a Common Stock Purchase Warrant to Erick D. Richardson, a partner in the law firm of Richardson & Patel, LLP, on June 16, 2004 to purchase 100,000 shares of common stock of the Company for legal services rendered to the Company. The warrant is exercisable one-half at $0.50 per share and one-half at $1.00 per share (subsequently reduced to $0.50 per share on January 31, 2005). The Company issued 136,539 shares to Erick
D. Richardson on February 1, 2005 for legal services rendered to the Company. We are registering the 100,000 shares of common stock underlying the warrant and the 136,539 shares of common stock in this offering. All investment decisions of Richardson & Patel, LLP are made by its principal, Erick D. Richardson.

      RICHARD KRANIAK. The Company issued a common stock purchase warrant to Mr. Kraniak on January 11, 2004 to purchase 150,000 shares of common stock of the Company for consulting services rendered by Mr. Kraniak to the Company. The exercise price is 50,000 shares at $0.25 per share and 100,000 shares at $0.30 per share. The warrant expires on June 11, 2007. We are registering the 150,000 shares of common stock underlying the warrant in this offering.

      IRWIN OLIAN. The Company issued a common stock purchase warrant to Mr. Olian on February 18, 2004 to purchase 400,000 shares of common stock of the Company for consulting services rendered by Mr. Olian to the Company. The exercise price of the 400,000 shares is $0.10 per share. The warrant expires on October 10, 2006. We are registering the 400,000 shares of common stock underlying the warrant in this offering.

      WALL STREETS INSIDE REPORTER, INC. Pursuant to a Consulting Agreement (the "Consulting Agreement"), Wall Streets Inside Reporter, Inc. ("Wall Streets") provides the Company with marketing and strategic planning services. Pursuant to the Consulting Agreement, the Company issued Wall Streets 140,000 shares of common stock on June 30, 2005 as compensation for its services to the Company. All of these shares are being registered in this offering. All investment decisions of Wall Streets are made by its principal, Michael Elliott.


2003 PRIVATE PLACEMENT

      From January through March 2003, the Company conducted a private placement offering, to the investors listed under this heading in the selling stockholders' table above, consisting of units comprised of four shares of common stock and four common stock purchase warrants for each $1.00 invested. The warrants were exercisable at $0.50 per share for a period of 30 months from the date of issuance and have since expired and are no longer exercisable. The Company raised a total of $47,500 and issued 190,000 shares of common stock and 190,000 common stock purchase warrants. We are registering the 190,000 shares of common stock in this offering.


2004 PRIVATE PLACEMENTS

      From April through June of 2004, the Company sold 450,000 shares of its common stock to the investors listed under this heading in the selling stockholders' table above in a private placement at $0.50 per share, generating $225,000 of equity capital. We are registering these shares in this offering.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be 98% of, or a 2% discount to, the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. The Company will pay Cornell Capital Partners 10% of each advance as an additional fee. In addition, the Company may receive up to $195,000 upon exercise of the 800,000 outstanding warrants covered by this prospectus (assuming that the warrant holder does not acquire shares by a "cashless" exercise), which will be used for working capital purposes.

      Pursuant to the Standby Equity Distribution Agreement, the Company cannot draw more than $500,000 every seven trading days or more than $10,000,000 over twenty-four months.

      For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 10% retainage payable to Cornell Capital Partners under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross Proceeds                                $ 5,400,000    $ 3,500,000    $ 2,300,000    $ 1,000,000
Net Proceeds                                  $ 4,775,000    $ 3,065,000    $ 1,985,000    $   815,000
Number of Shares Issued Under the Equity
  Distribution Agreement at an Assumed
  Offering Price of $0.2646 (98% of Market
  Price)                                       20,408,164     13,227,513      8,692,366      3,779,290

USE OF PROCEEDS:
Working Capital                               $ 4,775,000    $ 3,065,000    $ 1,985,000    $   815,000
                                              -----------    -----------    -----------    -----------

TOTAL                                         $ 4,775,000    $ 3,065,000    $ 1,985,000    $   815,000
                                              ===========    ===========    ===========    ===========

----------

(1) We are registering 20,408,164 shares of common stock to be issued under the Standby Equity Distribution Agreement.

      The Standby Equity Distribution Agreement limits the Company's use of proceeds to general corporate purposes and prohibits the use of proceeds to pay any judgment or liability incurred by any officer, director or employee of the Company, except under certain limited circumstances.

                                    DILUTION

      The net tangible book value of the Company as of September 30, 2005 was $(2,707,937) or $(0.2490) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to the Company, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.2646 per share, based on a recent share price of $0.27

      If we assume that we had issued 20,408,164 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.2646 per share (i.e., the number of shares registered in this offering under the Standby Equity Distribution Agreement), less retention fees of $540,000 and offering expenses of $85,000, our net tangible book value as of September 30, 2005 would have been $2,067,063 or $0.0661 per share. Note that at an offering price of $0.2646 per share, we would receive net proceeds of $4,775,000 of the $10,000,000 available under the Standby Equity Distribution Agreement. At an assumed offering price of $0.2646, Cornell Capital Partners would receive a discount of $650,204 on the purchase of 20,408,164 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.2920 per share and an immediate dilution to new stockholders of $0.1985 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                              $0.2646
Net tangible book value per share before this offering          $(0.2490)
Increase attributable to new investors                           $0.3150
                                                                ---------
Net tangible book value per share after this offering                                $0.0661
                                                                                     --------
Dilution per share to new stockholders                                               $0.1985
                                                                                     ========

      The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                ASSUMED         NUMBER OF TO        DILUTION PER
                               OFFERING          SHARES BE          SHARE TO NEW
                                PRICE              ISSUED             INVESTORS
                                $0.2646        20,408,164(1)           $0.1985
                                $0.1985        20,408,164(1)           $0.1712
                                $0.1323        20,408,164(1)           $0.1439
                                $0.0662        20,408,164(1)           $0.1166


(1) This represents the maximum number of shares of common stock that are being registered under the Standby Equity Distribution Agreement at this time.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

SUMMARY


      On December 7, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partner will purchase shares of the Company's common stock for a total discount of 12% of the common stock's market price. The total 12% discount consists of the two (2) discounts described below. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of, or a 2% discount to, the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Cornell Capital Partners will retain 10% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the equity line.


STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED

      Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on the Company for any of the draws other than that we have filed our periodic and other reports with the Securities and Exchange Commission, delivered the stock for an advance, the trading of the Company common stock has not been suspended, and we have given written notice and associated correspondence to Cornell Capital Partners. The commitment amount of the Standby Equity Distribution Agreement is $10,000,000. At a recent stock price of $0.27 per share, the Company would only be able to receive gross proceeds of $5,400,000 using the 20,408,164 shares being registered in the accompanying registration statement under the Standby Equity Distribution Agreement. The Company would be required to register 17,384,732 additional shares at this assumed price to obtain the entire $10 million available under the Standby Equity Distribution Agreement. We are limited however, in our ability to request advances under the Standby Equity Distribution Agreement based on the number of shares we have registered in this registration statement. In order to access all funds available to us under the Standby Equity Distribution Agreement with the 20,408,164 shares being registered in this offering, the average price of shares sold under the Standby Equity Distribution Agreement would need to be $0.50 per share.

      We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange
Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first. Upon effectiveness of the accompanying registration statement, it is the Company's current intention to periodically sell shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement to fund the Company's operations and financial commitments, subject to the trading activity and trading range of the Company's common stock, as well as general market conditions.

      The amount of each advance is subject to a maximum amount of $500,000, and we may not submit an advance within five trading days of a prior advance. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.99% of our outstanding common stock. As of January 6, 2006, the beneficial ownership of Cornell Capital Partners of the Company's common stock is currently 2.67% and therefore we would be permitted to make draws on the Standby Equity Distribution Agreement so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.99%. A possibility exists that Cornell Capital Partners may own more than 9.99% of the Company's outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement.

      We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we sold the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.27 per share, we would issue 20,408,164 shares of common stock to Cornell Capital Partners and receive gross proceeds of $5,400,000. These shares would represent 65.23% of our outstanding common stock upon issuance. We will need to register additional shares of common stock in order to fully utilize the $10,000,000 available under the Standby Equity Distribution Agreement if the average price at which we sell shares under the Standby Equity Distribution Agreement is less than $0.50 per share.

      There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.27 per share and 25%, 50% and 75% discounts to the recent price.

Market Price:                                     $0.2700          $0.2025          $0.1350        $0.0675
Purchase Price (98% of Market Price):             $0.2646          $0.1985          $0.1323        $0.0662
Number of Shares(1):                           20,408,164       20,408,164       20,408,164     20,408,164
Total Outstanding(2):                          31,284,785       31,284,785       31,284,785     31,284,785
Percent Outstanding(3):                            65.23%           65.23%           65.23%         65.23%
Net Cash to the Company(4):                    $4,755,000       $3,560,919       $2,345,000     $1,130,918


(1) Represents the number of shares of common stock being registered in this Registration Statement to be issued pursuant to the Standby Equity Distribution Agreement at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) Net cash equals the gross proceeds minus the 10% retainage and $85,000 in offering expenses.

      Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from the Company under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty
(50) trading days other than due to acts by Cornell Capital Partners or if the Company fails materially to comply with certain terms of the Standby Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

      All fees and expenses under the Standby Equity Distribution Agreement will be borne by the Company. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a commitment fee in the form of 290,000 shares of common stock on December 7, 2004 and received an additional 290,000 shares of common stock on January 17, 2006.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. Cornell Capital Partners will retain 10% of the proceeds received by us under the Standby Equity Distribution Agreement and received a commitment fee in the form of 290,000 shares on December 7, 2004 and received an additional 290,000 shares of common stock on January 17, 2006. The 10% retainage and commitment fee in the form of 580,000 shares of common stock are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 20,000 shares of the Company's common stock.

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all of the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, the Company expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 10% of the gross proceeds received under the Standby Equity Distribution Agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 20,000 shares of the Company's common stock. The offering expenses consist of: a SEC registration fee of $740, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,760. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

      We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

      The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion of the financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes thereto. The following discussion contains certain forward-looking statements that involve risk and uncertainties. Our actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, risks and uncertainties related to the need for additional funds, the rapid growth of the operations and our ability to operate profitably after the initial growth period is completed. We undertake no obligation to publicly release the results of any revisions to those forward-looking statements that may be made to reflect any future events or circumstances.


GOING CONCERN

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company had a net loss of $1,617,365 and negative cash flow from operations of $534,323 during the year ended December 31, 2004, and had a working capital deficiency of $1,265,185 and a stockholders' deficiency of $2,010,795 at December 31, 2004. During the nine months ended September 30, 2005, the Company incurred a further net loss of $1,308,120, and had a working capital deficiency of $2,217,284 and a stockholders' deficiency of $2,707,937 at September 30, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

      The Company will require additional capital to fund operating and debt service requirements and to expand the operations of Tix4Tonight and the service requirements and to expand the operations of Tix4Tonight, and the Company has been exploring various alternatives to raise this required capital, including obtaining funding under the Standby Equity Distribution Agreement. To the extent that the Company is unable to secure the capital necessary to fund its future cash requirements on a timely basis and/or under acceptable terms and conditions, the Company may not have sufficient cash resources to maintain operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      The Company prepared its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

      The following critical accounting policies affect the more significant judgments and estimates used in the preparation of the Company's consolidated financial statements.


REVENUE RECOGNITION AND PRESENTATION

      The Company's Las Vegas show ticketing business recognizes as revenue the commissions and related transaction fees earned from the sale of Las Vegas show tickets at the time the tickets are paid for by and delivered to the customers. The Company's commissions are calculated based on the face value of the show tickets sold. With certain exceptions, ticket sales are generally non-refundable, although same-day exchanges of previously sold tickets are permitted. Claims for ticket refunds are generally received and paid the day after the show date and are charged back to the respective shows. The refunds are recorded as a reduction to the Company's commissions and fees at the time they are processed. The Company does not have accounts receivable associated with its sales transactions, as payment is collected at the time of sale.

IMPAIRMENT OF LONG-LIVED ASSETS

      The Company's long-lived assets consist of property and equipment. In assessing the impairment of property and equipment, the Company makes assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or the related assumptions change in the future, the Company may be required to record impairment charges for these assets.


INCOME TAXES

      The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made. Likewise, should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.


OVERVIEW

      During the year ended December 31, 2003, the Company operated two ride facilities for the full year, as well as one ride facility in a joint venture through February 15, 2003 (see "Dave & Buster's, Inc. Joint Venture" below). The Company operated a ride facility located in Las Vegas, Nevada (the "Las Vegas Facility"), which commenced operations in October 1994 and was located in the Forum Shops at Caesar's Palace Hotel and Casino (the "Forum Shops"), a high traffic tourist mall located between Caesar's Palace Hotel and Casino and the Mirage Hotel, in Las Vegas, Nevada, and a ride facility located in Edmonton, Alberta, Canada (the "West Edmonton Mall Facility"), which commenced operations in August 1995 and was located in the West Edmonton Mall, a high traffic shopping mall. The Las Vegas ride facility provided approximately 94% of the Company's consolidated revenues in 2003, and was the Company's primary source of operating cash flow in 2003.

      The Las Vegas Facility and the West Edmonton Mall Facility were closed on or about December 31, 2003, thus terminating this line of business. Three other ride facilities were previously closed between January 1998 and June 2002. This line of business is presented as a discontinued operation in the Company's consolidated financial statements for the year ended December 31, 2003.

      Since early 2003, the Forum Shops had been engaged in construction related to an expansion program immediately adjacent to the Company's Las Vegas ride facility, which the Company believed negatively impacted customer traffic and operating conditions at this ride facility during 2003. The Company had been in discussions with the management of the Forum Shops regarding this issue, as a result of which the Company suspended the payment of rent on the Las Vegas ride facility lease during mid-2003. During October 2003, the Forum Shops commenced litigation against the Company to collect back rent and to evict the Company's ride facility and terminate the Company's lease. As a result of the aforementioned factors, the Company's business, operating results and financial condition were adversely affected, which contributed to the Company's decision to close this ride facility on or about December 31, 2003.

      Effective December 15, 2005, the Company and the Forum Shops entered into a Settlement Agreement and Mutual Release of Claims with respect to the lawsuit filed by the Forum Shops in the District Court of Clark County, Nevada, Case No. A474243, entitled, Forum Developers Limited v. Cinema Ride, Inc. The Company and the Forum Shops agreed that the Forum Shops shall make one payment to the company in the amount of $50,000 in complete settlement of this matter. In addition, the Forum Shops and the Company agreed to mutually release each other from any and all claims with respect to the Company's lease with the Forum Shops and any and all transactions in connection therewith. In connection with this settlement, a substantial portion of the liabilities related to discontinued operations will be eliminated from the audited financial statements for the year ended December 31, 2005.


TICKETS2NITE, LLC

      The Company owned 50% of a business venture named Tickets2Nite, LLC, a Nevada limited liability company, which was formed on September 24, 2002 pursuant to an Operating Agreement, with the other 50% owned by Entasis, LLC ("Entasis"), an independent third party owned by Hal Kolker ("Kolker"). The business venture, which commenced operations during November 2002, sold tickets to Las Vegas shows at 50% of the original box office price, on the same day of the performance, from a ticket booth located on the Las Vegas Strip. The Operating Agreement specified that the Company would oversee the day-to-day operations of the business venture.

      A leading beverage company had entered into a marketing sponsorship agreement with Tickets2Nite, LLC beginning July 1, 2002 and ending June 30, 2007. As part of the marketing sponsorship agreement, Tickets2Nite, LLC granted the beverage company warrants (having a fair value of $250,000) to purchase a 5% ownership interest in Tickets2Nite, LLC, exercisable for a period of five years at 25% of the fair market value of such 5% ownership interest at the time the warrant was exercised, as determined by a mutually acceptable investment banking firm. The fair value of the warrants was being amortized over the five year term of the marketing sponsorship agreement.

      On December 24, 2002, the Company filed a lawsuit against Entasis and Kolker in the Clark County, Nevada District Court (the "Court"). The lawsuit related to matters concerning the management and funding of the new business venture. Entasis and Kolker funded only $95,000 of its $200,000 equity commitment, and were impermissibly interfering with the operations of the new business venture.

      Trial with respect to the Company's lawsuit against Entasis and Kolker was held on May 7 through 9, 2003. On October 1, 2003, the Court rendered its Decision and Order with respect to the parties' ownership rights and management rights and obligations with respect to Tickets2Nite, LLC. The Court found that the Tickets2Nite, LLC Operating Agreement was valid, clear and unambiguous; that although Entasis and Kolker asserted many defenses to the validity of the Operating Agreement, they were without merit; and that Entasis and Kolker breached the Operating Agreement by not funding his portion of the capital contribution. Furthermore, with regard to Entasis and Kolker's counterclaims, the Court found for the Company on all counts.

      The Court ruled that the parties were unable to operate the business together pursuant to the Operating Agreement, and therefore ordered that Tickets2Nite, LLC be dissolved. The Court appointed an independent third party to assist in the dissolution of Tickets2Nite, LLC. Accordingly, the business operations of Tickets2Nite, LLC were terminated effective December 31, 2003.

      As of December 31, 2003, the Company's net investment in Tickets2Nite, LLC was $462,179. During the year ended December 31, 2004, as a result of the dissolution of Tickets2Nite, LLC, the Company received cash distributions of $457,179 and the return of a $5,000 deposit, which completed the dissolution of Tickets2Nite, LLC and the disposition of the Company's investment in such entity.

      Most of the assets developed by the Company for the Tickets2Nite business were distributed to the Company's Las Vegas show ticketing business, Tix4Tonight, including all management staff, software and technology, computers and server systems, and other fixed assets with an aggregate net book value, net of related liabilities, of $120,999.

      Effective May 4, 2004, the aforementioned parties entered into a settlement agreement and release that resolved all pending litigation and claims by and among the parties. The resolution of these legal proceedings did not have a significant effect on the Company's financial condition.

      As a result of the dissolution of Tickets2Nite, LLC, the sub-lease agreement and marketing sponsorship agreement with the beverage company did not continue. Accordingly, deferred marketing costs of $175,000 were considered impaired and charged to operations by Tickets2Nite LLC at December 31 2003 impaired and charged to operations by Tickets2Nite, LLC at December 31, 2003.

      The Company accounted for its investment in Tickets2Nite, LLC under the equity method of accounting, since it did not have majority voting control. The Company recorded $240,060 as its proportionate share of net income from Tickets2Nite, LLC for the year ended December 31, 2003. Based on the court-ordered dissolution of Tickets2Nite, LLC, the Company also recorded a gain of $174,005 from the dissolution of Tickets2Nite, LLC at December 31, 2003, which was based on the Company's proportionate share of capital invested in Tickets2Nite, LLC. Accordingly, the Company's aggregate equity in net income of joint venture for the year ended December 31, 2003 was $414,065. The Company did not receive any distributions from Tickets2Nite, LLC in 2003.


TIX4TONIGHT, LLC

      On January 1, 2004, the Company commenced the operation of a same-day discount ticket business at a different location and under a different name on the Las Vegas Strip through the formation of a wholly-owned Nevada limited liability company, Tix4Tonight, LLC, which was organized in December 2003. The Company owns 100% of Tix4Tonight, LLC, which operates its business under the name "Tix4Tonight", and which has been the Company's only source of operating revenues since January 1, 2004. The operations of Tickets2Nite, LLC and
Tix4Tonight, LLC are not directly comparable, since Tickets2Nite, LLC was accounted for under the equity method of accounting and Tix4Tonight, LLC is consolidated with the Company's operations. The Company's competition includes its former partner in Tickets2Nite, LLC, which operates the same type of business in Las Vegas that competes with Tix4Tonight, LLC from one site on the Las Vegas Strip.

      Most of the assets developed by the Company for the Tickets2Nite business were distributed to the Company's Tix4Tonight business, including all management staff, software and technology, computers and server systems, and other fixed assets.

      Tix4Tonight generally sells show tickets under short-term, non-exclusive agreements with approximately 50 Las Vegas shows, out of a total of approximately 85 Las Vegas shows running at any one time, and typically offers tickets for approximately 40 shows on any given day at half-price plus a service fee. Tix4Tonight does not know exactly what shows it will be able to offer tickets for until the same day of the show. There are usually many more tickets available each day than are sold, although it is not uncommon for Tix4Tonight to sell-out its supply of tickets for individual shows. The shows are paid on a weekly basis only for the tickets that Tix4Tonight actually sells to customers, thus Tix4Tonight has no financial risk with respect to unsold tickets.

      The Company conducts the operations of Tix4Tonight at three locations on the Las Vegas Strip: South Strip at the Hawaiian Marketplace Shopping Center (which commenced operations in November 2005 and replaced the location next to the Harley-Davidson Cafe at Harmon); the Fashion Show Mall Strip entrance in front of Neiman-Marcus (which commenced operations in February 2005); and North Strip across from the Stardust Hotel and Casino. A new downtown Las Vegas facility at the Four Queens Hotel fronting onto the Fremont Street Experience opened in late 2005.


DAVE & BUSTER'S, INC. JOINT VENTURE

      On May 29, 1998, the Company entered into a three-year joint venture operating agreement with Dave & Buster's, Inc. to install a ride simulator at Dave & Buster's, Inc. facility in Atlanta, Georgia. Although the joint venture agreement was not formally extended subsequent to its expiration, the operations of the joint venture continued on a month-to-month basis until February 15, 2003, when the joint venture ceased operations and was formally terminated. The Company recorded a loss with respect to the closure of this facility of $246,122 at December 31, 2002 as a result of the impairment of the value of the fixed assets. During 2003, the Company recorded an additional loss of $19,418 with respect to the closure of this facility, which has been included in the loss from closure of discontinued operations in the consolidated statement of operations for the year ended December 31, 2003.


RESULTS OF OPERATIONS


      THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

      REVENUES. Revenues from ticket commissions and fees were $740,989 for the three months ended September 30, 2005, as compared to $407,724 for the three months ended September 30, 2004, an increase of $333,265 or 81.7%. Commissions and fees were earned on the gross sales value of show tickets sold to customers of $2,756,691 for the three months ended September 30, 2005, as compared to $1,572,679 for the three months ended September 30, 2004, an increase of $1,184,012 or 75.3%.

      DIRECT COSTS OF REVENUES. Direct costs of revenues were $372,905 for the three months ended September 30, 2005, as compared to $226,823 for the three months ended September 30, 2004, an increase of $146,082 or 64.4%. Direct costs of revenues decreased to 50.3% of revenues for the three months ended September 30, 2005, as compared to 55.6% of revenues for the three months ended September 30, 2004, as a result of a slower rate of increase in direct costs of revenues as compared to the growth in revenues in 2005 as compared to 2004. Direct costs of revenues increased on an absolute basis as a result of an increase in rent expense related to the increase in the number of ticketing locations, and the hiring of additional employees to staff these locations.

      SELLING AND MARKETING EXPENSES. Selling and marketing expenses were $75,825 for the three months ended September 30, 2005, as compared to $106,483 for the three months ended September 30, 2004, a decrease of $30,658 or 28.8%. Since the Company's Tix4Tonight operations commenced operations effective January 1, 2004, the first several months of 2004 were the initial period of operations for Tix4Tonight. The decrease in selling and marketing expenses in 2005 as compared to 2004 was a result of the Company incurring significant introductory promotional expenditures for its Tix4Tonight operations during the three months ended September 30, 2004.

      Selling and marketing expenses consist primarily of advertising and promotional costs related to the Tix4Tonight business. The Company does not expect selling and marketing expenses to increase significantly to the extent that the Company opens additional ticket booths in Las Vegas.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $381,976 for the three months ended September 30, 2005, as compared to $424,588 for the three months ended September 30, 2004, a decrease of $42,612 or 10.0%, primarily as a result of a decrease in consulting and advisory fees. Included in general and administrative expenses were non-cash consulting and advisory fees of $5,000 for the three months ended September 30, 2005, as compared to $112,901 for the three months ended September 30, 2004.

      Significant components of general and administrative expenses consist of personnel and personnel-related costs, insurance, legal and accounting fees, consulting and advisory fees, and occupancy costs.

      DEPRECIATION AND AMORTIZATION. Depreciation and amortization was $27,230 for the three months ended September 30, 2005, as compared to $15,294 for the three months ended September 30, 2004, an increase of $11,936 or 78.0%, primarily as a result of increased depreciation and amortization incurred with respect to leasehold improvements and equipment acquired for Tix4Tonight.

      LOSS FROM OPERATIONS. As a result of the aforementioned factors, the loss from operations was $116,947 for the three months ended September 30, 2005, as compared to a loss from operations of $365,464 for the three months ended September 30, 2004.

      INTEREST INCOME. Interest income was $2 for the three months ended September 30, 2005. There was no interest income for the three months ended September 30, 2004.

      OTHER INCOME. Other income was $100,000 for the three months ended September 30, 2005, as compared to other income of $26,612 for the three months ended September 30, 2004.

      During August 2004, the Company relocated the administrative offices of Tix4Tonight to a new office facility in Las Vegas, Nevada, under a long-term lease. During March 2005, the lease for the Las Vegas administrative offices of Tix4Tonight was amended to provide an early termination provision, which entitled the Company to receive a cash payment of $100,000 upon delivery of a notice of early termination to the landlord. On April 1, 2005, the Company issued a notice of early termination to the landlord and received a cash payment of $100,000, as a result of which the Company was required to vacate the premises by October 1, 2005, unless it made alternative arrangements with the landlord. The Company recognized the $100,000 cash payment as other income at September 30, 2005, as it completed arrangements for a new office facility lease during the three months ended September 30, 2005.

      INTEREST EXPENSE. Interest expense was $181,851 for the three months ended September 30, 2005, as compared to $48,246 for the three months ended September 30, 2004, an increase of $133,605, primarily as a result of non-cash interest charges of $96,621 incurred as a result of the amortization of the discount and costs related to the Debentures that were issued in December 2004 and January 2005, and $15,547 of additional interest expense as a result of the Company's failure to timely file and have declared effective a registration statement with the Securities and Exchange Commission to register the shares of common issuable upon conversion of the Debentures. The registration statement was filed with the Securities and Exchange Commission on July 20, 2005.

      LOSS FROM CONTINUING OPERATIONS. As a result of the aforementioned factors, the loss from continuing operations was $198,796 for the three months ended September 30, 2005, as compared to a loss from continuing operations of $387,098 for the three months ended September 30, 2004.

      INCOME (LOSS) FROM DISCONTINUED OPERATIONS. Income from discontinued operations was $102,617 for the three months ended September 30, 2005, as compared to a loss from discontinued operations of $37,809 for the three months ended September 30, 2004, relating to the Company's former ride simulator business, which was terminated effective December 31, 2003.

      NET LOSS. As a result of the aforementioned factors, net loss was $96,179 for the three months ended September 30, 2005, as compared to a net loss of $424,907 for the three months ended September 30, 2004.

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

      REVENUES. Revenues from ticket commissions and fees were $1,891,678 for the nine months ended September 30, 2005, as compared to $1,076,170 for the nine months ended September 30, 2004, an increase of $815,508 or 75.8%. Commissions and fees were earned on the gross sales value of show tickets sold to customers of $7,210,940 for the nine months ended September 30, 2005, as compared to $4,145,809 for the nine months ended September 30, 2004, an increase of $3,065,131 or 73.9%.

      DIRECT COSTS OF REVENUES. Direct costs of revenues were $1,082,744 for the nine months ended September 30, 2005, as compared to $566,868 for the nine months ended September 30, 2004, an increase of $515,876 or 91.0%. Direct costs of revenues increased to 57.2% of revenues for the nine months ended September 30, 2005, as compared to 52.7% of revenues for the nine months ended September 30, 2004, as a result of a faster rate of increase in direct costs of revenues as compared to the growth in revenues in 2005 as compared to 2004. Direct costs of revenues increased on an absolute basis as a result of an increase in rent expense related to the increase in the number of ticketing locations, and the hiring of additional employees to staff these locations.

      SELLING AND MARKETING EXPENSES. Selling and marketing expenses were $235,603 for the nine months ended September 30, 2005, as compared to $308,466 for the nine months ended September 30, 2004, a decrease of $72,863 or 23.6%. Since the Company's Tix4Tonight operations commenced operations effective January 1, 2004, the first several months of 2004 were the initial period of operations for Tix4Tonight. The decrease in selling and marketing expenses in 2005 as compared to 2004 was a result of the Company incurring significant introductory promotional expenditures for its Tix4Tonight operations during the nine months ended September 30, 2004.

      Selling and marketing expenses consist primarily of advertising and promotional costs related to the Tix4Tonight business. The Company does not expect selling and marketing expenses to increase significantly to the extent that the Company opens additional ticket booths in Las Vegas.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $1,517,759 for the nine months ended September 30, 2005, as compared to $1,131,069 for the nine months ended September 30, 2004, an increase of $386,690 or 34.2%, primarily as a result of an increase in legal fees, accounting and auditing fees, consulting and advisory fees, and investor relations fees. The Company incurred such increased fees primarily as a result of its efforts to raise additional capital and develop investor interest in the Company. Included in general and administrative expenses were non-cash consulting and advisory fees of $237,996 for the nine months ended September 30, 2005 (including $172,000 related to the issuance of warrants to Gang Consulting Ltd.), as compared to $227,651 for the nine months ended September 30, 2004.

      Significant components of general and administrative expenses consist of personnel and personnel-related costs, insurance, legal and accounting fees, consulting and advisory fees, and occupancy costs.

      DEPRECIATION AND AMORTIZATION. Depreciation and amortization was $66,622 for the nine months ended September 30, 2005, as compared to $45,654 for the nine months ended September 30, 2004, an increase of $20,968 or 45.9%, primarily as a result of increased depreciation and amortization incurred with respect to leasehold improvements and equipment acquired for Tix4Tonight.

      LOSS FROM OPERATIONS. As a result of the aforementioned factors, the loss from operations was $1,011,050 for the nine months ended September 30, 2005, as compared to a loss from operations of $975,887 for the nine months ended September 30, 2004.

      INTEREST INCOME. Interest income was $8 for the nine months ended September 30, 2005, as compared to $10 for the nine months ended September 30, 2004.

      OTHER INCOME. Other income was $100,000 for the nine months ended September 30, 2005, as compared to other income of $26,884 for the nine months ended September 30, 2004.

      During August 2004, the Company relocated the administrative offices of Tix4Tonight to a new office facility in Las Vegas, Nevada, under a long-term lease. During March 2005, the lease for the Las Vegas administrative offices of Tix4Tonight was amended to provide an early termination provision, which entitled the Company to receive a cash payment of $100,000 upon delivery of a notice of early termination to the landlord. On April 1, 2005, the Company issued a notice of early termination to the landlord and received a cash payment of $100,000, as a result of which the Company was required to vacate the premises by October 1, 2005, unless it made alternative arrangements with the landlord. The Company recognized the $100,000 cash payment as other income at September 30, 2005, as it completed arrangements for a new office facility lease during the three months ended September 30, 2005.

      INTEREST EXPENSE. Interest expense was $491,302 for the nine months ended September 30, 2005, as compared to $140,220 for the nine months ended September 30, 2004, an increase of $351,082, primarily as a result of non-cash interest charges of $289,863 incurred as a result of the amortization of the discount and costs related to the Debentures that were issued in December 2004 and January 2005, and $47,700 of additional interest expense as a result of the Company's failure to timely file and have declared effective a registration statement with the Securities and Exchange Commission to register the shares of common issuable upon conversion of the Debentures. The registration statement was filed with the Securities and Exchange Commission on July 20, 2005.

      LOSS FROM CONTINUING OPERATIONS. As a result of the aforementioned factors, loss from continuing operations was $1,402,344 for the nine months ended September 30, 2005, as compared to a loss from continuing operations of $1,089,213 for the nine months ended September 30, 2004.

      INCOME (LOSS) FROM DISCONTINUED OPERATIONS. Income from discontinued operations was $94,224 for the nine months ended September 30, 2005, as compared to a loss from discontinued operations of $54,732 for the nine months ended September 30, 2004, relating to the Company's former ride simulator business, which was terminated effective December 31, 2003.

      NET LOSS. As a result of the aforementioned factors, net loss was $1,308,120 for the nine months ended September 30, 2005, as compared to a net loss of $1,143,945 for the nine months ended September 30, 2004.


      YEARS ENDED DECEMBER 31, 2004 AND 2003

      For the year ended December 31, 2004, the Company's only source of operating revenues was from its wholly-owned Nevada limited liability company, Tix4Tonight, LLC, which commenced the operations of a same-day, half-price show ticketing business in Las Vegas on January 1, 2004.

      REVENUES. Revenues from ticket commissions and fees were $1,557,459 for the year ended December 31, 2004. As Tix4Tonight commenced operations on January 1, 2004, the Company did not have any comparable revenues for the year ended December 31, 2003. Commissions and fees were earned on the gross sales value of show tickets sold to customers of $6,066,538 for the year ended December 31, 2004.

      DIRECT COSTS OF REVENUES. Direct costs of revenues were $800,268 for the year ended December 31, 2004. As Tix4Tonight commenced operations on January 1, 2004, the Company did not have any comparable direct costs of revenues for the year ended December 31, 2003.

      SELLING AND MARKETING EXPENSES. Selling and marketing expenses for the year ended December 31, 2004 related to the Company's Tix4Tonight operations and aggregated $366,461 or 23.5% of revenues. Selling and marketing expenses consist primarily of advertising and promotional costs related to the Tix4Tonight business. The Company does not expect selling and marketing expenses to increase significantly as additional ticket booths in Las Vegas are opened. As Tix4Tonight commenced operations on January 1, 2004, the Company did not have any comparable selling and marketing expenses for the year ended December 31, 2003.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased by $79,867 or 5.1% to $1,488,312 for the year ended December 31, 2004, as compared to $1,568,179 for the year ended December 31, 2003, in part as a result of a reduction in non-cash compensation expense of $287,631 in 2004 as compared to 2003. Non-cash compensation expense was $264,650 in 2004, as compared to $552,281 in 2003 (including $117,015 to officers and directors in 2003). The reduction in non-cash compensation expense in 2004 as compared to 2003 was partially offset by an increase in general and administrative expenses relating to Tix4Tonight operations of $263,107 in 2004. As Tix4Tonight commenced operations on January 1, 2004, the Company did not have any comparable general and administrative expenses for the year ended December 31, 2003. Significant components of general and administrative expenses consist of personnel and personnel-related costs, insurance, professional fees, and occupancy costs.

      DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased by $59,036 to $61,556 for the year ended December 31, 2004, as compared to $2,520 for the year ended December 31, 2003, primarily as a result of depreciation incurred with respect to Tix4Tonight in 2004. As Tix4Tonight commenced operations on January 1, 2004, the Company did not have any comparable depreciation and amortization for the year ended December 31, 2003.

      START-UP COSTS OF TICKETS2NITE BUSINESS VENTURE. The Company incurred start-up costs with respect to the development of its Tickets2Nite business venture of $61,199 during the year ended December 31, 2003.

      LOSS FROM OPERATIONS. The loss from operations was $1,159,138 for the year ended December 31, 2004, as compared to a loss from operations of $1,631,898 for the year ended December 31, 2003.

      EQUITY IN NET INCOME OF TERMINATED JOINT VENTURE - TICKETS2NITE. The Company recorded equity in net income from its Tickets2Nite joint venture of $414,065 during the year ended December 31, 2003 (see "Tickets2Nite, LLC" below).

      INTEREST INCOME. Interest income was $12 for the year ended December 31, 2004, as compared to $13 for the year ended December 31, 2003.

      INTEREST EXPENSE. Interest expense increased by $39,873 or 25.9%, to $193,939 for the year ended December 31, 2004, as compared to $154,066 for the year ended December 31, 2003, as a result of the accretion of the discount related to the $250,000 debenture issued in December 2004 and increased interest-bearing debt in 2004 as compared to 2003.

      LOSS FROM CONTINUING OPERATIONS. Loss from continuing operations was $1,353,065 for the year ended December 31, 2004, as compared to a loss from continuing operations of $1,371,886 for the year ended December 31, 2003.

      LOSS FROM DISCONTINUED OPERATIONS. The Company incurred income from discontinued operations of $26,884 for the year ended December 31, 2004, as compared to income from discontinued operations of $238,704 for the year ended December 31, 2003, relating to the ride facilities. The Company incurred a loss from closure of discontinued operations of $291,184 for the year ended December 31, 2004, as compared to a loss from closure of discontinued operations of $319,335 for the year ended December 31, 2003. Information with respect to discontinued operations is presented below.

      NET LOSS. Net loss was $1,617,365 for the year ended December 31, 2004, as compared to a net loss of $1,452,517 for the year ended December 31, 2003.


      DISCONTINUED OPERATIONS - YEAR ENDED DECEMBER 31, 2003

      Discontinued operations consist of activities with respect to the ride simulator business, which was discontinued effective December 31, 2003. The consolidated financial statements as of and for the year ended December 31, 2003 have been restated to reflect the ride simulator business as a discontinued operation. A summary of the results of operations of the ride simulator business for the year ended December 31, 2003 is presented below.

Ticket revenues                                                     $  1,755,537
                                                                    ------------
Direct costs of revenues                                               1,018,012
Selling and marketing expenses                                            29,029
General and administrative expenses                                      189,206
Depreciation and amortization                                            280,880
                                                                    ------------
  Total costs and expenses                                             1,517,127
                                                                    ------------
Income from discontinued operations                                      238,410
Other income                                                                 294
                                                                    ------------
  Net income from discontinued operations                           $    238,704
                                                                    ============

      During 2004, the Company settled a note payable related to its discontinued operations and as a result recorded forgiveness of debt of $26,884, which was reflected as income from discontinued operations in the statement of operations for the year ended December 31, 2004. Income from discontinued operations was $238,704 in 2003.

      The Company incurred costs from the closure of discontinued operations in 2004 and 2003, consisting primarily of write-offs of equipment and various direct closure costs and related accruals. Costs of $291,184 incurred in 2004 related to the Company's former Las Vegas ride facility. Costs of $319,335 incurred in 2003 related to the closure of the Company's remaining two ride facilities located in Las Vegas, Nevada and Edmonton, Ontario, Canada of $299,917, which were closed on or about December 31, 2003, and the Atlanta ride facility of $19,418.

      At December 31, 2004 and 2003, liabilities related to discontinued operations aggregated $652,529 and $553,552, respectively, which consisted primarily of accrued but unpaid rent with respect to the Company's lease for its former Las Vegas ride facility from mid-2003, when the Company suspended the payment of rent to the Forum Shops, through the expiration date of the lease, January 31, 2005. The Company accrued rent on its former Las Vegas ride facility at the full monthly amount (which included common area fees and utilities) through the date the ride facility was shut-down, December 31, 2003, and at the base monthly rent subsequent to that date.

      During February 2003, the Company's joint venture with Dave & Buster's, Inc. for the ride facility in Atlanta, Georgia, was terminated and operations ceased. The Company determined that its investment in the Dave & Buster's, Inc. joint venture had been impaired at December 31, 2002. Accordingly, the Company wrote off certain fixed assets related to such ride facility and incurred certain direct costs related to such closure, resulting in a charge to operations of $246,122 at December 31, 2002. During 2003, the Company incurred an additional $19,418 with respect to the closing down of this ride facility, which has been included in the loss from closure of discontinued operations in the consolidated statement of operations for the year ended December 31, 2003.

      The net loss from discontinued operations was $264,300 for the year ended December 31, 2004, as compared to a net loss from discontinued operations of $80,631 for the year ended December 31, 2003.


TICKETS2NITE, LLC FINANCIAL INFORMATION

      Through December 31, 2003, the Company owned 50% of a subsidiary named Tickets2Nite, LLC, a Nevada limited liability company. The business venture, which commenced operations during November 2002, sold tickets to Las Vegas shows at 50% of the original box office price, on the same day of the performance, from a ticket booth located on the Las Vegas Strip.

      As of December 31, 2003, the Company's net investment in Tickets2Nite, LLC was $462,179. During the year ended December 31, 2004, as a result of the dissolution of Tickets2Nite, LLC, the Company received cash distributions of $457,179 and the return of a $5,000 deposit, which completed the dissolution of Tickets2Nite, LLC and the disposition of the Company's investment in such entity.

      The Company accounted for its investment in Tickets2Nite, LLC under the equity method of accounting, since it did not have majority voting control. The Company recorded $240,060 as its proportionate share of net income from Tickets2Nite, LLC for the year ended December 31, 2003. Based on the court-ordered dissolution of Tickets2Nite, LLC, the Company also recorded a gain of $174,005 from the dissolution of Tickets2Nite, LLC at December 31, 2003, which was based on the Company's proportionate share of capital invested in Tickets2Nite, LLC. Accordingly, the Company's aggregate equity in net income of joint venture for the year ended December 31, 2003 was $414,065. The Company did not receive any distributions from Tickets2Nite, LLC in 2003. Condensed financial information with respect to Tickets2Nite, LLC is presented below.

                                TICKETS2NITE, LLC
                                  BALANCE SHEET
                                DECEMBER 31, 2003
Current assets                                                          $602,882
Property and equipment, net                                               93,746
Other assets                                                              12,500
                                                                        --------
  Total assets                                                          $709,128
                                                                        --------
Current liabilities                                                     $  6,726
Members' equity                                                          702,402
                                                                        --------
  Total liabilities and equity                                          $709,128
                                                                        ========

                                TICKETS2NITE, LLC
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003

Ticket commissions                                                    $1,281,469
                                                                      ----------
Selling and marketing                                                    346,188
General and administrative                                               203,489
Depreciation and amortization                                             61,680
Write-off of deferred marketing costs                                    175,000
                                                                      ----------
  Total costs and expenses                                               786,357
                                                                      ----------
Income from operations                                                   495,112
Interest expense                                                          14,992
                                                                      ----------
  Net income                                                          $  480,120
                                                                      ==========

LIQUIDITY AND CAPITAL RESOURCE - SEPTEMBER 30, 2005

      During the last few years, the Company has relied on the proceeds from loans from both unrelated and related parties, capital leases and the sale of its debt and equity securities to provide the resources necessary to develop its ride facility business, fund its business operations and invest in its Las Vegas business ventures. During December 2004, the Company issued a 5% convertible debenture with a face value of $250,000, with interest at 5%, due March 7, 2006, which generated net proceeds to the Company of $200,000. The Company issued another convertible debenture for $280,000 during January 2005 and received net proceeds of $224,300. The Company is continuing its efforts to raise new capital in 2005 to support the development and expansion of its Tix4Tonight, LLC Las Vegas show ticketing business, although there can be no assurances that the Company will be successful in this regard.


GOING CONCERN

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company had a net loss of $1,617,365 and negative cash flow from operations of $534,323 during the year ended December 31, 2004, and had a working capital deficiency of $1,265,185 and a stockholders' deficiency of $2,010,795 at December 31, 2004. During the nine months ended September 30, 2005, the Company incurred a further net loss of $1,308,120 and a negative cash flow from operations of $59,038, and had a working capital deficiency of $2,217,284 and a stockholders' deficiency of $2,707,937 at September 30, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

      The Company will require additional capital to fund operating and debt service requirements and to expand the operations of Tix4Tonight, and the Company has been exploring various alternatives to raise this required capital. To the extent that the Company is unable to secure the capital necessary to fund its future cash requirements on a timely basis and/or under acceptable terms and conditions, the Company may not have sufficient cash resources to maintain operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization.

      OPERATING ACTIVITIES. Operating activities generated cash of $59,038 during the nine months ended September 30, 2005, as compared to utilizing cash of $515,227 during the nine months ended September 30, 2004, primarily as a result of an increase in accounts payable and accrued liabilities and amortization of deferred loan costs in 2005. In addition, cash flows from operating activities for the nine months ended September 30, 2005 included non-recurring other income of $100,000 (see "Results of Operations" above). At September 30, 2005, the Company had cash of $151,207, as compared to $131,186 at December 31, 2004.

      The Company had a working capital deficiency of $2,217,284 at September 30, 2005, as compared to $1,265,185 at December 31, 2004, primarily as a result of an increase in accounts payable and accrued liabilities and the classification of the Debentures issued in December 2004 and January 2005 as current liabilities at September 30, 2005. Accounts payable and accrued liabilities at September 30, 2005 and December 31, 2004 included $65,726 and $41,594, respectively, of accrued compensation due to the Company's Chief Executive Officer.

      INVESTING ACTIVITIES. For the nine months ended September 30, 2005, investing activities utilized net cash of $170,100 for the purchase of property and equipment. For the nine months ended September 30, 2004, investing activities provided net cash of $409,176, consisting of distributions and reimbursements from Tickets2Nite of $457,179, reduced by the purchase of property and equipment of $48,003.

      FINANCING ACTIVITIES. For the nine months ended September 30, 2005, financing activities provided net cash of $131,183, consisting of the net proceeds from the issuance of a convertible debenture of $224,300, reduced by payments on notes payable of $50,940 and payments on capital lease obligations of $42,177. For the nine months ended September 30, 2004, financing activities provided net cash of $21,418, consisting of $200,000 from the sale common stock and $25,000 from the exercise of a warrant, reduced by repayment of a bank line of credit of $174,000 and payments on capital lease obligations of $29,582.

      On January 6, 2005, the Company issued a 5% convertible debenture with a face value of $280,000, with interest at 5%, due March 7, 2006, which generated net proceeds to the Company of $224,300. The Company also entered into a financing transaction on December 7, 2004 under which an investment firm, at the request of the Company, will periodically purchase up to $10,000,000 of the Company's common stock over 24 months pursuant to a Standby Equity Distribution Agreement, subject to the requirements as set forth in such Standby Equity Distribution Agreement (see "Issuance of Convertible Debentures and Standby Equity Distribution Agreement" below).


ISSUANCE OF CONVERTIBLE DEBENTURES AND STANDBY EQUITY DISTRIBUTION AGREEMENT

      On December 7, 2004, the Company closed a financing transaction in which it sold 5% secured convertible debentures (the "Debentures") to Advantage Capital Development Corp. ("Advantage"). The Company issued a Debenture with a face value of $250,000 upon closing and received net proceeds of $200,000. The Company issued another Debenture for $280,000 on January 6, 2005 and received net proceeds of $224,300. The Debentures mature on March 7, 2006. Based on the maturity date of the Debentures, the Debentures have been classified in the Company's balance sheet as non-current liabilities at December 31, 2004 and as current liabilities at September 30, 2005.

      Interest on the Debentures was originally due at the maturity date and is now payable monthly (see below) in cash or common stock, at the option of holder. The Debentures are secured by all of the assets and property of the Company. At the option of the holder, the Debentures are convertible from time to time after nine months from the date of closing into the Company's common stock at a price per share of either (a) an amount equal to one hundred twenty percent (120%) of the volume weighted average price of the Common Stock as listed on the National Association of Securities Dealers, Inc.'s Over-The-Counter Bulletin Board, as quoted by Bloomberg, L.P. on the closing date or (b) an amount equal to eighty percent (80%) of the average volume weighted average price of the Company's Common Stock, as quoted by Bloomberg, L.P. for the five (5) trading days immediately preceding the conversion date. Notwithstanding the foregoing, at no time shall the conversion price be less than $0.25 per share. The Company has an option to redeem all or a portion of the outstanding Debentures at a redemption price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest.

      On November 4, 2004, the Company also issued to Advantage a warrant to purchase 100,000 shares of common stock exercisable at $0.25 per share through November 4, 2007, which was determined to have a fair value, calculated pursuant to the Black-Scholes option-pricing model, of $36,000.

      The Debentures are convertible into equity based on their face amount, which resulted in a beneficial conversion feature with a fair value of $62,500 for the $250,000 Debenture and $70,000 for the $280,000 Debenture. The aggregate value of the warrant of $36,000, the value of the beneficial conversion features of $62,500 and $70,000, and the aggregate related financing costs of $90,700 paid by the Company to the lender were recorded as a discount to the face value of the Debentures, and are being charged to operations as interest expense over the term of the Debentures.

      In addition, on December 7, 2004, the Company entered into a financing transaction with Cornell Capital Partners, LP ("Cornell") under which Cornell, at the request of the Company, will periodically purchase up to $10,000,000 of the Company's common stock over 24 months pursuant to a Standby Equity
Distribution Agreement. The Company has the right to decide if it will sell stock, and the timing and amount of stock sold to Cornell, with the purchase price based upon the market price of the Company's common stock at the time of each sale. Funding of the $10,000,000 will commence at the Company's election after certain conditions are satisfied, including the Securities and Exchange Commission ("SEC") declaring effective a registration statement covering the shares of common stock that may be purchased by Cornell.

      Cornell received 290,000 shares of the Company's common stock as a commitment fee and will receive an additional 290,000 shares of the Company's common stock on the first year anniversary of the Standby Equity Distribution Agreement. Newbridge Securities Corporation ("Newbridge") will serve as exclusive placement agent for the sale of the shares of common stock. In consideration for Newbridge's services, Newbridge received 20,000 shares of the Company's common stock. The 310,000 shares of common stock issued to Cornell and Newbridge were recorded at par value of $0.08 per share (aggregate amount $24,800) and were included in deferred offering costs in the Company's balance sheet at September 30, 2005 and December 31, 2004.

      The Company is obligated to register the shares of common stock that would be issued upon exercise of the warrant and conversion of the Debentures (the "Registrable Securities"). The Company was originally obligated to prepare and file, no later than forty-five (45) days from November 4, 2004 (the "Scheduled Filing Deadline"), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the "Initial Registration Statement") for the registration for the resale by all investors who purchased Debentures or the Company's Warrant. The Company is required to use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than one hundred twenty (120) days after the date of filing (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold. The Company shall be in default if the Initial Registration Statement is not declared effective by the SEC within one hundred twenty (120) days after filing thereof.

      In the event the Initial Registration Statement is not filed by the Scheduled Filing Deadline or is not declared effective by the SEC on or before the Scheduled Effective Deadline, or if after the Initial Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Initial Registration Statement (whether because of a failure to keep the Initial Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Initial Registration Statement, failure to register sufficient shares of common stock or otherwise, then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of common stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the "Liquidated Damages") to the holder, at the Company's option, either a cash amount or shares of the Company's common stock within three (3) business days, after demand therefore, equal to two percent (2%) of the liquidated value of the Convertible Debentures outstanding as Liquidated Damages for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Deadline, as the case may be. Should the Company issue shares in lieu of cash to satisfy the outstanding Liquidated Damages, the price of the stock issued shall be calculated using the average closing bid price for the five (5) day period immediately preceding such demand.

      Effective February 15, 2005, Advantage agreed to extend the deadline for filing the Initial Registration Statement to March 31, 2005 in exchange for the Company agreeing to make monthly interest payments on the Debentures. Accordingly, for the three months ended March 31, 2005, the Company did not record a provision for Liquidated Damages.

      On September 28, 2005, Advantage issued a Notice of Default to the Company with regard to the $530,000 principal amount of Debentures as a result of the Company's failure to pay an originally unspecified amount of liquidated damages as a result of the Company's failure to have its registration statement declared effective by the SEC by the specified filing date in accordance with the terms of the Debentures. On October 27, 2005, Advantage rescinded such Notice of Default and accepted the Company's proposed payment plan to cure the liquidated damages owed to Advantage. The proposed payment plan consists of three equal installments of $10,600, payable on the 18th day of each month beginning October 18, 2005 and ending December 18, 2005 (the "Payment Plan"). The Company agreed to make all payments in full according to the payment schedule and to have its registration statement declared effective by the SEC by no later than November 30, 2005. If the Company's registration statement is declared effective by November 30, 2005, Advantage agreed to forgo the October and November payments due from the Company according to the Payment Plan. If the Company's registration statement is not declared effective by November 30, 2005, the Notice of Default shall be reinstated and all amounts due and owing to Advantage shall immediately become payable. To date, the Company has been unable to successfully negotiate an extension of the November 30, 2005 deadline with Advantage. We are currently in default under the secured convertible debenture. As of January 15, 2006, the Company owes Advantage approximately $42,400 in penalties under the default.

      For the three months and nine months ended September 30, 2005, the Company recorded Liquidated Damages of $15,547 and $47,700, which has been included in interest expense in the condensed consolidated financial statements for such periods.

      On January 6, 2005, pursuant to an agreement dated as of August 31, 2004 and as a result of the execution of the Standby Equity Distribution Agreement and the completion of the issuance of the Debentures, the Company issued 448,000 shares of common stock to Knightsbridge Holdings, LLC ("Knightsbridge") as a referral fee. The Company is obligated to file a registration statement to cover 200% of the shares so issued. The agreement with Knightsbridge is for an initial term through February 28, 2005, and shall continue thereafter on a month-to-month basis, but the Company shall not have the right to terminate the agreement until such time as it has fulfilled all of its obligations under its agreement with Advantage. The Company also agreed to pay Knightsbridge a monthly consulting fee of $2,500. The fair market value of the shares of $201,600 ($0.45 per share) was recorded as a discount to the face value of the Debentures on January 6, 2005, and is being charged to operations as interest expense over the remaining term of the Debentures.

      The agreement with Knightsbridge also provides that during the term of the agreement and for a period of two (2) years thereafter, through a source introduced, directly or indirectly, by Knightsbridge, with respect to any financing transaction that the Company completes, that Knightsbridge shall receive a referral fee for debt financings ranging from 1.0% to 2.0% and for equity financings ranging from 1.5% to 4.0%; and with respect to a merger or acquisition transaction, that Knightsbridge shall receive 5.0% of any securities issued by the Company and a fee ranging from 3.0% to 5.0% of the defined transaction value.


TRANSACTIONS WITH PRIMARY SECURED LENDER

      On December 31, 1996, the Company completed a financing agreement with Finova Technology Finance, Inc., which was structured as a sale leaseback transaction of certain equipment owned by the Company. Based on the substance of this transaction, this financing agreement was accounted for as a note payable for financial reporting purposes. The gross loan amount was $1,575,027, with interest at 16.64% per annum, repayable over a four year period at $40,903 per month, with a balloon payment of $157,503.

      On March 10, 1999, the financing agreement was amended to reduce the monthly payments and to extend the maturity date of the note payable. On June 25, 2001 and April 17, 2002, the Company entered into modification agreements and waivers of default with the lender, which, among other provisions, cured prior defaults, provided for various modifications to the terms and conditions of the loan, extended the repayment date, and provided for the issuance of warrants to the lender.

      Required monthly payments on this loan were in default at December 31, 2003. As a result, the principal balance of this loan of $716,242 at December 31, 2003 was classified as a current liability in the consolidated financial statements at such date. Accrued interest payable on this loan was $126,375 at December 31, 2003 and $240,197 at September 30, 2004. Accordingly, the aggregate obligation to the lender at September 30, 2004 was $956,439.

      Effective October 29, 2004, the Company entered into a Forbearance Agreement with the lender which provided for the Company to repay the lender its aggregate obligation of $956,439 at September 30, 2004 as follows: (i) $175,000 of the $956,439 (the "Discounted Amount") shall be paid commencing November 1, 2004, and on the first day of each consecutive month, by payment of $3,000 to the lender, to be applied first against interest accruing for the prior month at the rate of 7.5% per annum, and then, to the extent available, as a reduction of the $175,000 principal balance; (ii) on December 1, 2006, the unpaid principal balance of the $175,000, plus accrued and unpaid interest, shall be fully due and payable; and (iii) the $175,000 and any unpaid accrued interest may be paid by the Company at any time prior to December 1, 2006. The remaining indebtedness on September 30, 2004 in excess of the $175,000 in the amount of $781,439 (the "Remaining Indebtedness") shall continue to bear interest at 16.64% per annum, but shall be deemed fully satisfied if the Company pays the lender the entire $175,000, with interest, as specified above. In conjunction with this agreement, the Company also assigned to the lender as additional collateral its interest in and rights to a key man life insurance policy on the Company's Chief Executive Officer.

      The Company expects to repay the Discounted Amount through new borrowings and/or proceeds from the Standby Equity Distribution Agreement (see "Issuance of Convertible Debentures and Standby Equity Distribution Agreement" above). Although the Company expects to repay in full the Discounted Amount, and was in compliance with the terms of the Forbearance Agreement at September 30, 2005 and December 31, 2004, there can be no assurances that the Company will be successful in this regard. Accordingly, the Remaining Indebtedness will remain as a liability until such time as the Company has fully repaid the $175,000 pursuant to the terms of the Forbearance Agreement.

      COMMITMENTS AND CONTINGENCIES. At September 30, 2005, the Company did not have any material commitments for capital expenditures, other than with respect to its new South Strip ticket booth facility at the Hawaiian Marketplace Shopping Center, which was opened in November 2005, and a new downtown Las Vegas facility at the Four Queens Hotel fronting onto the Fremont Street Experience, which was opened in late 2005.

      The Company estimates that it will expend approximately $80,000 (excluding any assets acquired under capital leases) to build out these facilities, which the Company expects to fund through the sale of its convertible debt and/or equity securities, although there can be no assurances that the Company will be successful in this regard.

      OFF-BALANCE SHEET ARRANGEMENTS. At September 30, 2005, the Company did not have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.


LIQUIDITY AND CAPITAL RESOURCES - DECEMBER 31, 2004

      OPERATING ACTIVITIES. Operating activities utilized cash of $534,323 during the year ended December 31, 2004, as compared to $201,068 during the year ended December 31, 2003. At December 31, 2004, the Company's cash and cash equivalents had increased by $39,875, to $131,186, as compared to $91,311 at December 31, 2003.

      The Company had a working capital deficit of $1,265,185 at December 31, 2004, as compared to $1,853,319 at December 31, 2003. At December 31, 2003, the Company's note payable to its primary secured lender of $716,242 was in default and was classified as a current liability (see "Transactions with Primary Secured Lender" below).

      INVESTING ACTIVITIES. Investing activities provided net cash of $370,342 in 2004, as compared to providing net cash of $41,085 in 2003. The Company received distributions and reimbursements from Tickets2Nite of $457,179 and $16,930 in 2004 and 2003, respectively. Dividends from the Dave & Buster's, Inc. joint venture were $23,861 in 2003. The Company purchased property and equipment aggregating $86,837 in 2004 and received proceeds from the sale of fixed assets of $294 in 2003.

      FINANCING ACTIVITIES. Financing activities provided cash of $203,856 in 2004, as compared to $189,400 in 2003. Payments on notes payable were $5,682 in 2004, as compared to $13,737 in 2003. Payments on capital lease obligations were $41,462 in 2004, as compared to $33,363 in 2003.

      During 2003, the Company established a line of credit with a bank for $174,000, with interest payable monthly at the bank's prime rate (4% at December 31, 2003) plus 1%. The line of credit was secured by the Company's assets and was scheduled to mature on December 15, 2004. The line of credit was repaid in January 2004 and was not renewed.

      During the year ended December 31, 2003, the Company conducted a private placement offering consisting of units comprised of four shares of common stock and four common stock purchase warrants for each $1.00 invested. The warrants are exercisable at $0.50 per share for a period of 30 months from the date of issuance. The Company raised a total of $47,500 and issued 190,000 shares of common stock and 190,000 common stock purchase warrants. Based on various factors, including the exercise price and terms of the warrant and the trading range and volume of the Company's common stock during 2003, the Company determined the value of the warrants was nominal and therefore did not allocate any portion of the $0.25 unit sale price to the warrants.

      During the year ended December 31, 2003, the Company's Chief Executive Officer made short-term advances to the Company of $15,000 for working capital purposes. The Company's Chief Executive Officer had previously made short-term advances to the Company aggregating $65,000 during the year ended December 31, 2002. These advances were unsecured, interest-free and due on demand. The aggregate advances of $80,000 were satisfied by the issuance of 800,000 shares of the Company's common stock in October 2003.

      During the year ended December 31, 2004, the Company sold 400,000 shares of its common stock to accredited investors in a private placement at $0.50 per share, generating proceeds of $200,000, and a warrant holder exercised a warrant to purchase 100,000 shares of common stock, generating proceeds of $25,000.

      On December 7, 2004, the Company issued a 5% convertible debenture with a face value of $250,000, with interest at 5%, due March 7, 2006, which generated net proceeds to the Company of $200,000. The Company also entered into a financing transaction on December 7, 2004 under which an investment firm will periodically purchase, at the Company's option, up to $10,000,000 of the Company's common stock over 24 months pursuant to a Standby Equity Distribution Agreement, subject to the requirements as set forth in such Standby Equity Distribution Agreement (see "Debentures Payable and Standby Equity Distribution Agreement" below).

      DEBENTURES PAYABLE AND STANDBY EQUITY DISTRIBUTION AGREEMENT. On December 7, 2004, the Company closed a financing transaction in which it sold 5% convertible debentures (the "Debentures") to Advantage Development Capital Corp. ("Advantage"). The Company issued a Debenture with a face value of $250,000 upon closing and received net proceeds of $200,000. The Company issued another Debenture for $280,000 on January 3, 2005 and received net proceeds of $224,300. The Debentures mature on March 7, 2006. Interest is due at the maturity date. The Debentures are convertible from time to time after nine months from the date of closing into the Company's common stock by Advantage at the price per share of either (a) an amount equal to one hundred twenty percent (120%) of the volume weighted average price of the Common Stock as listed on the National Association of Securities Dealers, Inc.'s Over-The-Counter Bulletin Board, as quoted by Bloomberg, L.P. on the closing date or (b) an amount equal to eighty percent (80%) of the average volume weighted average price of the Company's Common Stock, as quoted by Bloomberg, L.P. for the five (5) trading days immediately preceding the conversion date. Notwithstanding the foregoing, at no time shall the conversion price be less than $0.25 per share. The Company has an option to redeem all or a portion of the outstanding Debentures at a redemption price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest. The Company granted Advantage a security interest in certain of its assets. Advantage also received a warrant to purchase 100,000 shares of common stock exercisable at $0.25 per share through November 4, 2007, which was determined to have a fair value, calculated pursuant to the Black-Scholes option-pricing model, of $36,000. The Debenture is convertible into equity based on its face amount, which results in a beneficial conversion feature with a fair value of $62,500. The aggregate value of the warrant of $36,000, the value of the beneficial conversion feature of $62,500, and the related financing costs of $50,000 paid by the Company to the lender were recorded as a discount to the $50,000 paid by the Company to the lender were recorded as a discount to the $250,000 face value of the Debenture, and are being charged to operations as interest expense over the 15 month term of the Debenture. As a result of the foregoing, the Debenture was initially recorded at a net value of $101,500, prior to the amortization of $9,900 of such deferred costs during December 2004. Accordingly, the adjusted carrying value of the Debenture at December 31, 2004 was $111,400. Based on the maturity date of the Debenture, the Debenture has been classified in the Company's balance sheet as a non-current liability at December 31, 2004.

      On September 28, 2005, Advantage issued a Notice of Default to the Company with regard to the $530,000 principal amount of Debentures as a result of the Company's failure to pay an originally unspecified amount of liquidated damages as a result of the Company's failure to have its registration statement declared effective by the SEC by the specified filing date in accordance with the terms of the Debentures. On October 27, 2005, Advantage rescinded such Notice of Default and accepted the Company's proposed payment plan to cure the liquidated damages owed to Advantage. The proposed payment plan consists of three equal installments of $10,600, payable on the 18th day of each month beginning October 18, 2005 and ending December 18, 2005 (the "Payment Plan"). The Company agreed to make all payments in full according to the payment schedule and to have its registration statement declared effective by the SEC by no later than November 30, 2005. If the Company's registration statement is declared effective by November 30, 2005, Advantage agreed to forgo the October and November payments due from the Company according to the Payment Plan. If the Company's registration statement is not declared effective by November 30, 2005, the Notice of Default shall be reinstated and all amounts due and owing to Advantage shall immediately become payable. To date, the Company has been unable to successfully negotiate an extension of the November 30, 2005 deadline with Advantage. We are currently in default under the secured convertible debenture. As of January 15, 2006, the Company owes Advantage approximately $42,400 in penalties under the default.

      Additionally, on December 7, 2004, the Company entered into a financing transaction with Cornell Capital Partners, LP ("Cornell") under which Cornell will periodically purchase, at the Company's option, up to $10,000,000 of the Company's common stock over 24 months pursuant to a Standby Equity Distribution Agreement. The Company has the right to control the timing and the amount of stock sold to Cornell, with the purchase price based upon the market price of the Company's common stock at the time of each sale. Funding of the $10,000,000 will commence at the Company's election after certain conditions are satisfied, including the Securities and Exchange Commission (the "SEC") declaring effective a registration statement covering the shares of common stock that may be purchased by Cornell.

      Cornell received 290,000 shares of the Company's common stock as a commitment fee and received an additional 290,000 shares of the Company's common stock on January 17, 2006. Newbridge Securities Corporation ("Newbridge") will serve as exclusive placement agent for the sale of the shares of common stock. In consideration for Newbridge's services, Newbridge received 20,000 shares of the Company's common stock. The 310,000 shares of common stock issued to Cornell and Newbridge were recorded at par value of $0.08 per share (aggregate amount $24,800) and included in deferred offering costs in the Company's balance sheet at December 31, 2004.

      TRANSACTIONS WITH PRIMARY SECURED LENDER. On December 31, 1996, the Company completed a financing agreement with Finova Technology Finance, Inc., which was structured as a sale leaseback transaction of certain equipment owned by the Company. Based on the substance of this transaction, this financing agreement was accounted for as a note payable for financial reporting purposes. The gross loan amount was $1,575,027, with interest at 16.64% per annum, repayable over a four year period at $40,903 per month, with a balloon payment of $157,503.

      On March 10, 1999, the financing agreement was amended to reduce the monthly payments and to extend the maturity date of the note payable. On June 25, 2001 and April 17, 2002, the Company entered into modification agreements and waivers of default with the lender, which, among other provisions, cured prior defaults, provided for various modifications to the terms and conditions of the loan, extended the repayment date, and provided for the issuance of warrants to the lender.

      Required monthly payments on this loan were in default at December 31, 2003. As a result, the principal balance of this loan of $716,242 at December 31, 2003 was classified as a current liability in the consolidated financial statements at such date. Accrued interest payable on this loan was $126,375 at December 31, 2003 and $240,197 at September 30, 2004. Accordingly, the aggregate obligation to the lender at September 30, 2004 was $956,439.

      Effective October 29, 2004, the Company entered into a Forbearance Agreement with the lender which provided for the Company to repay the lender its aggregate obligation of $956,439 at September 30, 2004 as follows: (i) $175,000 of the $956,439 (the "Discounted Amount") shall be paid commencing November 1, 2004, and on the first day of each consecutive month, by payment of $3,000 to the lender, to be applied first against interest accruing for the prior month at the rate of 7.5% per annum, and then, to the extent available, as a reduction of the $175,000 principal balance; (ii) on December 1, 2006, the unpaid principal balance of the $175,000, plus accrued and unpaid interest, shall be fully due and payable; and (iii) the $175,000 and any unpaid accrued interest may be paid by the Company at any time prior to December 1, 2006. The remaining indebtedness in excess of the $175,000 in the amount of $781,439 (the "Remaining Indebtedness") shall continue to bear interest at 16.64% per annum, but shall be deemed fully satisfied if the Company pays the lender the entire $175,000, with interest, as specified above. In conjunction with this agreement, the Company also assigned to the lender as additional collateral its interest in and rights to a key man life insurance policy on the Company's Chief Executive Officer.

      The Company expects to repay the Discounted Amount through new borrowings and/or proceeds from the Standby Equity Distribution Agreement (see "Debentures Payable and Standby Equity Distribution Agreement" above). Although the Company expects to repay in full the Discounted Amount, and is in compliance with the terms of the Forbearance Agreement at December 31, 2004, there can be no assurances that the Company will be successful in this regard. Accordingly, the Remaining Indebtedness will remain as a liability until such time as the Company has fully repaid the $175,000 pursuant to the terms of the Forbearance Agreement.

      TRANSACTIONS WITH CHIEF EXECUTIVE OFFICER. On June 5, 2001, the Company's Chief Executive Officer exercised a portion of a warrant for 1,538,461 shares of common stock, which had been issued as consideration for providing a$120,000 line of credit to the Company. The Chief Executive Officer exercised warrants for 923,077 shares of common stock and paid the exercise consideration by canceling his $120,000 loan to the Company. The unexercised portion of the warrant for 615,384 shares of common stock was extended for an additional two years and cashless exercise provisions were added. The exercise price of the warrant was approximately equal to the fair market value of the Company's common stock on the extension date. Accordingly, in accordance with accounting for such warrants utilizing the intrinsic value method, no compensation expense was recorded in the Company's consolidated financial statements.

      During the three months ended December 31, 2002 and the three months ended March 31, 2003, the Company's Chief Executive Officer made short-term advances to the Company aggregating $65,000 and $15,000, respectively, for working capital purposes. Such advances were unsecured, interest-free and due on demand.

      During the year ended December 31, 2003, the Company issued 9,500 shares of common stock to its Chief Executive Officer with an aggregate fair market value of $5,116, which was charged to operations as general and administrative expense. The shares were issued pursuant to a bonus provision of such officer's employment agreement, which provides for the issuance of 5% of the shares issued in a private placement.

      On October 10, 2003, the Company issued 1,400,000 shares of common stock to the Chief Executive Officer as repayment of obligations aggregating $140,000 to the Company's Chief Executive Officer, consisting of a note payable of $80,000 and accrued compensation of $60,000, equivalent to $0.10 per share. The effective price of $0.10 per share was in excess of the fair market value of $0.01 per share on October 10, 2003.

      On March 13, 2001, the Company granted to its Chief Executive Officer an option to purchase an aggregate of 800,000 shares of common stock expiring on the earlier to occur of three years from the date of vesting or March 13, 2006.

      The stock option was exercisable in four equal increments at prices ranging from $0.38 per share to $2.00 per share, which was not less than fair market value of the Company's common stock on the date of grant. The stock option was to vest based on the attainment of certain milestones by the Company, including raising new equity capital and reaching certain levels of earnings before interest, taxes, depreciation and amortization, none of which was reached. This stock option was terminated effective November 26, 2003.

      On November 26, 2003, the Company issued 500,000 shares of common stock to the Chief Executive Officer as a bonus for the successful creation and implementation of the discount ticket business. The fair market value of the 500,000 shares was $50,000, which was charged to operations as general and administrative expense.


COMMITMENTS AND CONTINGENCIES

      At December 31, 2004, the Company did not have any material commitments for capital expenditures other than for its two new ticket booths located on the Las Vegas Strip for its Tix4Tonight operations at the Fashion Show Mall and the Hawaiian Marketplace Shopping Center. The Fashion Show Mall ticket booth commenced operations in February 2005, and the Hawaiian Marketplace Shopping Center ticket booth will commence operations after its redevelopment is completed in 2005. The Company estimates that it will cost in excess of $200,000 completed in 2005. The Company estimates that it will cost in excess of $200,000 to build out such sites in 2005, which the Company expects to fund through the sale of its convertible debt and/or equity securities, although there can be no assurances that the Company will be successful in this regard.


OFF-BALANCE SHEET ARRANGEMENTS

      At  December  31,  2004,  the  Company  did  not  have  any  transactions,
obligations  or  relationships  that  could  be  considered   off-balance  sheet
arrangements.


RECENT ACCOUNTING PRONOUNCEMENTS

      In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain
Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 in 2003 did not have a significant effect on the Company's financial statement presentation or disclosures.

      In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R supercedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and amends SFAS No. 95, "Statement of Cash Flows". SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards. The cost will be recognized as compensation expense over the vesting period of the awards. The Company is required to adopt SFAS No. 123R effective January 1, 2006. Under this method, the Company will begin recognizing compensation cost for equity-based compensation for all new or modified grants after the date of adoption. In addition, the Company will recognize the unvested portion of the grant date fair value of awards issued prior to adoption based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding options and warrants. The Company is currently evaluating the potential effect that the adoption of SFAS No. 123R will have on the Company's financial statement presentation and disclosures.

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment to APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 amends Accounting Principles Board Opinion No. 29, "Accounting for Nonmonetary Transactions", to require that exchanges of nonmonetary assets be measured and accounted for at fair value, rather than at carryover basis, of the assets exchanged. Nonmonetary exchanges that lack commercial substance are exempt from this requirement. SFAS No. 153 is effective for nonmonetary exchanges entered into in fiscal periods beginning after June 15, 2005. The Company does not routinely enter into nonmonetary exchanges. Accordingly, the Company does not expect that the adoption of SFAS No. 153 will have a significant effect on the Company's financial statement presentation or disclosures.

                             DESCRIPTION OF BUSINESS


OVERVIEW AND RECENT DEVELOPMENTS

      Tix Corporation (the "Company") was incorporated in Delaware in April 1993 under the name Cinema Ride, Inc. The Company changed its name from Cinema Ride, Inc. to Tix Corporation effective March 3, 2005.

      Through December 31, 2003, the Company was in the ride simulator business. This line of business was discontinued effective December 31, 2003 (see "Ride Simulator Business" below).

      During the year ended December 31, 2003, the Company owned 50% of Tickets2Nite, LLC, a company engaged in the sale of tickets for Las Vegas shows at 50% of the original box office price, on the same day of the performance, from a ticket booth located on the Las Vegas Strip (see "Tickets2Nite, LLC" below) .

      Effective January 1, 2004, the Company's sole business activity, through its newly-formed, wholly-owned subsidiary, Tix4Tonight, LLC, was the sale of tickets for Las Vegas shows at 50% of the original box office price, on the same day of the performance, from ticket booths located on the Las Vegas Strip (see "Tix4Tonight, LLC" below).

      On December 7, 2004, the Company issued a 5% convertible debenture with a face value of $250,000, with interest at 5%, due March 7, 2006, which generated net proceeds to the Company of $200,000. The Company issued another convertible debenture for $280,000 on January 11, 2005 and received net proceeds of $230,000. In addition, the Company entered into a financing transaction on December 7, 2004 under which, at the Company's option, an investment firm will periodically purchase, at the Company's option, up to $10,000,000 of the Company's common stock over 24 months pursuant to a Standby Equity Distribution Agreement, subject to the requirements as set forth in such Standby Equity Distribution Agreement.


RIDE SIMULATOR BUSINESS

      During the year ended December 31, 2003, the Company operated two ride facilities for the full year, as well as one ride facility in a joint venture through February 15, 2003 (see "Dave & Buster's, Inc. Joint Venture" below). The Company operated a ride facility located in Las Vegas, Nevada (the "Las Vegas Facility"), which commenced operations in October 1994 and was located in the Forum Shops at Caesar's Palace Hotel and Casino (the "Forum Shops"), a high traffic tourist mall located between Caesar's Palace Hotel and Casino and the Mirage Hotel, in Las Vegas, Nevada, and a ride facility located in Edmonton, Alberta, Canada (the "West Edmonton Mall Facility"), which commenced operations in August 1995 and was located in the West Edmonton Mall, a high traffic shopping mall. The Las Vegas ride facility provided approximately 94% of the Company's consolidated revenues in 2003, and was the Company's primary source of operating cash flow in 2003.

      The Las Vegas Facility and the West Edmonton Mall Facility were closed on or about December 31, 2003, thus terminating this line of business. Three other ride facilities were previously closed between January 1998 and June 2002. This line of business is presented as a discontinued operation in the Company's consolidated financial statements for the year ended December 31, 2003.

      Since early 2003, the Forum Shops had been engaged in construction related to an expansion program immediately adjacent to the Company's Las Vegas ride facility, which the Company believed negatively impacted customer traffic and operating conditions at this ride facility during 2003. The Company had been in discussions with the management of the Forum Shops regarding this issue, as a result of which the Company suspended the payment of rent on the Las Vegas ride facility lease during mid-2003. During October 2003, the Forum Shops commenced litigation against the Company to collect back rent and to evict the Company's ride facility and terminate the Company's lease. As a result of the aforementioned factors, the Company's business, operating results and financial condition were adversely affected, which contributed to the Company's decision to close this ride facility on or about December 31, 2003.

      Effective December 15, 2005, the Company and the Forum Shops entered into a Settlement Agreement and Mutual Release of Claims with respect to the lawsuit filed by the Forum Shops in the District Court of Clark County, Nevada, Case No. A474243, entitled, Forum Developers Limited v. Cinema Ride, Inc. The Company and the Forum Shops agreed that the Forum Shops shall make one payment to the company in the amount of $50,000 in complete settlement of this matter. In addition, the Forum Shops and the Company agreed to mutually release each other from any and all claims with respect to the Company's lease with the Forum Shops and any and all transactions in connection therewith. In connection with this settlement, a substantial portion of the liabilities related to discontinued operations will be eliminated from the audited financial statements for the year ended December 31, 2005.

TICKETS2NITE, LLC

      The Company owned 50% of a business venture named Tickets2Nite, LLC, a Nevada limited liability company, which was formed on September 24, 2002 pursuant to an Operating Agreement, with the other 50% owned by Entasis, LLC ("Entasis"), an independent third party owned by Hal Kolker ("Kolker"). The business venture, which commenced operations during November 2002, sold tickets to Las Vegas shows at 50% of the original box office price, on the same day of the performance, from a ticket booth located on the Las Vegas Strip. The Operating Agreement specified that the Company would oversee the day-to-day operations of the business venture.

      A leading beverage company had entered into a marketing sponsorship agreement with Tickets2Nite, LLC beginning July 1, 2002 and ending June 30, 2007. As part of the marketing sponsorship agreement, Tickets2Nite, LLC granted the beverage company warrants (having a fair value of $250,000) to purchase a 5% ownership interest in Tickets2Nite, LLC, exercisable for a period of five years at 25% of the fair market value of such 5% ownership interest at the time the warrant was exercised, as determined by a mutually acceptable investment banking firm. The fair value of the warrants was being amortized over the five year term of the marketing sponsorship agreement.

      On December 24, 2002, the Company filed a lawsuit against Entasis and Kolker in the Clark County, Nevada District Court (the "Court"). The lawsuit related to matters concerning the management and funding of the new business venture. Entasis and Kolker funded only $95,000 of its $200,000 equity commitment, and were impermissibly interfering with the operations of the new business venture.

      Trial with respect to the Company's lawsuit against Entasis and Kolker was held on May 7 through 9, 2003. On October 1, 2003, the Court rendered its Decision and Order with respect to the parties' ownership rights and management rights and obligations with respect to Tickets2Nite, LLC. The Court found that the Tickets2Nite, LLC Operating Agreement was valid, clear and unambiguous; that although Entasis and Kolker asserted many defenses to the validity of the Operating Agreement, they were without merit; and that Entasis and Kolker breached the Operating Agreement by not funding their portion of the capital contribution. Furthermore, with regard to Entasis and Kolker's counterclaims, the Court found for the Company on all counts.

      The Court ruled that the parties were unable to operate the business together pursuant to the Operating Agreement, and therefore ordered that Tickets2Nite, LLC be dissolved. The Court appointed an independent third party to assist in the dissolution of Tickets2Nite, LLC. Accordingly, the business operations of Tickets2Nite, LLC were terminated effective December 31, 2003.

      As of December 31, 2003, the Company's net investment in Tickets2Nite, LLC was $462,179. During the year ended December 31, 2004, as a result of the dissolution of Tickets2Nite, LLC, the Company received cash distributions of $457,179 and the return of a$5,000 deposit, which completed the dissolution of Tickets2Nite, LLC and the disposition of the Company's investment in such entity.

      Most of the assets developed by the Company for the Tickets2Nite business were distributed to the Company's Las Vegas show ticketing business, Tix4Tonight, including all management staff, software and technology, computers and server systems, and other fixed assets with an aggregate net book value, net of related liabilities, of $120,999.

      Effective May 4, 2004, the aforementioned parties entered into a settlement agreement and release that resolved all pending litigation and claims by and among the parties. The resolution of these legal proceedings did not have a significant effect on the Company's financial condition.

      As a result of the dissolution of Tickets2Nite, LLC, the sub-lease agreement and marketing sponsorship agreement with the beverage company did not continue. Accordingly, deferred marketing costs of $175,000 were considered impaired and charged to operations by Tickets2Nite, LLC at December 31, 2003.

      The Company accounted for its investment in Tickets2Nite, LLC under the equity method of accounting, since it did not have majority voting control. The Company recorded $240,060 as its proportionate share of net income from Tickets2Nite, LLC for the year ended December 31, 2003. Based on the court-ordered dissolution of Tickets2Nite, LLC, the Company also recorded a gain of $174,005 from the dissolution of Tickets2Nite, LLC at December 31, 2003, which was based on the Company's proportionate share of capital invested in Tickets2Nite, LLC. Accordingly, the Company's aggregate equity in net income of joint venture for the year ended December 31, 2003 was $414,065. The Company did not receive any distributions from Tickets2Nite, LLC in 2003.

TIX4TONIGHT, LLC

      On January 1, 2004, the Company commenced the operation of a same-day discount ticket business at a different location and under a different name on the Las Vegas Strip through the formation of a wholly-owned Nevada limited liability company, Tix4Tonight, LLC, which was organized in December 2003. The Company owns 100% of Tix4Tonight, LLC, which operates its business under the name "Tix4Tonight", and which has been the Company's only source of operating revenues since January 1, 2004. The operations of Tickets2Nite, LLC and
Tix4Tonight, LLC are not directly comparable, since Tickets2Nite, LLC was accounted for under the equity method of accounting and Tix4Tonight, LLC is consolidated with the Company's operations. The Company's competition includes its former partner in Tickets2Nite, LLC, which operates the same type of business in Las Vegas that competes with Tix4Tonight, LLC from one site on the Las Vegas Strip.

      Most of the assets developed by the Company for the Tickets2Nite business were distributed to the Company's Tix4Tonight business, including all management staff, software and technology, computers and server systems, and other fixed assets.

      Tix4Tonight generally sells show tickets under short-term, non-exclusive agreements with approximately 50 Las Vegas shows, out of a total of approximately 85 Las Vegas shows running at any one time, and typically offers tickets for approximately 40 shows on any given day at half-price plus a service fee. Tix4Tonight does not know exactly what shows it will be able to offer tickets for until the same day of the show. There are usually many more tickets available each day than are sold, although it is not uncommon for Tix4Tonight to sell-out its supply of tickets for individual shows. The shows are paid on a weekly basis only for the tickets that Tix4Tonight actually sells to customers, thus Tix4Tonight has no financial risk with respect to unsold tickets.

      Shown below is an example of a typical ticket sale transaction and the standard fees and commissions that the Company would earn on such a transaction. Nevada state taxes on the sale price of a ticket are collected by the Company and remitted to the respective show.

     Cost of ticket to customer:

     Face value of ticket                                   $ 100

     Less:  50% discount                                      (50)
                                                            -----
     Actual sale price of ticket to customer                   50
     Add:  ticketing fee                                        4
                                                            -----
     Total payment by customer for ticket                   $  54
                                                            =====

     Fees and commissions earned by Tix4Tonight:
     Ticketing fee (paid by customer)                       $   4
     Commission (paid by show)                                 10
                                                            -----
     Total revenues recognized by Tix4Tonight               $  14
                                                            =====

      The Company conducts the operations of Tix4Tonight at three locations on the Las Vegas Strip: South Strip at the Hawaiian Marketplace Shopping Center (which commenced operations in November 2005 and replaced the location next to the Harley-Davidson Cafe at Harmon); the Fashion Show Mall Strip entrance in front of Neiman-Marcus (which commenced operations in February 2005); and North Strip across from the Stardust Hotel and Casino. A new downtown Las Vegas facility at the Four Queens Hotel fronting onto the Fremont Street Experience is scheduled to be opened in late 2005.


DAVE & BUSTER'S, INC. JOINT VENTURE

      On May 29, 1998, the Company entered into a three-year joint venture operating agreement with Dave & Buster's, Inc. to install a ride simulator at Dave & Buster's, Inc. facility in Atlanta, Georgia. Although the joint venture agreement was not formally extended subsequent to its expiration, the operations of the joint venture continued on a month-to-month basis until February 15, 2003, when the joint venture ceased operations and was formally terminated. The Company recorded a loss with respect to the closure of this facility of $246,122 at December 31, 2002 as a result of the impairment of the value of the fixed assets. During 2003, the Company recorded an additional loss of $19,418 with respect to the closure of this facility, which has been included in the loss from closure of discontinued operations in the consolidated statement of operations for the year ended December 31, 2003.

INSURANCE

      The Company maintains insurance coverage that it believes provides adequate coverage for all of its current operations. The Company also maintains $1,000,000 of "key-man" life insurance on the life of Mitchell J. Francis, its President and Chief Executive Officer, as to which the Company is the sole beneficiary. In conjunction with an agreement with its lender effective October 29, 2004, the Company also assigned to the lender as additional collateral its interest in and rights to this key man life insurance policy.


EMPLOYEES

      As of January 6, 2006, the Company had three full-time employees at its corporate offices and forty employees at its Las Vegas operation. Employees at the Las Vegas operation consist of both full-time and part-time employees. The Company's employees are not represented by any unions. The Company believes that its relations with its employees are satisfactory.


PROPERTIES


      LAS VEGAS OPERATIONS

      The Company conducts the operations of Tix4Tonight at three locations on the Las Vegas Strip: South Strip at the Hawaiian Marketplace Shopping Center (which commenced operations in November 2005 and replaced the location next to the Harley-Davidson Cafe at Harmon); the Fashion Show Mall Strip entrance in front of Neiman-Marcus (which commenced operations in February 2005); and North Strip across from the Stardust Hotel and Casino. A new downtown Las Vegas facility at the Four Queens Hotel fronting onto the Fremont Street Experience opened in late 2005. In addition, during August 2004, the Company relocated the administrative offices of Tix4Tonight to a new office facility in Las Vegas. The Company may also lease additional space for its operations in Las Vegas in the near future.


      CORPORATE OFFICES

      The Company leases office space at 12001 Ventura Place, Suite 340, Studio City, California 91604 as its corporate headquarters. The lease is for a period of five years expiring June 2010.

      The aggregate minimum rental commitments for all such facilities, excluding operating expenses, annual rent escalation provisions, and contingent rental payments based on achieving certain pre-determined sales levels, are as follows:

                    PERIOD ENDING:
                    ----------------------------
                    Three months ending December
                       31, 2005                             $    157,688
                    Years Ending December 31,:
                       2006                                      888,842
                       2007                                      854,016
                       2008                                      909,752
                       2009                                      828,792
                       2010                                      456,446
                                                            ------------
                    Total                                   $  4,095,534
                                                            ============


LEGAL PROCEEDINGS

      The following  discussion  summarizes  all known or  anticipated  material
legal   proceedings   commenced  by  or  against  the  Company,   including  its
wholly-owned subsidiaries:

      The Company's Las Vegas ride facility was located at the Forum Shops at Caesar's Palace Hotel and Casino (the "Forum Shops"). The Forum Shops is a high traffic tourist mall located between Caesar's Palace Hotel and Casino and the Mirage Hotel on the Las Vegas Strip. The Las Vegas ride facility provided approximately 94% of the Company's consolidated revenues in 2003, and was the Company's primary source of operating cash flow.

      Since early 2003, the Forum Shops had been engaged in construction related to an expansion program immediately adjacent to the Company's Las Vegas ride facility, which the Company believed negatively impacted customer traffic and operating conditions at this ride facility during 2003. The Company had been in discussions with the management of the Forum Shops regarding this issue, as a result of which the Company suspended the payment of rent on the Las Vegas ride facility lease during mid-2003. During October 2003, the Forum Shops commenced litigation against the Company to collect back rent and to evict the Company's ride facility and terminate the Company's lease. As a result of the aforementioned factors, the Company's business, operating results and financial condition were adversely affected, which contributed to the Company's decision to close this ride facility on or about December 31, 2003.

      Effective December 15, 2005, the Company and the Forum Shops entered into a Settlement Agreement and Mutual Release of Claims with respect to the lawsuit filed by the Forum Shops in the District Court of Clark County, Nevada, Case No. A474243, entitled, Forum Developers Limited v. Cinema Ride, Inc. The Company and the Forum Shops agreed that the Forum Shops shall make one payment to the company in the amount of $50,000 in complete settlement of this matter. In addition, the Forum Shops and the Company agreed to mutually release each other from any and all claims with respect to the Company's lease with the Forum Shops and any and all transactions in connection therewith. In connection with this settlement, a substantial portion of the liabilities related to discontinued operations will be eliminated from the audited financial statements for the year ended December 31, 2005.

                                   MANAGEMENT


OFFICERS AND DIRECTORS

      The following table and text set forth the names and ages of all directors and executive officers of the Company as of January 6, 2006. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death retirement resignation or removal and qualified. There are no family relationships among directors and executive officers. There are no arrangements or understandings between any two or more of the Company's directors or executive officers. There is no arrangement or understanding between any of the Company's directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of the Company's affairs. Also provided herein is a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

NAME                          AGE        TITLE
-------------------           ---        ---------------------------------------
Mitchell J. Francis           50         Chief Executive Officer, President,
                                         Chief Financial Officer and
                                         Chairman of Board of Directors

Kimberly Simon                37         Vice President of Operations

Benjamin Frankel              69         Director

Norman Feirstein              56         Director

      None of the Company's directors or executive officers has, during the past five years, (1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) been convicted in a criminal proceeding or subject to a pending criminal proceeding; (3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or (4) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.


BIOGRAPHIES OF DIRECTORS AND EXECUTIVE OFFICERS

      MITCHELL J. FRANCIS. Mr. Francis has been the Chairman of the Board of Directors since June 1993, has been Chief Executive Officer and President since the Company's inception in April 1993, and has been Chief Financial Officer since March 1, 1999. Prior to founding the Company, Mr. Francis was involved in site acquisition, analysis, architectural design, construction, management and marketing of numerous residential and commercial real estate projects, and has been the general partner of numerous real estate limited partnerships. Mr. Francis is also the President and principal shareholder of Francis Development Inc., a real estate development company that he founded in 1981.

      KIMBERLY SIMON. Ms. Simon has been employed by the Company for over seven years. Ms. Simon started her career with the Company in September 1997 as the general manager of the Company's Las Vegas ride simulator facility. While retaining that capacity, she assumed the responsibility for overseeing the management of all of the Company's ride simulator facilities and was promoted to Vice President of Operations effective May 1, 2001. Ms. Simon is currently responsible for all day-to-day operations of Tix4Tonight. Prior to joining the Company, Ms. Simon gained managerial experience with several national companies. Ms. Simon is a graduate of Northern Illinois University.

      BENJAMIN FRANKEL. Mr. Frankel has been a director of the Company since March 17, 1995. Mr. Frankel is a certified public accountant and has been a partner in the accounting firm of Frankel, Lodgen, Lacher, Golditch, Sardi & Howard and its predecessors since 1965.

      NORMAN FEIRSTEIN. Mr. Feirstein has been a director of the Company since March 17, 1995. Mr. Feirstein practiced law as a sole practitioner from 1978 until July 1993. Since such time, Mr. Feirstein has practiced law as the Law Offices of Norman Feirstein, P.C.


CODE OF ETHICS

      On May 13, 2004, the Company adopted a written Code of Ethics that applies to its senior management.


EXECUTIVE COMPENSATION

      The following table and text sets forth information with respect to the compensation paid to the Chief Executive Officer of the Company during the years ended December 31, 2003, 2002 and 2001. No other executive officer had total compensation exceeding $100,000 during the years ended December 31, 2003, 2002 and 2001.

                                            SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------
                                                                            OTHER ANNUAL          ALL OTHER
NAME AND PRINCIPAL POSITIONS             YEAR             SALARY            COMPENSATION         COMPENSATION
-------------------------------------------------------------------------------------------------------------
Mitchell J. Francis(5),                  2004           $ 275,000           $ 66,836 (1)         $     --
Chairman of the Board of Directors,      2003           $ 275,000           $ 62,451 (2)         $   5,115 (4)
President, Chief Executive Officer       2002           $ 275,000           $ 58,729 (3)         $  82,750 (4)
and Chief Financial Officer


(1) Includes $3,660 in disability insurance premiums, $19,461 in automobile expense, $11,539 in life insurance premiums, $6,101 in long-term care insurance, $13,260 in medical insurance premiums paid to or on behalf of Mr. Francis and $12,815 in 401(k) contributions in 2004.

(2) Includes $4,997 in disability insurance premiums, $18,127 in automobile expense, $7,727 in life insurance premiums, $6,101 in long-term care insurance, $13,288 in medical insurance premiums paid to or on behalf of Mr. Francis and $12,211 in 401(k) contributions in 2003.

(3) Includes $3,747 in disability insurance premiums, $17,065 in automobile expense, $7,844 in life insurance premiums, $6,101 in long-term care insurance, $11,157 in medical insurance premiums paid to or on behalf of Mr. Francis and $12,815 in 401(k) contributions in 2002.

(4) Represents the fair market value of 9,500 shares and 123,750 shares of common stock issued to Mr. Francis in 2003 and 2002 as a bonus for capital raising efforts pursuant to his employment agreement (see "Employment Agreements" below).

(5) Compensation to Mr. Francis has been paid to Francis Development Inc., a company founded and controlled by Mr. Francis.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the year ended December 31, 2004, the Company did not have any meetings of its Board of Directors; all board actions were taken by unanimous written consent.

      The Company does not have a nominating committee of the Board of Directors, or any committee performing similar functions. Nominees for election as a director are selected by the Board of Directors.

      The compensation committee of the Board of Directors consists of the three directors of the Company, one of whom is an employee of the Company. The compensation committee reviews the performance of the executive officers of the Company and reviews the compensation programs for key employees, including salary and bonus levels.

      The audit committee of the Board of Directors consists of Benjamin Frankel and Norman Feirstein, neither of whom is an employee of the Company. The audit committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, the nature of non-audit services, the fees to be paid to the independent public accountants, the performance of the independent public accountants, and the accounting practices of the Company. The Company does not currently have an audit committee financial expert serving on its audit committee. The Company intends to attempt to add a qualified board member to serve as an audit committee financial expert in the future.

      The stock option committee of the Board of Directors consists of Benjamin Frankel and Norman Feirstein, neither of whom is an employee of the Company. The stock option committee is responsible for the operation and administration of the Company's stock option plans, including the grants thereunder.

COMPENSATION OF DIRECTORS

      For serving on the Board of Directors, directors who are not employees of the Company receive $2,000 for each meeting of the Board of Directors, and reimbursement for any expenses incurred in attending board meetings. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. The non-employee directors are eligible to participate in the 2004 Directors Option Plan.

      On November 26, 2003, the Company issued 100,000 shares of common stock to Benjamin Frankel and 100,000 shares of common stock to Norman Feirstein for services rendered. The aggregate fair market value of the 200,000 shares of $20,000 was charged to operations during the year ended December 31, 2003.

      On January 28, 2002, the Company issued 100,000 shares of common stock to Benjamin Frankel and 100,000 shares of common stock to Norman Feirstein for services rendered. The aggregate fair market value of the 200,000 shares of $60,000 was charged to operations during the year ended December 31, 2002.


EMPLOYMENT AGREEMENT

      Effective September 1, 2000, the Company entered into a three-year employment agreement expiring August 31, 2003 with Mitchell J. Francis to serve as Chairman, President and Chief Executive Officer. Since September 1, 2003, Mr. Francis has provided his services to the Company on a month-to-month basis, subject to the provisions of the severance agreement as described below. The agreement provided for a base annual salary of $275,000, annual increases of 8% (which were not taken in 2002, 2003 and 2004), and annual bonuses based on 6% of the Company's annual earnings before interest, taxes, depreciation and amortization in excess of $500,000. The agreement provided for the issuance of stock options to purchase 300,000 shares of common stock, with an exercise price of $0.50 per share, vesting in equal annual increments on September 1, 2001, 2002 and 2003. The agreement also provided for the issuance of stock options to purchase up to 1,250,000 shares of common stock if the Company's stock price reached certain levels for 20 consecutive days, which were not reached. Accordingly, the stock options were not issued prior to the expiration of the employment agreement. The employment agreement also provided for stock options to purchase 100,000 shares of common stock for the opening of each new ride facility, exercisable at fair market value on the date each new ride facility opens. The Company did not open any new ride facilities during the term of this employment agreement. In addition, during the term of the employment agreement, for each $1,000,000 of new debt or equity financing or fraction thereof on a pro rata basis, the Company was obligated to issue to Mr. Francis shares of common stock equal to 5% of the shares of common stock issued in any such financing transaction.


SEVERANCE AGREEMENT

      Effective May 13, 1998, the Company entered into a severance agreement with Mr. Francis that provided for certain compensation to such executive officer in the event of a change in control of the Company. The term of the severance agreement was through June 30, 1999, at which time it was automatically extended for one year periods commencing on July 1, 1999 and on each subsequent July 1, unless the Company gives notice not later than December 31 of the preceding year that it does not wish to extend the severance agreement. A change in control of the Company is defined as: (a) the acquisition by any person or entity of 20% or more of the Company's voting equity securities; (b) a change in control of the Board of Directors; or (c) a merger or consolidation of the Company with any other entity, unless the shareholders of the Company prior to the merger or consolidation continue to represent at least 80% of the combined voting power of the merged entity. In the event of a change in control, among other compensation and benefits, the severance agreement entitles Mr. Francis to receive a severance payment of five times his current annual salary upon his termination without cause.


LONG-TERM INCENTIVE PLANS

      The Company does not have any long-term incentive plans.


EMPLOYEE STOCK OPTION PLANS

      In June 1994, prior to the Company s September 1994 initial public offering, the Company adopted a Stock Option Plan (the "1994 Option Plan") for officers, employees, directors and consultants of the Company or its subsidiaries. The 1994 Option Plan authorized the granting of incentive stock options and non-qualified stock options to purchase an aggregate of not more than 112,500 shares of the Company's common stock. The 1994 Option Plan provided that options granted would generally be exercisable at any time during a ten-year period (five years for a stockholder owning in excess of 10% of the Company's common stock). The exercise price for non-qualified stock options would not be less than the par value of the Company's common stock. The exercise price for incentive stock options would not be less than 100% of the fair market value of the Company's common stock on the date of grant (110% of the fair market value of the Company's common stock on the date of grant for a stockholder owning in excess of 10% of the Company's common stock). The 1994 Option Plan terminated on December 31, 2003.

      On March 3, 2005,  the  Company  adopted  the 2004 Stock  Option Plan (the
"2004 Option Plan") for officers and employees of the Company or its subsidiaries. The 2004 Option Plan was approved pursuant to a Joint Written Consent of the Board of Directors and Majority Stockholders of the Company dated September 22, 2004. The 2004 Option Plan authorized the granting of incentive stock options and non-qualified stock options to purchase an aggregate of not more than 960,000 shares of the Company's common stock. The 2004 Option Plan provided that options granted would generally be exercisable at any time during a ten-year period (five years for a stockholder owning in excess of 10% of the Company's common stock) and vest one-third in each of the three years following the grant, unless otherwise provided by the plan administrator. The exercise price for non-qualified stock options would not be less than the par value of the Company's common stock. The exercise price for incentive stock options would not be less than 100% of the fair market value of the Company's common stock on the date of grant (110% of the fair market value of the Company's common stock on the date of grant for a stockholder owning in excess of 10% of the Company's common stock). No option may be exercised during the first six months of its term except in the case of death. The Company had not issued any options under the 2004 Option Plan at June 17, 2005.


DIRECTORS STOCK OPTION PLANS

      In December 1995, the Company adopted a Directors Stock Option Plan (the "1995 Directors Option Plan") for non-employee directors of the Company. The 1995 Directors Option Plan was approved by the Company's stockholders at the Annual Meeting of Stockholders held on June 14, 1996. The 1995 Directors Option Plan authorized the granting of non-qualified stock options to purchase an aggregate of not more than 12,500 shares of the Company's common stock. The 1995 Directors Option Plan provided that options granted would be exercisable during a ten-year period and would vest on a cumulative basis as to one-third of the total number of shares covered thereby at any time after one year from the date the option was granted and an additional one-third of such total number of shares at any time after the end of each consecutive one-year period thereafter until the option had become exercisable as to all of such total number of shares. The exercise price for non-qualified stock options would be the fair value of the Company's common stock at the date of the grant. There were no options available for issuance under the 1995 Directors Option Plan at December 31, 2003 and 2004. The 1995 Directors Stock Option Plan terminated on December 31, 2004.

      On March 3, 2005, the Company adopted the Directors Stock Option Plan (the "2004 Directors Option Plan") for non-employee directors of the Company. The 2004 Directors Option Plan was approved pursuant to a Joint Written Consent of the Board of Directors and Majority Stockholders of the Company dated September 22, 2004. The 2004 Directors Option Plan authorized the granting of non-qualified stock options to purchase an aggregate of not more than 240,000 shares of the Company's common stock. The 2004 Directors Option Plan provided that options granted would be exercisable for a period not to exceed ten years and would vest on a cumulative basis as to one-third of the total number of shares covered thereby at any time after one year from the date the option was granted and an additional one-third of such total number of shares at any time after the end of each consecutive one-year period thereafter until the option had become exercisable as to all of such total number of shares. The exercise price for non-qualified stock options would be the fair value of the Company's common stock at the date of the grant. No option may be exercised during the first six months of its term except in the case of death. The Company had not issued any options under the 2004 Directors Option Plan at June 17, 2005.

      During the years ended December 31, 2002, 2003 and 2004, the Company did not grant any stock options under any stock option plan.

      All stock options shown below reflect the one-for-eight reverse stock split effective May 29, 1998. On June 18, 1998, the Board of Directors cancelled all issued and outstanding stock options at that time and reissued them based on the then current fair market value of $0.39 per share, except for the Chief Executive Officer's stock options, which were repriced at 110% of the then current fair market value, or $0.43 per share.


2003 CONSULTANT STOCK PLAN

      On December 11, 2003, the Company adopted the 2003 Consultant Stock Plan (the "Consultant Stock Plan"). The purpose of the Consultant Stock Plan is to advance the interests of the Company by helping the Company obtain and retain the services of person providing consulting services upon whose judgment, initiative, efforts and/or services the Company is substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of capital stock of the Company. Consultants or advisors are eligible to receive grants under the plan program only if they are natural persons providing bona fide consulting services to the Company or its subsidiaries, with the exception of any services they may render in connection with the offer and sale of the Company's securities in a capital-raising transaction, or which may directly or indirectly promote or maintain a market for the Company's securities.

      The Consultant Stock Plan provides for the granting of either common share purchase options or stock bonuses as compensation. A total of 1,600,000 common shares were reserved for issuance under the Consultant Stock Plan. If any awards granted under the plan are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares subject to those expired, terminated or forfeited awards will again be available for purposes of the plan. No awards may be issued after December 11, 2013.

      On March 3, 2004, the Company filed with the Securities and Exchange Commission a registration statement on Form S-8 for the purpose of registering 1,600,000 common shares issuable under the Consultant Stock Plan under the Securities Act of 1933.

      On March 29, 2004, the Company issued 300,000 shares of common stock under the 2003 Consultant Stock Plan to Benjamin Frankel, a director of the Company and a partner in the accounting firm of Frankel, Lodgen, Lacher, Golditch, Sardi & Howard, for accounting and tax services.

      On June 16, 2004, the Company issued 111,112 shares of common stock and a warrant to purchase 100,000 shares of common stock, all under the 2003 Consultant Stock Plan, to Erick Richardson, a partner in the law firm of Richardson & Patel LLP, for legal services. The warrant is exercisable for a period of five years, one-half at $0.50 per share and one-half at $1.00 per share (subsequently reduced to $0.50 per share on January 31, 2005).


ISSUANCE OF NON-PLAN STOCK OPTIONS, WARRANTS AND COMMON STOCK TO OFFICERS


      KIMBERLY SIMON

      On January 28, 2002, the Company issued 75,000 shares of common stock to Kimberly Simon. The fair market value of such shares of $22,500 was charged to operations during the year ended December 31, 2002.

      On July 9, 2003, the Company issued 50,000 shares of common stock to Kimberly Simon. The fair market value of such shares of $6,500 was charged to operations during the year ended December 31, 2003.

      On November 26, 2003, the Company issued 100,000 shares of common stock to Kimberly Simon. The fair market value of such shares of $10,000 was charged to operations during the year ended December 31, 2003.

      On February 4, 2002, as part of the Company's 2002 compensation agreement with Kimberly Simon, the Company issued a warrant to purchase 50,000 shares of common stock exercisable at $0.41 per share, which was the fair market value on the date of grant, vesting if 2002 revenues from the Company's Las Vegas Facility were at least equal to 2001 revenues. As of June 30, 2002, the Company determined that it was likely that this warrant would vest. Accordingly, the Company calculated the value of the warrant as $32,500 pursuant to the Black-Scholes option pricing model, which was charged to operations during the year ended December 31, 2002.


      MITCHELL J. FRANCIS

      On March 13, 2001, the Company granted to Mitchell J. Francis an option to purchase an aggregate of 800,000 shares of common stock expiring on the earlier to occur of three years from the date of vesting or March 13, 2006. The stock option was exercisable in four equal increments at prices ranging from $0.38 per share to $2.00 per share, which was not less than fair market value of the Company's common stock on the date of grant. The stock option was to vest based on the attainment of certain milestones by the Company, including raising new equity capital and reaching certain levels of earnings before interest, taxes, depreciation and amortization, none of which was reached. This stock option was terminated effective November 26, 2003.

      On June 5, 2001, Mr. Francis exercised a portion of a previously issued warrant to purchase 1,538,461 shares of common stock exercisable at $0.13 per share through February 2, 2002. Mr. Francis exercised a portion of the warrant and acquired 923,077 shares of common stock and paid the exercise consideration by canceling his $120,000 loan to the Company. At that time, the unexercised portion of the warrant for 615,384 shares of common stock was extended for an additional two years and cashless exercise provisions were added. The exercise price of the warrant was approximately equal to the fair market value of the Company's common stock on the extension date On November 26 2003 the Company's common stock on the extension date. On November 26, 2003, the expiration date of this warrant was extended from February 2, 2004 to February 2, 2007. The exercise price of the warrant was in excess of the fair market value of the Company's common stock at the time of issuance.

      During the years ended December 31, 2003 and 2002, the Company issued 9,500 shares and 123,750 shares of common stock to Mr. Francis in 2003 and 2002 with a fair market value of $5,115 and $82,570, respectively, as a bonus for capital raising efforts pursuant to his employment agreement.

      On October 10, 2003, the Company repaid $80,000 of advances to Mr. Francis by issuing 800,000 shares of common stock. In addition, on October 10, 2003, the Company issued Mr. Francis 600,000 shares of common stock in exchange for accrued but unpaid compensation of $60,000. The effective price of $0.10 per share was in excess of the fair market value of $0.01 per share on October 10, 2003.

      On November 26, 2003, the Company issued 500,000 shares of common stock to Mr. Francis as a bonus for the successful creation and implementation of the discount ticket business. The fair market value of the 500,000 shares was $50,000.

      A summary of stock options and warrants issued to officers, directors and employees as of December 31, 2004 is presented below. No stock options under any stock option plan were exercised during 2002, 2003 or 2004.

                                           STOCK OPTION AND WARRANT VALUE TABLE
---------------------------------------------------------------------------------------------------------------------
                                     NUMBER OF SHARES OF COMMON                    VALUE OF UNEXERCISED IN-THE-MONEY
                                       STOCK UNDERLYING STOCK        WEIGHTED            STOCK OPTIONS AND
NAME:                                  OPTIONS AND WARRANTS           AVERAGE         WARRANTS AT FISCAL YEAR END(1)
------------------------------------ --------------------------    --------------  ----------------------------------
OPTION PLAN                             UNVESTED        VESTED     EXERCISE PRICE     UNVESTED          VESTED
------------------------------------ -------------    ---------    --------------  --------------  ------------------
Kimberly Simon                              --           1,000        $   0.39           --            $    160
Employees                                   --             500        $   0.39           --                  80

DIRECTORS' OPTION PLAN:
Benjamin Frankel                            --           6,250        $   0.39           --               1,000
Norman Feirstein                            --           6,250        $   0.39           --               1,000

NON-PLAN STOCK OPTIONS AND WARRANTS:
Mitchell J. Francis
  Stock Options                             --         325,000        $   0.48           --              22,750
Warrants                                    --         615,348        $   0.13           --             258,461
Kimberly Simon
  Stock Options                             --         150,000        $   0.15           --              60,000
Warrants                                    --          50,000        $   0.41           --               7,000
Former Employee
  Stock Options                             --          60,000        $   0.15           --              24,000

---------

(1) The dollar values are calculated by determining the difference between the weighted average exercise price of the stock options and warrants and the market price for the common stock of $0.55 per share at December 31, 2004.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The  securities   authorized  for  issuance  under  the  Company's  equity
compensation plans at December 31, 2004 are summarized as follows:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                         NUMBER OF
                                                                                                         SECURITIES
                                                                                                         REMAINING
                                                                                                       AVAILABLE FOR
                                                                NUMBER OF                             FUTURE ISSUANCE
                                                             SECURITIES TO BE                           UNDER EQUITY
                                                               ISSUED UPON       WEIGHTED AVERAGE       COMPENSATION
                                                               EXERCISE OF       EXERCISE PRICE OF    PLANS (EXCLUDING
                                                               OUTSTANDING          OUTSTANDING          SECURITIES
                                                            OPTIONS, WARRANTS    OPTIONS, WARRANTS      REFLECTED IN
                                                                AND RIGHTS          AND RIGHTS          COLUMN (A))
                                                            -----------------    -----------------    ----------------
PLAN CATEGORY                                                      (A)                  (B)                 (C)
------------------------------------------------------      -----------------    -----------------    ----------------

Equity compensation plans approved by security holders           14,000             $   0.39             1,200,000
Equity compensation plans not approved by
security holders                                                100,000             $   0.50             1,088,888
                                                                -------             --------             ---------
TOTAL                                                           114,000             $   0.49             2,288,888
                                                                =======             ========             =========

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information about the beneficial ownership of our common stock as of January 6, 2006 by (i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of our directors or those nominated to be directors, and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and investment power over such shares.

                                                                                  COMMON STOCK
                                                                               BENEFICIALLY OWNED
                                                                        ------------------------------
NAME AND ADDRESS                                                           NUMBER           PERCENT(2)
---------------------------------------------------------------         ------------        ----------
Mitchell J. Francis (1)                                                 3,764,711  (3)         31.85%

Kimberly Simon (1)                                                        456,000  (4)          4.11%

Benjamin Frankel (1)                                                      373,750  (5)          3.43%

Norman Feirstein (1)                                                      256,250  (6)          2.35%

All officers and directors of the Company as a group (4 persons)        4,850,711  (7)         40.32%

Gang Consulting Inc.
  1110 Bennet Drive
  Port Coquitla
  British Columbia V3C 6C5 Canada                                         983,875  (8)          8.72%


(1) The address of each such person is c/o the Company, 12001 Ventura Place, Suite 340, Studio City, California 91604.

(2) Applicable percentage of ownership is based on 10,876,621 of common stock outstanding as of January 6, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of January 6, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 6, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(3) Includes 2,824,327 shares of common stock owned by Mr. Francis and 940,384 shares of common stock issuable upon exercise of stock options and warrants granted to Mitchell J. Francis. Excludes 4,688 shares of common stock owned by Sandra Francis, the wife of Mitchell J. Francis, as to which Mr. Francis disclaims beneficial ownership.

(4) Includes 255,000 shares of common stock owned by Ms. Simon and 201,000 shares of common stock issuable upon exercise of stock options and warrants granted to Ms. Simon.

(5) Includes 465,000 shares of common stock owned by Mr. Frankel and 6,250 shares of common stock issuable upon exercise of stock options granted to Mr. Frankel. Also includes 2,500 shares of common stock that were issued to the accounting firm of Frankel, Lodgen, Lacher, Golditch, Sardi & Howard for services rendered. Mr. Frankel is a partner in such firm, and disclaims beneficial ownership of such shares, except to the extent of his proportionate interest therein.

(6) Includes 250,000 shares of common stock owned by Mr. Feirstein and 6,250 shares of common stock issuable upon exercise of stock options granted to Mr. Feirstein.

(7) Includes 3,696,827 shares of common stock owned by or attributable to officers and directors and 1,153,884 shares of common stock issuable upon exercise of stock options and warrants to officers and directors.

(8) Includes 583,375 shares of common stock and 400,000 shares of common stock issuable upon exercise of common stock purchase warrants granted to Gang Consulting Inc.

      We are unaware of any arrangement or understanding that may, at a subsequent date, result in a change of control of our Company.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      From March 1998 through May 2003, the Company's common stock was traded on the Over-the-Counter Bulletin Board under the symbol "MOVE.OB". Subsequently, the common stock of the Company was traded on the Over-the-Counter Pink Sheets until August 26, 2004, when it was relisted on the Over-the-Counter Bulletin Board. Effective March 3, 2005, the Company's trading symbol was changed to "TIXC.OB" in conjunction with the change in the Company's name to "Tix Corporation."

      The following table sets forth the range of reported closing bid prices of the Company's common stock during the periods indicated. Such quotations reflect prices between dealers in securities and do not include any retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. Trading in the Company's common stock has generally been limited and sporadic, and should not be deemed to constitute an "established trading market".

    2005                                           HIGH BID        LOW BID
    --------------                                 ------------    ------------
    First Quarter                                         $0.55           $0.30
    Second Quarter                                        $0.45           $0.22
    Third Quarter                                         $0.34           $0.27
    Fourth Quarter                                        $___            $___

    2004                                           HIGH BID        LOW BID
    --------------                                 ------------    ------------
    First Quarter                                         $0.50           $0.14
    Second Quarter                                        $0.50           $0.40
    Third Quarter                                         $0.45           $0.20
    Fourth Quarter                                        $0.55           $0.37

    2003                                           HIGH BID        LOW BID
    --------------                                 ------------    ------------
    First Quarter                                         $0.55           $0.40
    Second Quarter                                        $0.60           $0.03
    Third Quarter                                         $0.35           $0.01
    Fourth Quarter                                        $0.24           $0.01

      As of January 6, 2006, the Company had approximately 242 shareholders of record.


DIVIDEND POLICY

      Holders of common stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available for distribution, subject to the dividend and liquidation rights of any preferred stock that may be issued and outstanding. The Company has not paid cash dividends on its common stock and has no present intention of paying cash dividends in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the future growth and development of the Company's business operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested members of the Board of Directors.

      Benjamin Frankel, a director of the Company, is a partner in the accounting firm of Frankel, Lodgen, Lacher, Golditch, Sardi & Howard. During the years ended December 31, 2004, 2003 and 2002, the Company incurred fees to Frankel, Lodgen, Lacher, Golditch, Sardi & Howard of $73,899, $91,015 and $56,061, respectively, for accounting and tax services. On March 29, 2004, the Company issued 300,000 shares of common stock under the 2003 Consultant Stock Plan to Mr. Frankel for accounting and tax services.

      During the years ended December 31, 2003 and 2002, the Company issued 9,500 shares and 123,750 shares of common stock to its Chief Executive Officer with an aggregate fair market value of $5,115 and $82,570, respectively, as a bonus for capital raising efforts pursuant to his employment agreement.

      During the year ended December 31, 2002, the Company's Chief Executive Officer made short-term advances to the Company aggregating $65,000 for working capital purposes. During the year ended December 31, 2003, the Company's Chief Executive Officer made additional advances to the Company of $15,000. Such advances were unsecured, interest-free and due on demand. On October 10, 2003, such advances aggregating $80,000 were repaid by the Company issuing 800,000 shares of common stock. In addition, on October 10, 2003, the Company issued its Chief Executive Officer 600,000 shares of common stock in exchange for accrued but unpaid compensation of $60,000. The effective price of $0.10 per share was in excess of the fair market value of $0.01 per share on October 10, 2003.

      On November 26, 2003, the Company issued 500,000 shares of common stock to its Chief Executive Officer as a bonus for the successful creation and implementation of the discount ticket business. The fair market value of the 500,000 shares was $50,000.

                          DESCRIPTION OF CAPITAL STOCK


COMMON STOCK

      The Company is authorized to issue 100,000,000 shares of common stock, $0.08 par value, of which 10,876,621 shares were issued and outstanding at January 6, 2006. Holders of common stock are entitled to one vote for each share of common stock on all matters submitted to a vote of stockholders. There are no cumulative voting rights. The rights, privileges and preferences of the holders of common stock are subject to the rights of the holders of shares of holders of common stock are subject to the rights of the holders of shares of Preferred Stock that may be designated and issued by the Company in the future. Holders of common stock are entitled to receive dividends when and if declared the Board of Directors out of legally available funds subject to any restrictions contained in any Preferred Stock issued by the Company. Upon any liquidation, dissolution and winding of the Company, subject to the rights of holders of shares of Preferred Stock, holders of the Common Stock are entitled to share pro rata in any distribution to the stockholders. Holders of common stock do not have preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The securities being offered hereby are common stock. All of the outstanding shares of common stock are, and all of the shares of common stock offered for resale in connection with this prospectus will be, validly issued, fully paid and non-assessable.


PREFERRED STOCK

      The Company's Board of Directors, without the approval of the holders of the Common Stock, is authorized to designate for issuance up to 500,000 shares of preferred stock, $0.01 par value, in such series and with such rights, privileges and preferences as the Board of Directors may from time to time determine. As of the date of this prospectus, no such shares have been designated.


CONVERTIBLE DEBENTURES

      Pursuant to a Securities Purchase Agreement entered into on December 7, 2004, as amended January 6, 2005, Advantage Capital Development Corp. purchased $530,000 of convertible compensation debentures. The $530,000 was disbursed as follows: (i) $250,000 was purchased on December 7, 2004 and (ii) the remaining $280,000 was purchased on January 12, 2005. The debentures are convertible at the holder's option from time to time beginning 9 months from the date of close until maturity, at a conversion price equal to the lower of (i) 120% of the volume weighted average price of the common stock on the date of the debentures or (ii) 80% of the volume weighted average price of the common stock for the five trading days immediately preceding the conversion date. Notwithstanding the foregoing, at no time shall the conversion price be less than $0.25 per share. The debentures are secured by the assets of the Company. The debentures mature on March 7, 2006 and accrue interest at 5% per annum. Advantage received 10% of the gross proceeds of the debentures. We have the right to redeem the debentures upon 3 business days' notice for 120% of the amount redeemed plus any accrued interest. On September 22, 2005, we received a Notice of Default from Advantage Capital in connection with the secured debentures issued to Advantage Capital. The Notice of Default stated that we were in default of our obligations under the Investor Registration Rights Agreement, dated February 24, 2005, but did not specify the terms of such default. On September 28, 2005, we received a Notice of Default from Advantage Capital's counsel specifying the nature of our default. Such default resulted from the Company's failure to pay an originally unspecified amount of liquidated damages as a result of the Company's failure to have its registration statement declared effective by the specified filing date in accordance with the terms of the debenture.

      On October 27, 2005, Advantage rescinded such Notice of Default and accepted the Company's proposed payment plan as to cure the liquidated damages owed to Advantage. The proposed payment plan consists of three equal installments of $10,600, payable on the 18th day of each month beginning October 18, 2005 and ending December 18, 2005 (the "Payment Plan"). The Company agreed to make all payments in full according to the payment schedule and to have the Company's registration statement declared effective by the United States Securities and Exchange Commission by no later than November 30, 2005. If the registration statement is declared effective by November 30, 2005, Advantage shall forgo the October and November payments due from the Company according to the Payment Plan. If the Company's registration statement is not declared effective by such date, the Notice of Default shall be reinstated and all amounts due and owing to Advantage shall immediately become payable. To date, the Company has been unable to successfully negotiate an extension of the November 30, 2005 deadline with Advantage. We are currently in default under the secured convertible debenture. As of January 15, 2006, the Company owes Advantage approximately $42,400 under the default.

WARRANTS

      The Company currently has 2,197,884 warrants outstanding. The exercise price of these warrants ranges from $0.10 to $2.00 per share.


OPTIONS

      The Company currently has 511,500 options outstanding. The exercise price of these options ranges from $0.15 to $0.50 per share.


DIVIDENDS

      As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.


TRANSFER AGENT

      The Company's transfer agent is Continental Stock Transfer, 17 Battery Place, Eighth Floor, New York, New York 10004, telephone (212) 509-4000.


REPORTS TO SHAREHOLDERS

      We intend to furnish our shareholders with annual financial reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.


INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION ON LIABILITY

      The Company's Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL").

      Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

      In addition, the Company's Certificate of Incorporation eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION


      AUTHORIZED AND UNISSUED STOCK

      The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management.

                                     EXPERTS

      The audited financial statements included in this prospectus and elsewhere in the registration statement for the years ended December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficiency) and cash flows for those periods have been audited by Weinberg & Company, P.A. The reports of Weinberg & Company, P.A. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Weinberg & Company, P.A. contained elsewhere in this prospectus contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                  LEGAL MATTERS

         Kirkpatrick & Lockhart Nicholson Graham LLP, Miami, Florida, will pass on the validity of the shares of common stock offered hereby for us.


                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission in Washington, D.C., a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to the Company and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 100 F Street, NE, Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as the Company which filed electronically with the Commission at the following Internet address: (http:www.sec.gov).

                        TIX CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                           PAGE
                                                                                                          NUMBER
                                                                                                          ------

YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------
Report of Independent Registered Public Accounting Firm                                                   F-2

Consolidated Balance Sheets - December 31, 2004 and 2003                                                  F-3

Consolidated Statements of Operations - Years Ended December 31, 2004 and 2003                            F-5

Consolidated Statements of Stockholders' Deficiency - Years Ended December 31, 2004 and 2003              F-6

Consolidated Statements of Cash Flows - Years Ended December 31, 2004 and 2003                            F-7

Notes to Consolidated Financial Statements - Years Ended December 31, 2004 and 2003                       F-9


THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
--------------------------------------------------------------------------

Condensed Consolidated Balance Sheets -
  September 30, 2005 (Unaudited) and December 31, 2004                                                    F-29

Condensed Consolidated Statements of Operations (Unaudited) -
  Three Months and Nine Months Ended September 30, 2005 and 2004                                          F-31

Condensed Consolidated Statement of Stockholders' Deficiency (Unaudited) -
  Nine Months Ended September 30, 2005                                                                    F-33

Condensed Consolidated Statements of Cash Flows (Unaudited) -
  Nine Months Ended September 30, 2005 and 2004                                                           F-34

Notes to Condensed Consolidated Financial Statements (Unaudited) -
  Three Months and Nine Months Ended September 30, 2005 and 2004                                          F-36

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

The Board of Directors
Tix Corporation (formerly Cinema Ride, Inc.)

We have audited the accompanying consolidated balance sheets of Tix Corporation (formerly Cinema Ride, Inc.) and Subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tix Corporation (formerly Cinema Ride, Inc.) and Subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had a net loss of $1,617,365 and negative cash flow from operations of $534,323 during the year ended December 31, 2004, and had a working capital deficiency of $1,265,185 and a stockholders' deficiency of $2,010,795 at December 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Weinberg & Company, P.A.
Boca Raton, Florida

March 14, 2005

          TIX CORPORATION (FORMERLY CINEMA RIDE, INC.) AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                     ASSETS
                                                              2004          2003
                                                            ---------     ---------
Current assets:
   Cash                                                     $ 131,186     $  91,311
   Prepaid accounting fee to related party                     39,279            --
   Prepaid expenses and other current assets                   39,583        16,268
   Assets related to discontinued operations                      588           588
                                                            ---------     ---------
     Total current assets                                     210,636       108,167
                                                            ---------     ---------

   Property and equipment:
   Office equipment and furniture                             165,039       156,586
   Equipment under capital lease                              155,581       141,928
   Leasehold improvements                                      93,045        14,662
                                                            ---------     ---------
                                                              413,665       313,176
   Less accumulated depreciation                             (143,381)      (81,825)
                                                            ---------     ---------
     Total property and equipment, net                        270,284       231,351
                                                            ---------     ---------

Other assets:
   Investment in terminated joint venture - Tickets2Nite           --       462,179
   Deferred offering costs                                     29,800            --
   Deposits                                                    43,026        30,029
     Total other assets                                        72,826       492,208
                                                            ---------     ---------

                                                            $ 553,746     $ 831,726
                                                            =========     =========

                                   (continued)

          TIX CORPORATION (FORMERLY CINEMA RIDE, INC.) AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (continued)
                           DECEMBER 31, 2004 AND 2003

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                                                                                         2004             2003
                                                                                      ------------     ------------
Current liabilities:
   Accounts payable and accrued liabilities                                           $    748,865     $    477,512
   Current portion of capital lease obligations                                             50,473           40,180
   Current portion of notes payable                                                         23,954          716,242
   Bank line of credit                                                                                      174,000
   Liabilities related to discontinued operations                                          652,529          553,552
                                                                                      ------------     ------------
     Total current liabilities                                                           1,475,821        1,961,486

Long-term debt:
   Capital lease obligations, less current portion                                          50,517           88,620
   Notes payable, less current portion                                                     926,803               --
   Debenture payable, net of discount                                                      111,400               --
                                                                                      ------------     ------------
     Total long-term debt                                                                1,088,720           88,620
                                                                                      ------------     ------------

Stockholders' deficiency:
   Preferred stock, $0.01 par value; 500,000 shares authorized; none issued                     --               --
   Common stock, $0.08 par value; 100,000,000 shares authorized; 10,011,237 shares and 8,515,125 shares issued and outstanding as of December 31, 2004 and 2003,
     respectively                                                                          800,899          681,210
   Additional paid-in capital                                                           11,594,244       10,908,983
   Deferred compensation                                                                   (15,000)         (35,000)
   Accumulated deficit                                                                 (14,390,938)     (12,773,573)
     Total stockholders' deficiency                                                     (2,010,795)      (1,218,380)
                                                                                      ------------     ------------

                                                                                      $    553,746     $    831,726
                                                                                      ============     ============

          See accompanying notes to consolidated financial statements.

          TIX CORPORATION (FORMERLY CINEMA RIDE, INC.) AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                         2004            2003
                                                                                      -----------     -----------
Revenues                                                                              $ 1,557,459     $        --

Operating expenses:
   Direct costs of revenues                                                               800,268              --
   Selling and marketing expenses                                                         366,461              --
   General and administrative expenses, including non-cash compensation expense of
     $264,650 in 2004 and $552,281 in 2003($0 in 2004 and $117,015 in 2003 to
     officers and directors)                                                            1,488,312       1,568,179
   Depreciation and amortization                                                           61,556           2,520
   Start-up costs of Tickets2Nite business venture                                             --          61,199
                                                                                      -----------     -----------
     Total costs and expenses                                                           2,716,597       1,631,898
                                                                                      -----------     -----------

   Loss from operations                                                                (1,159,138)     (1,631,898)
                                                                                      -----------     -----------

Other income (expense):
   Equity in net income of terminated joint venture -
   Tickets2Nite                                                                                --         414,065
   Interest income                                                                             12              13
   Interest expense                                                                      (193,939)       (154,066)
                                                                                      -----------     -----------

Other income (expense), net                                                              (193,927)        260,012
                                                                                      -----------     -----------
   Loss from continuing operations                                                     (1,353,065)     (1,371,886)
                                                                                      -----------     -----------
   Loss from discontinued operations:
   Income from discontinued operations                                                     26,884         238,704
   Loss from closure of discontinued operations                                          (291,184)       (319,335)
                                                                                      -----------     -----------

     Net loss from discontinued operations                                               (264,300)        (80,631)
                                                                                      -----------     -----------

     Net loss                                                                         $(1,617,365)    $(1,452,517)
                                                                                      ===========     ===========

Net income (loss) per common share - basic and diluted:
   Loss from continuing operations                                                    $     (0.14)    $     (0.22)
   Income from discontinued operations                                                         --            0.04
   Loss from closure of discontinued operations                                             (0.03)          (0.05)
                                                                                      -----------     -----------
     Net loss per common share                                                        $     (0.17)    $     (0.23)
                                                                                      ===========     ===========

Weighted average number of common shares outstanding - basic and diluted                9,276,144       6,360,381
                                                                                      ===========     ===========

          See accompanying notes to consolidated financial statements.

          TIX CORPORATION (FORMERLY CINEMA RIDE, INC.) AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                         Common Stock
                                 ----------------------------
                                                                  Additional                                        Total
                                  Number of                        Paid-In        Deferred       Accumulated     Stockholder'
                                    Shares          Amount         Capital       Compensation      Deficit        Deficiency
                                 ------------    ------------    ------------    ------------    ------------    ------------
Balance, January 1, 2003            5,620,775    $    449,662    $ 10,696,416    $   (330,666)   $(11,321,056)   $   (505,644)
Issuance of common stock to
  officers, employees and
  directors for services            1,599,500         127,960          38,855                                         166,815
Sale of common stock and
  warrants                            190,000          15,200          32,300                                          47,500
Issuance of common stock to
  consultants                         325,400          26,032         102,368                                         128,400
Cancellation of common
  stock to consultant                 (30,000)         (2,400)        (16,200)                                        (18,600)
Issuance of warrants to
  consultants                                                          40,000         (40,000)
Amortization of deferred
  compensation                                                                        335,666                         335,666
Issuance of common stock
  for capital raising                   9,450             756            (756)
Issuance of common stock
  as settlement of a loan
  from Chief Executive Officer        800,000          64,000          16,000                                          80,000
Net loss                                                                                           (1,452,517)     (1,452,517)
                                 ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 2003          8,515,125         681,210      10,908,983         (35,000)    (12,773,573)     (1,218,380)
Sale of common stock                  400,000          32,000         168,000                                         200,000
Exercise of warrants                  100,000           8,000          17,000                                          25,000
Amortization of deferred
  compensation                                                                         20,000                          20,000
Cancellation of common
  stock to employee                   (25,000)         (2,000)           (500)                                         (2,500)
Issuance of common stock to
  consultants                         711,112          56,889         265,361                                         322,250
Issuance of warrants to
  consultants                                                         172,900                                         172,900
Beneficial conversion
  feature of Debenture                                                 62,500                                          62,500
Issuance of common stock
  for deferred offering costs         310,000          24,800                                                          24,800
Net loss                                                                                           (1,617,365)     (1,617,365)
                                 ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 2004         10,011,237    $    800,899    $ 11,594,244    $    (15,000)   $(14,390,938)   $ (2,010,795)
                                 ============    ============    ============    ============    ============    ============

          See accompanying notes to consolidated financial statements.

          TIX CORPORATION (FORMERLY CINEMA RIDE, INC.) AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                       2004            2003
                                                                                    -----------     -----------
Cash flows from operating activities:
   Net loss                                                                         $(1,617,365)    $(1,452,517)
   Adjustments to reconcile net loss to cash used in operating activities:
     Depreciation and amortization                                                       61,556           2,520
     Depreciation and amortization - discontinued operations                                 --         280,880
     Gain on sale of fixed assets                                                            --            (294)
     Cancellation of common stock issued for services                                    (2,500)        (18,600)
     Common stock and warrants issued for services                                      297,150         630,881
     Loss from closure of ride facilities - discontinued operations                          --         207,372
     Forgiveness of debt - discontinued operations                                      (26,884)             --
     Equity in net income of terminated joint venture - Tickets2Nite                         --        (414,065)
     Amortization of prepaid accounting fee                                              48,566              --
     Amortization of deferred compensation                                               20,000              --
     Amortization of deferred loan costs                                                  9,900              --
   Changes in operating assets and liabilities:
     (Increase) decrease in:
        Prepaid expenses and other current assets                                       (23,315)        (15,619)
        Deposits and other assets                                                        (7,997)        (25,000)
        Assets related to discontinued operations                                            --          35,889
     Increase (decrease) in:
        Accounts payable and accrued expenses                                           580,705         338,152
        Liabilities related to discontinued operations                                  125,861         229,333
                                                                                    -----------     -----------
          Net cash used in operating activities                                        (534,323)       (201,068)
                                                                                    -----------     -----------

Cash flows from investing activities:
   Distributions and reimbursements from terminated joint venture - Tickets2Nite        457,179          16,930
   Dividends received from terminated joint venture - D&B                                    --          23,861
   Purchase of property and equipment                                                   (86,837)             --
   Proceeds from sale of fixed assets                                                        --             294
                                                                                    -----------     -----------
     Net cash provided by investing activities                                          370,342          41,085
                                                                                    -----------     -----------

Cash flows from financing activities:
   Proceeds from bank line of credit                                                         --         174,000
   Exercise of warrants                                                                  25,000              --
   Payments on notes payable                                                             (5,682)        (13,737)
   Payments on capital lease obligations                                                (41,462)        (33,363)
   Sale of common stock and warrants                                                    200,000          47,500
   Repayment of line of credit                                                         (174,000)             --
   Loans from Chief Executive Officer                                                        --          15,000
   Net proceeds from debenture                                                          200,000              --
                                                                                    -----------     -----------
     Net cash provided by financing activities                                          203,856         189,400
                                                                                    -----------     -----------

Cash:
   Net increase                                                                          39,875          29,417
   Balance at beginning of year                                                          91,311          61,894
                                                                                    -----------     -----------
   Balance at end of year                                                           $   131,186     $    91,311
                                                                                    ===========     ===========

                                   (continued)

          TIX CORPORATION (FORMERLY CINEMA RIDE, INC.) AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                             2004        2003
                                                                           --------    --------
Supplemental disclosures of cash flow information:
   Cash paid for:
     Income taxes                                                          $  1,871    $  1,389
                                                                           ========    ========
     Interest                                                              $ 42,268    $ 25,108
                                                                           ========    ========

Non-cash financing and investing activities:
   Common stock issued in/settlement of loan payable to officer            $           $ 80,000
   Issuance of common stock to outside consultant in equity transaction          --         756
   Conversion of accounts payable to notes payable                               --       7,913
   Acquisition of capital lease assets and related obligation                13,652          --
   Issuance of common stock for accounts payable                             50,000          --
   Issuance of common stock to director for:
   Accounts payable                                                          74,155          --
   Prepaid services                                                          87,845          --
   Dividends received from joint venture - Tickets2Nite                          --     132,890
   Investment in subsidiary with fixed assets and capital lease                  --     132,890
   Common stock issued for deferred offering costs                           24,800          --
   Payment of deferred offering cost with accounts payable                    5,000          --
   Conversion of investment in Tickets2Nite to prepaid expense                5,000          --
   Conversion of accrued interest payable to note payable - Finova               --     240,197
   Issuance of warrants for loan fees                                        36,000          --
   Beneficial conversion feature of Debenture                                62,500          --

          See accompanying notes to consolidated financial statements.

          TIX CORPORATION (FORMERLY CINEMA RIDE, INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

BUSINESS ACTIVITY:

Tix Corporation (the "Company") was incorporated in Delaware in April 1993 under the name Cinema Ride, Inc. The Company changed its name from Cinema Ride, Inc. to Tix Corporation effective March 3, 2005.

Through December 31, 2003, the Company was in the ride simulator business. This line of business was discontinued effective December 31, 2003 (see "Ride Simulator Business" below).

During the year ended December 31, 2003, the Company owned 50% of Tickets2Nite, LLC, a company engaged in the sale of tickets for Las Vegas shows at 50% of the original box office price, on the same day of the performance, from a ticket booth located on the Las Vegas Strip (see "Tickets2Nite, LLC" below).

Effective January 1, 2004, the Company's sole business activity, through its newly-formed, wholly-owned subsidiary, Tix4Tonight, LLC, was the sale of tickets for Las Vegas shows at 50% of the original box office price, on the same day of the performance, from ticket booths located on the Las Vegas Strip (see "Tix4Tonight, LLC" below).

Ride Simulator Business: During the year ended December 31, 2003, the Company operated two ride facilities for the full year, as well as one ride facility in a joint venture through February 15, 2003 (see Note 3). The Company operated a ride facility located in Las Vegas, Nevada (the "Las Vegas Facility"), which commenced operations in October 1994 and was located in the Forum Shops at Caesar's Palace Hotel and Casino (the "Forum Shops"), a high traffic tourist mall located between Caesar's Palace Hotel and Casino and the Mirage Hotel, in Las Vegas, Nevada, and a ride facility located in Edmonton, Alberta, Canada (the "West Edmonton Mall Facility"), which commenced operations in August 1995 and was located in the West Edmonton Mall, a high traffic shopping mall. The Las Vegas ride facility provided approximately 94% of the Company's consolidated revenues in 2003, and was the Company's primary source of operating cash flow in 2003.

The Las Vegas Facility and the West Edmonton Mall Facility were closed on or about December 31, 2003, thus terminating this line of business. Three other ride facilities were previously closed between January 1998 and June 2002. This line of business is presented as a discontinued operation in the Company's consolidated financial statements for the year ended December 31, 2003. A summary of the results of operations of the ride simulator business for the year ended December 31, 2003 is provided at Note 3. As described at Note 13, the Company is currently in litigation with the Forum Shops with respect to its former Las Vegas ride facility lease.

Tickets2Nite, LLC: The Company owned 50% of a business venture named Tickets2Nite, LLC, a Nevada limited liability company, which was formed on September 24, 2002 pursuant to an Operating Agreement, with the other 50% owned by Entasis, LLC ("Entasis"), an independent third party owned by Hal Kolker ("Kolker"). The business venture, which commenced operations during November 2002, sold tickets to Las Vegas shows at 50% of the original box office price, on the same day of the performance, from a ticket booth located on the Las Vegas Strip. The Operating Agreement specified that the Company would oversee the day-to-day operations of the business venture.

On December 24, 2002, the Company filed a lawsuit against Entasis and Kolker in the Clark County, Nevada District Court (the "Court"). Trial with respect to the Company's lawsuit against Entasis and Kolker was held on May 7 through 9, 2003. On October 1, 2003, the Court rendered its Decision and Order with respect to the parties' ownership rights and management rights and obligations with respect to Tickets2Nite, LLC. The Court found that the Tickets2Nite, LLC Operating Agreement was valid, clear and unambiguous; that although Entasis and Kolker asserted many defenses to the validity of the Operating Agreement, they were without merit; and that Entasis and Kolker breached the Operating Agreement by not funding his portion of the capital contribution. Furthermore, with regard to Entasis and Kolker's counterclaims, the Court found for the Company on all counts.

The Court ruled that the parties were unable to operate the business together pursuant to the Operating Agreement, and therefore ordered that Tickets2Nite, LLC be dissolved. The Court appointed an independent third party to assist in the dissolution of Tickets2Nite, LLC. Accordingly, the business operations of Tickets2Nite, LLC were terminated effective December 31, 2003.

As of December 31, 2003, the Company's net investment in Tickets2Nite, LLC was $462,179. During the year ended December 31, 2004, as a result of the dissolution of Tickets2Nite, LLC, the Company received cash distributions of $457,179 and the return of $5,000 deposit, which completed the dissolution of Tickets2Nite, LLC and the disposition of the Company's investment in such entity.

The Company accounted for its investment in Tickets2Nite, LLC under the equity method of accounting, since it did not have majority voting control. Financial information with respect to the Company's investment in Tickets2Nite, LLC, including the results of operations and financial position of Tickets2Nite, LLC as of and for the year ended December 31, 2003, is provided at Note 4.

Tix4Tonight, LLC: On January 1, 2004, the Company commenced the operation of a same-day discount ticket business at a different location and under a different name on the Las Vegas Strip through the formation of a wholly-owned Nevada limited liability company, Tix4Tonight, LLC, which was organized in December 2003. The Company owns 100% of the Tix4Tonight business, which was the Company's only source of operating revenues in 2004. The operations of Tickets2Nite, LLC and Tix4Tonight, LLC are not directly comparable, since Tickets2Nite, LLC was accounted for under the equity method of accounting and Tix4Tonight, LLC is consolidated with the Company's operations. The Company's former partner in Tickets2Nite, LLC operates the same type of business in Las Vegas that competes with Tix4Tonight, LLC from one site on the Las Vegas Strip.

Most of the assets developed by the Company for the Tickets2Nite business were distributed to the Company's Tix4Tonight business, including all management staff, software and technology, computers and server systems, and other fixed assets.

The Company conducts the operations of Tix4Tonight at three locations on the Las Vegas Strip: South Strip next to the Harley-Davidson Cafe at Harmon; the Fashion Show Mall Strip entrance in front of Neiman-Marcus (which commenced operations in February 2005); and North Strip across from the Stardust Hotel and Casino. A new South Strip location is planned for the Hawaiian Marketplace Shopping Center after its redevelopment is completed in 2005. In addition, during August 2004, the Company relocated the administrative offices of Tix4Tonight to a new office facility in Las Vegas, Nevada.

REVENUE RECOGNITION AND PRESENTATION:

The Company's Las Vegas show ticketing business recognizes as revenue the commissions and related transaction fees earned from the sale of Las Vegas show tickets at the time the tickets are paid for by and delivered to the customers. The Company's commissions are calculated based on the face value of the show tickets sold. With certain exceptions, ticket sales are generally non-refundable, although same-day exchanges of previously sold tickets are permitted. Claims for ticket refunds are generally received and paid the day after the show date and are charged back to the respective shows. The refunds are recorded as a reduction to the Company's commissions and fees at the time they are processed. The Company does not have accounts receivable associated with its sales transactions, as payment is collected at the time of sale.

GOING CONCERN:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company had a net loss of $1,617,365 and negative cash flow from operations of $534,323 during the year ended December 31, 2004, and had a working capital deficiency of $1,265,185 and a stockholders' deficiency of $2,010,795 at December 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

The Company will require additional capital to fund operating and debt service requirements and to expand the operations of Tix4Tonight, and the Company has been exploring various alternatives to raise this required capital, as described at Note 8. To the extent that the Company is unable to secure the capital necessary to fund its future cash requirements on a timely basis and/or under acceptable terms and conditions, the Company may not have sufficient cash resources to maintain operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization.

CONSOLIDATION:

All intercompany transactions and balances are eliminated in consolidation.

PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost. Depreciation is provided at the time property and equipment is placed in service using the straight-line method over the estimated useful lives of the assets, which range from four to five years.

INCOME TAXES:

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred income taxes are provided on the difference in earnings determined for tax and financial reporting purposes and result primarily from differences in methods used to amortize production costs.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

The carrying amounts of financial instruments, including cash, accounts payable and accrued liabilities, and short-term loans approximate fair value because of their short maturity. The carrying amounts of notes payable, capital lease obligations and debenture payable (including the discount) approximate fair value because the related effective interest rates on these instruments approximate the rates currently available to the Company.

CONCENTRATIONS:

The Company's cash balances on deposit with banks are guaranteed up to $100,000 by the Federal Deposit Insurance Corporation (the "FDIC"). The Company may periodically be exposed to risk for the amount of funds held in one bank in excess of the insurance limit. In order to control the risk, the Company's policy is to maintain cash balances with high quality financial institutions. The Company had cash balances with a bank in excess of the $100,000 insurance limit during the year ended December 31, 2004.

FOREIGN CURRENCY TRANSLATION:

The United States dollar is the functional currency of the subsidiary which operated the West Edmonton Mall Facility through December 31, 2003. Assets and liabilities of the subsidiary denominated in Canadian dollars, as well as transactions denominated in Canadian dollars during the year ended December 31, 2003, have been remeasured as if the functional currency was the United States dollar. The remeasurement of Canadian dollars into United States dollars created a translation loss that is included in discontinued operations in the consolidated statements of operations for the year ended December 31, 2003 of $
(113).

STOCK-BASED COMPENSATION:

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. SFAS No. 123 also encouraged, but does not require companies to record compensation cost stock-based employee compensation. SFAS No. 123 was amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure", which requires companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income
(loss) per common share of the estimated fair market value of stock options or warrants issued to employees. The Company has chosen to continue to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", with pro forma disclosures of net income (loss) as if the fair value method had been applied. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

The exercise price of stock options and warrants issued to employees was not less than the fair market value of the Company's common stock on the date of grant, and in accordance with accounting for such options utilizing the intrinsic value method, there was no related compensation expense recorded in the Company's consolidated financial statements. Had compensation cost for stock-based compensation been determined based on the fair value at the grant dates consistent with the method prescribed by SFAS No. 123, the Company' s net dates consistent with the method prescribed by SFAS No. 123, the Company's net loss and net loss per share for the years ended December 31, 2004 and 2003 would have been as follows:

                                                     Years Ended December 31,
                                                  ------------------------------
                                                      2004              2003
                                                  ------------      ------------
Net loss:
   As reported                                    $(1,617,365)      $(1,452,517)
   Pro forma                                      $(1,617,365)      $(1,507,205)
Net loss per share:
   As reported                                         ($0.17)           ($0.27)
   Pro forma                                           ($0.17)           ($0.24)

The fair value of options granted are estimated on the date of grant utilizing the Black-Scholes option-pricing model with the following weighted-average assumptions: expected life of 5 years; expected volatility of 256%; risk-free interest rate of 6.1%; and a 0% dividend yield. There were no options issued to officers, directors or employees in 2003 or 2004.

NET LOSS PER SHARE:

Statement of Financial Accounting Standards No. 128, "Earnings per Share", requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. These potentially dilutive securities were not included in the calculation of loss per share for the years ended December 31, 2004 and 2003 because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive. Accordingly, basic and diluted loss per share is the same for the years ended December 31, 2004 and 2003. At December 31, 2004 and 2003, potentially dilutive securities consisted of outstanding common stock purchase warrants and stock options to acquire 5,880,884 shares and 5,583,384 shares, respectively.

COMPREHENSIVE INCOME (LOSS):

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), established standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income
(loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company did not have items of comprehensive income (loss) for the years ended December 31, 2003 and 2004.

SEASONALITY OF BUSINESS:

Because of the seasonal nature of tourism in Las Vegas, attendance patterns at Las Vegas shows may vary accordingly. The nature and degree of this seasonality varies among Las Vegas shows depending on the time of year, as well as the nature of entertainment alternatives available to audiences. The Company expects that tourist traffic in Las Vegas will be the highest in June through August (the height of the tourist season) and lowest during January and February.

ACCOUNTING ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING COSTS:

Advertising costs are charged to operations at the time the costs are incurred. During the years ended December 31, 2004 and 2003, advertising costs charged to continuing operations were $336,996 and $0, respectively, and advertising costs charged to discontinued operations were $3,560 and $24,096, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS:

Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), established guidelines regarding when impairment losses on long-lived assets, which includes property and equipment, should be recognized and how impairment losses should be measured. SFAS No. 144 also provided a single accounting model for long-lived assets to be disposed of and significantly changed the criteria that would have to be met to classify an asset as held-for-sale. The Company periodically reviews such assets for possible impairment and expected losses, if any, are recorded in the period when such impairment is determined.

DEFERRED OFFERING COSTS:

The Company defers costs incurred related to the future issuance of common stock until such time as the stock is issued, or the stock offering is abandoned by the Company. These costs include legal fees and placement fees paid to underwriters or investment bankers related to the future issuance of common stock. Deferred offering costs of $29,800 have been included in the consolidated balance sheet at December 31, 2004 in connection with the Standby Equity Distribution Agreement entered into on December 7, 2004. The related offering is expected to commence during 2005.

DEBT ISSUANCE COSTS:

Direct costs incurred for the issuance of debt are capitalized and amortized using the effective interest method over the term of the respective debt. In the event that the debt is retired prior to the maturity date, debt issuance costs will be expensed in the period that the debt is retired. The amortization of debt issuance costs is included in interest expense in the consolidated statements of operations. Amortization expense related to debt issuance costs for the year ended December 31, 2004 was $5,733.

RECLASSIFICATIONS:

Certain reclassifications of the 2003 amounts have been made to conform to the 2004 presentation.

NOTE 2. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 in 2003 did not have a significant effect on the Company's financial statement presentation or disclosures.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R supercedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and amends SFAS No. 95, "Statement of Cash Flows". SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards. The cost will be recognized as compensation expense over the vesting period of the awards. The Company is required to adopt SFAS No. 123R effective January 1, 2006. Under this method, the Company will begin recognizing compensation cost for equity-based compensation for all new or modified grants after the date of adoption. In addition, the Company will recognize the unvested portion of the grant date fair value of awards issued prior to adoption based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding options and warrants. The Company is currently evaluating the potential effect that the adoption of SFAS No. 123R will have on the Company's financial statement presentation and disclosures.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment to APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 amends Accounting Principles Board Opinion No. 29, "Accounting for Nonmonetary Transactions", to require that exchanges of nonmonetary assets be measured and accounted for at fair value, rather than at carryover basis, of the assets exchanged. Nonmonetary exchanges that lack commercial substance are exempt from this requirement. SFAS No. 153 is effective for nonmonetary exchanges entered into in fiscal periods beginning after June 15, 2005. The Company does not routinely enter into nonmonetary exchanges. Accordingly, the Company does not expect that the adoption of SFAS No. 153 will have a significant effect on the Company's financial statement presentation or disclosures.

NOTE 3. DISCONTINUED OPERATIONS

RIDE SIMULATOR BUSINESS:

The Company terminated its ride simulator business effective December 31, 2003 (see Note 1). The results of operations of the ride simulator business for the year ended December 31, 2003 is presented below.

Ticket revenues                                                      $ 1,755,537
                                                                     -----------

Direct costs of revenues                                               1,018,012
Selling and marketing expenses                                            29,029
General and administrative expenses                                      189,206
Depreciation and amortization                                            280,880
                                                                     -----------
Total costs and expenses                                               1,517,127
                                                                     -----------

Income from discontinued operations                                      238,410
Other income                                                                 294
                                                                     -----------
Net income from discontinued operations                              $   238,704
                                                                     ===========

During 2004, the Company settled a note payable related to its discontinued operations and as a result recorded forgiveness of debt of $26,884, which was reflected as income from discontinued operations in the statement of operations for the year ended December 31, 2004 (see Note 7).

During the year ended December 31, 2003, the Company incurred $299,917 of costs related to the closure of its remaining two ride facilities in Las Vegas, Nevada and Edmonton, Alberta, Canada, which were closed on or about December 31, 2003.

At December 31, 2004 and 2003, liabilities related to discontinued operations aggregated $652,529 and $553,552, respectively, which consisted primarily of accrued but unpaid rent with respect to the Company's lease for its former Las Vegas ride facility from mid-2003, when the Company suspended the payment of rent to the Forum Shops, through the expiration date of the lease, January 31, 2005. The Company accrued rent on its former Las Vegas ride facility at the full monthly amount (which included common area fees and utilities) through the date the ride facility was shut-down, December 31, 2003, and at the base monthly rent subsequent to that date. As described at Note 13, the Company is currently in litigation with the Forum Shops with respect to its former ride facility lease.

DAVE & BUSTERS, INC.:

On May 29, 1998, the Company entered into a three-year joint venture operating agreement with Dave & Buster's, Inc. to install a ride simulator at the Dave & Buster's, Inc. facility in Atlanta, Georgia. Although the joint venture agreement was not formally extended subsequent to its expiration, the operations of the joint venture continued on a month-to-month basis until February 15, 2003, when the joint venture ceased operations and was formally terminated. The Company recorded a loss with respect to the closure of this facility of $246,122 at December 31, 2002 as a result of the impairment of the value of the fixed assets. During 2003, the Company recorded an additional loss of $19,418 with respect to the closure of this facility, which has been included in the loss from closure of discontinued operations in the consolidated statement of operations for the year ended December 31, 2003.

Accordingly, the aggregate costs related to the closure of discontinued operations in 2003 were $319,335. The Company also incurred additional costs related to the closure of discontinued operations in 2004 of $291,184.

NOTE 4. INVESTMENT IN TICKETS2NITE, LLC

The Company owned 50% of a business venture named Tickets2Nite, LLC, a Nevada limited liability company, which was formed on September 24, 2002 pursuant to an Operating Agreement, with the other 50% owned by Entasis, LLC ("Entasis"), an independent third party owned by Hal Kolker ("Kolker"). The business venture, which commenced operations during November 2002, sold tickets to Las Vegas shows at 50% of the original box office price, on the same day of the performance, from a ticket booth located on the Las Vegas Strip. The Operating Agreement specified that the Company would oversee the day-to-day operations of the business venture.

A leading beverage company had entered into a marketing sponsorship agreement with Tickets2Nite, LLC beginning July 1, 2002 and ending June 30, 2007. As part of the marketing sponsorship agreement, Tickets2Nite, LLC granted the beverage company warrants (having a fair value of $250,000) to purchase a 5% ownership interest in Tickets2Nite, LLC, exercisable for a period of five years at 25% of the fair market value of such 5% ownership interest at the time the warrant was exercised, as determined by a mutually acceptable investment banking firm. The fair value of the warrants was being amortized over the five year term of the marketing sponsorship agreement.

On December 24, 2002, the Company filed a lawsuit against Entasis and Kolker in the Clark County, Nevada District Court (the "Court"). The lawsuit related to matters concerning the management and funding of the new business venture. Entasis and Kolker funded only $95,000 of its $200,000 equity commitment, and were impermissibly interfering with the operations of the new business venture.

Trial with respect to the Company's lawsuit against Entasis and Kolker was held on May 7 through 9, 2003. On October 1, 2003, the Court rendered its Decision and Order with respect to the parties' ownership rights and management rights and obligations with respect to Tickets2Nite, LLC. The Court found that the Tickets2Nite, LLC Operating Agreement was valid, clear and unambiguous; that although Entasis and Kolker asserted many defenses to the validity of the Operating Agreement, they were without merit; and that Entasis and Kolker breached the Operating Agreement by not funding his portion of the capital contribution. Furthermore, with regard to Entasis and Kolker's counterclaims, the Court found for the Company on all counts.

The Court ruled that the parties were unable to operate the business together pursuant to the Operating Agreement, and therefore ordered that Tickets2Nite, LLC be dissolved. The Court appointed an independent third party to assist in the dissolution of Tickets2Nite, LLC. Accordingly, the business operations of Tickets2Nite, LLC were terminated effective December 31, 2003.

As of December 31, 2003, the Company's net investment in Tickets2Nite, LLC was $462,179. During the year ended December 31, 2004, as a result of the dissolution of Tickets2Nite, LLC, the Company received cash distributions of $457,179 and the return of a$5,000 deposit, which completed the dissolution of Tickets2Nite, LLC and the disposition of the Company's investment in such entity.

Most of the assets developed by the Company for the Tickets2Nite business were distributed to the Company's Las Vegas show ticketing business, Tix4Tonight (see
Note 1), including all management staff, software and technology, computers and server systems, and other fixed assets with an aggregate net book value, net of related liabilities, of $120,999.

Effective May 4, 2004, the aforementioned parties entered into a settlement agreement and release that resolved all pending litigation and claims by and among the parties. The resolution of these legal proceedings did not have a significant effect on the Company's financial condition.

As a result of the dissolution of Tickets2Nite, LLC, the sub-lease agreement and marketing sponsorship agreement with the beverage company did not continue. Accordingly, deferred marketing costs of $175,000 were considered impaired and charged to operations by Tickets2Nite, LLC at December 31, 2003.

The Company accounted for its investment in Tickets2Nite, LLC under the equity method of accounting, since it did not have majority voting control. The Company recorded $240,060 as its proportionate share of net income from Tickets2Nite, LLC for the year ended December 31, 2003. Based on the court-ordered dissolution of Tickets2Nite, LLC, the Company also recorded a gain of $174,005 from the dissolution of Tickets2Nite, LLC at December 31, 2003, which was based on the Company's proportionate share of capital invested in Tickets2Nite, LLC. Accordingly, the Company's aggregate equity in net income of joint venture for the year ended December 31, 2003 was $414,065. The Company did not receive any distributions from Tickets2Nite, LLC in 2003.

Condensed financial information with respect to Tickets2Nite, LLC is presented below.

                                Tickets2Nite, LLC
                                  Balance Sheet
                                December 31, 2003

Current assets                                                         $ 602,882
Property and equipment, net                                               93,746
Other assets                                                              12,500
                                                                       ---------
   Total assets                                                        $ 709,128
                                                                       =========

Current liabilities                                                    $   6,726
Members' equity                                                          702,402
                                                                       ---------
   Total liabilities and equity                                        $ 709,128
                                                                       =========

                                Tickets2Nite, LLC
                             Statement of Operations
                          Year Ended December 31, 2003

Ticket commissions                                                  $ 1,281,469
                                                                    -----------

Selling and marketing                                                   346,188
General and administrative                                              203,489
Depreciation and amortization                                            61,680
Write-off of deferred marketing costs                                   175,000
                                                                    -----------
Total costs and expenses                                                786,357
                                                                    -----------

Income from operations                                                  495,112
Interest expense                                                        (14,992)
                                                                    -----------

Net income                                                          $   480,120
                                                                    ===========

NOTE 5. BANK LINE OF CREDIT

During 2003, the Company established a line of credit with a bank for $174,000, with interest payable monthly at the bank's prime rate plus 1%. The line of credit was secured by the Company's assets and was scheduled to mature on December 15, 2004. The line of credit was repaid in January 2004 and was not renewed.

NOTE 6. OBLIGATIONS UNDER CAPITAL LEASES

The Company has entered into several capital leases for equipment with monthly payments ranging from $95 to $2,506 per month, including interest at rates ranging from 9.0% to 20.3% per annum. At December 31, 2004, the monthly payments under these leases aggregated $6,135. The leases expire at various dates through 2007. At December 31, 2004, property and equipment included assets under capital leases of $155,581, less accumulated amortization of $40,914.

Minimum future payments under capital leases for equipment are as follows:

Years Ending December 31:
2005                                                                  $  68,297
2006                                                                     43,935
2007                                                                     11,071
                                                                      ---------

                                                                        123,303
Amount representing interest                                            (16,366)
                                                                      ---------

Present value of minimum lease payments                                 106,937
Less current portion relating to continuing operations                  (50,473)
Less current portion related to discontinued operations                  (5,947)
                                                                      ---------

Non-current portion                                                   $  50,517
                                                                      =========

NOTE 7. NOTES PAYABLE

Notes payable consisted of the following at December 31, 2004 and 2003:

                                                              2004           2003
                                                           ----------     ----------
Note payable, Finova                                       $       --     $  716,242
Note payable, Finova (as modified October 29, 2004)
   - Discounted Amount                                        169,318             --
   - Remaining Indebtedness                                   781,439             --
Equipment note payable                                             --         36,884
                                                           ----------     ----------
                                                              950,757        753,126
Less current portion                                          (23,954)      (716,242)
Less current portion related to discontinued operations            --        (36,884)
                                                           ----------     ----------

Non-current portion                                        $  926,803     $       --
                                                           ==========     ==========

NOTE PAYABLE, FINOVA:

On December 31, 1996, the Company completed a financing agreement with Finova Technology Finance, Inc., which was structured as a sale leaseback transaction of certain equipment owned by the Company. Based on the substance of this transaction, this financing agreement was accounted for as a note payable for financial reporting purposes. The gross loan amount was $1,575,027, with interest at 16.64% per annum, repayable over a four year period at $40,903 per month, with a balloon payment of $157,503.

On March 10, 1999, the financing agreement was amended to reduce the monthly payments and to extend the maturity date of the note payable. On June 25, 2001 and April 17, 2002, the Company entered into modification agreements and waivers of default with the lender, which, among other provisions, cured prior defaults, provided for various modifications to the terms and conditions of the loan, extended the repayment date, and provided for the issuance of warrants to the lender.

Required monthly payments on this loan were in default at December 31, 2003. As a result, the principal balance of this loan of $716,242 at December 31, 2003 was classified as a current liability in the consolidated financial statements at such date. Accrued interest payable on this loan was $126,375 at December 31, 2003 and $240,197 at September 30, 2004. Accordingly, the aggregate obligation to the lender at September 30, 2004 was $956,439.

Effective October 29, 2004, the Company entered into a Forbearance Agreement with the lender which provided for the Company to repay the lender its aggregate obligation of $956,439 at September 30, 2004 as follows: (i) $175,000 of the $956,439 (the "Discounted Amount") shall be paid commencing November 1, 2004, and on the first day of each consecutive month, by payment of $3,000 to the lender, to be applied first against interest accruing for the prior month at the rate of 7.5% per annum, and then, to the extent available, as a reduction of the $175,000 principal balance; (ii) on December 1, 2006, the unpaid principal balance of the $175,000, plus accrued and unpaid interest, shall be fully due and payable; and (iii) the $175,000 and any unpaid accrued interest may be paid by the Company at any time prior to December 1, 2006. The remaining indebtedness in excess of the $175,000 in the amount of $781,439 (the "Remaining Indebtedness") shall continue to bear interest at 16.64% per annum, but shall be deemed fully satisfied if the Company pays the lender the entire $175,000, with interest, as specified above. In conjunction with this agreement, the Company also assigned to the lender as additional collateral its interest in and rights to a key man life insurance policy on the Company's Chief Executive Officer.

The Company expects to repay the Discounted Amount through new borrowings and/or proceeds from the Standby Equity Distribution Agreement (see Note 8). Although the Company expects to repay in full the Discounted Amount, and is in compliance with the terms of the Forbearance Agreement at December 31, 2004, there can be no assurances that the Company will be successful in this regard. Accordingly, the Remaining Indebtedness will remain as a liability until such time as the Company has fully repaid the $175,000 pursuant to the terms of the Forbearance Agreement.

EQUIPMENT NOTE PAYABLE:

On July 18, 2001, the Company entered into an agreement with a sign manufacturer to purchase a sign that had been used in the Company's Las Vegas ride facility, which had been previously recorded as a capital lease obligation. The note was collateralized by the sign, bore an annual interest rate of 15% per annum, required monthly payments of $2,466, and was due and payable in June 2004. The Company defaulted on its payment obligations with respect to this note and subsequently negotiated a settlement of the note. As a result, in 2004 the Company paid the sign manufacturer $10,000 and the remaining balance on the note of $26,884 was forgiven and was reflected as income from discontinued operations in the statement of operations for the year ended December 31, 2004.

NOTE 8. DEBENTURES PAYABLE AND STANDBY EQUITY DISTRIBUTION AGREEMENT

On December 7, 2004, the Company closed a financing transaction in which it sold 5% convertible debentures (the "Debentures") to Advantage Development Capital Corp. ("Advantage"). The Company issued a Debenture with a face value of $250,000 upon closing and received net proceeds of $200,000. The Company issued another Debenture for $280,000 on January 3, 2005 and received net proceeds of $224,300. The Debentures mature on March 7, 2006. Interest is due at the maturity date. The Debentures are convertible from time to time after nine months from the date of closing into the Company's common stock by Advantage at the price per share of either (a) an amount equal to one hundred twenty percent (120%) of the volume weighted average price of the Common Stock as listed on the National Association of Securities Dealers, Inc.'s Over-The-Counter Bulletin Board, as quoted by Bloomberg, L.P. on the closing date or (b) an amount equal to eighty percent (80%) of the average volume weighted average price of the Company's Common Stock, as quoted by Bloomberg, L.P. for the five (5) trading days immediately preceding the conversion date. Notwithstanding the foregoing, at no time shall the conversion price be less than $0.25 per share. The Company has an option to redeem all or a portion of the outstanding Debentures at a redemption price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest. The Company granted Advantage a security interest in certain of its assets. Advantage also received a warrant to purchase 100,000 shares of common stock exercisable at $0.25 per share through November 4, 2007, which was determined to have a fair value, calculated pursuant to the Black-Scholes option-pricing model, of $36,000. The Debenture is convertible into equity based on its face amount, which results in a beneficial conversion feature with a fair value of $62,500. The aggregate value of the warrant of $36,000, the value of the beneficial conversion feature of $62,500, and the related financing costs of $50,000 paid by the Company to the lender were recorded as a discount to the $250,000 face value of the Debenture, and are being charged to operations as interest expense over the 15 month term of the Debenture. As a result of the foregoing, the Debenture was initially recorded at a net value of $101,500, prior to the amortization of $9,900 of such deferred costs during December 2004. Accordingly, the adjusted carrying value of the Debenture at December 31, 2004 was $111,400. Based on the maturity date of the Debenture, the Debenture has been classified in the Company's balance sheet as a non-current liability at December 31, 2004.

Additionally, on December 7, 2004, the Company entered into a financing transaction with Cornell Capital Partners, LP ("Cornell") under which Cornell will periodically purchase, at the Company's option, up to $10,000,000 of the Company's common stock over 24 months pursuant to a Standby Equity Distribution Agreement. The Company has the right to control the timing and the amount of stock sold to Cornell, with the purchase price based upon the market price of the Company's common stock at the time of each sale. Funding of the $10,000,000 will commence at the Company's election after certain conditions are satisfied, including the Securities and Exchange Commission ("SEC") declaring effective a registration statement covering the shares of common stock that may be purchased by Cornell.

The Company intends to file a Registration Statement on Form SB-2 with the SEC during 2005 to register the shares of common stock that may be purchased by Cornell under the Standby Equity Distribution Agreement. Upon effectiveness of such registration statement, it is the Company's current intention to periodically sell shares of common stock to Cornell under the Standby Equity Distribution Agreement to fund the Company's operations and financial commitments, subject to the trading activity and trading range of the Company's common stock, as well as general market conditions.

Cornell received 290,000 shares of the Company's common stock as a commitment fee and will receive an additional 290,000 shares of the Company's common stock on the first year anniversary of the Standby Equity Distribution Agreement. Newbridge Securities Corporation ("Newbridge") will serve as exclusive placement agent for the sale of the shares of common stock. In consideration for Newbridge's services, Newbridge received 20,000 shares of the Company's common stock. The 310,000 shares of common stock issued to Cornell and Newbridge were recorded at par value of $0.08 per share (aggregate amount $24,800) and included in deferred offering costs in the Company's balance sheet at December 31, 2004.

NOTE 9. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2002, the Company's Chief Executive Officer made short-term advances to the Company aggregating $65,000 for working capital purposes. During the year ended December 31, 2003, the Company's Chief Executive Officer made additional advances to the Company of $15,000. Such advances were unsecured, interest-free and due on demand. On October 10, 2003, such advances aggregating $80,000 were repaid by the Company issuing 800,000 shares of common stock (see Note 11). In addition, on October 10, 2003, the Company issued its Chief Executive Officer 600,000 shares of common stock in exchange for accrued but unpaid compensation of $60,000 (see Note 11). The effective price of $0.10 per share was in excess of the fair market value of $0.01 per share on October 10, 2003.

On November 26, 2003, the Company issued 500,000 shares of common stock to its Chief Executive Officer as a bonus for the successful creation and implementation of the discount ticket business. The fair market value of the 500,000 shares was $50,000, which was charged to operations as general and administrative expense.

On March 13, 2001, the Company granted to its Chief Executive Officer an option to purchase an aggregate of 800,000 shares of common stock expiring on the earlier to occur of three years from the date of vesting or March 13, 2006. The stock option was exercisable in four equal increments at prices ranging from $0.38 per share to $2.00 per share, which was not less than fair market value of the Company's common stock on the date of grant. The stock option was to vest based on the attainment of certain milestones by the Company, including raising new equity capital and reaching certain levels of earnings before interest, taxes, depreciation and amortization, none of which was reached. This stock option was terminated effective November 26, 2003.

Benjamin Frankel, a director of the Company, is a partner in the accounting firm of Frankel, Lodgen, Lacher, Golditch, Sardi & Howard. During the years ended December 31, 2004 and 2003, the Company incurred fees to Frankel, Lodgen, Lacher, Golditch, Sardi & Howard of $73,899 and $91,015, respectively, for accounting and tax services. Certain of these fees were paid through the issuance of the Company's common stock as described at Note 11.

NOTE 10. INCOME TAXES

The income tax effect of temporary differences between financial and tax reporting gives rise to the deferred income tax assets at December 31, 2004 and 2003 as follows:

                                                       2004            2003
                                                   ------------    ------------
Net operating loss carryforward                    $  3,767,000    $  3,196,000
Less valuation allowance                             (3,767,000)     (3,196,000)
                                                   ------------    ------------
                                                   $         --    $         --
                                                   ============    ============

The Company has provided a 100% valuation allowance as it cannot determine that it is more likely than not that it will realize the deferred tax assets. As of December 31, 2004, for Federal income tax purposes, the Company has approximately $11,079,000 in net operating loss carryforwards expiring through 2024. As of December 31, 2004, for state tax purposes, the Company has approximately $3,462,000 in net operating loss carryforwards expiring through 2014.

Internal Revenue Code Section 382 substantially restricts the ability of a corporation to utilize existing net operating losses in the event of an "ownership change". The Company has determined that there will be significant limitations on the future utilization of its net operating loss carryforwards for Federal income tax purposes due to ownership changes.

Reconciliation of the effective income tax rate to the United States statutory rate for the years ended December 31, 2004 and 2003 is as follows:

                                                           2004         2003
                                                         --------     --------
Tax expense at the U.S. statutory income tax rate           (34.0)%      (34.0)%
Increase in the valuation allowance                          34.0%        34.0%
                                                         --------     --------
Effective income tax rate                                       -%           -%
                                                         ========     ========

NOTE 11. CAPITAL TRANSACTIONS

AGREEMENT WITH FINANCIAL ADVISORY FIRM:

Effective as of January 3, 2002, the Company entered into a two-year arrangement with a financial advisory firm, Gang Consulting, Inc., which provided for the payment of monthly compensation, either in the form of a payment of $10,000 or the issuance of 25,000 shares of common stock. During the year ended 31, 2003, the Company issued 200,000 shares of common stock to such firm with a fair market value of $84,000, which was charged to operations as general and administrative expense. During the year ended December 31, 2004, the Company issued 300,000 shares of common stock to such firm with a fair market value of $110,250, which was charged to operations as general and administrative expense. The Company also paid $30,000 to such firm during the year ended December 31, 2003.

Effective as of July 1, 2002, the consulting arrangement was amended to provide for the Company to issue to such firm the following common stock purchase warrants: warrants to purchase an aggregate of 300,000 shares of common stock vesting on July 1, 2002, exercisable for a period of five years from such date in equal installments of 100,000 shares at $0.25, $0.50 and $1.00 per share; warrants to purchase an aggregate of 300,000 shares of common stock vesting on January 1, 2003, exercisable for a period of five years from such date in equal installments of 100,000 shares at $1.50, $2.00 and $2.50 per share; and warrants to purchase an aggregate of 300,000 shares of common stock vesting on July 1, 2003, exercisable for a period of five years from such date in equal installments of 100,000 shares at $3.00, $3.50 and $4.00 per shares. The aggregate fair value of such warrants was calculated pursuant to the Black-Scholes option-pricing model as $496,000 and was credited to additional paid-in capital and charged to defer compensation in the stockholder's deficiency section of the consolidated balance sheet. This amount was charged to operations as general and administrative expense over the 18 month period beginning July 1, 2002 and ending December 31, 2003. Accordingly, for the year ended December 31, 2003, $330,667 was charged to operations as general and administrative with respect to such warrants.

Effective as of July 1, 2002, the consulting arrangement was amended to provide for the Company to pay a finder's fee to such firm with respect to the private placement of its equity securities by issuing shares of common stock equivalent to 3% of the total equity capital raised, calculated at $0.50 per share. During the year ended December 31, 2003, the Company issued 2,850 shares of common stock to such firm, which were recorded at par value at $0.08 per share (aggregate amount $228) and charged to additional paid-in capital.

During the year ended December 31, 2003, the Company also issued 15,400 shares of common stock to such firm as a reimbursement for expenses. The aggregate fair market value of such shares of $7,700 was charged to operations as general and administrative expense.

On April 22, 2004, such firm exercised warrants to purchase 100,000 shares of common stock at $0.25 per share for gross proceeds of $25,000.

OTHER EQUITY-BASED TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 2004:

On March 29, 2004, the Company issued 300,000 shares of common stock under the 2003 Consultant Stock Plan to Benjamin Frankel, a director of the Company and a partner in the accounting firm of Frankel, Lodgen, Lacher, Golditch, Sardi & Howard, for accounting and tax services. The aggregate fair market value of such shares on the date of issuance was $162,000 ($0.54 per share), of which $74,155 was applied to reduce the Company's accounts payable balance to such firm and $87,845 was classified as prepaid accounting fee to related party. As of December 31, 2004, the remaining balance of prepaid accounting fee to related party was $39,279.

On June 16, 2004, the Company issued 111,112 shares of common stock and a warrant to purchase 100,000 shares of common stock, all under the 2003 Consultant Stock Plan, to Erick Richardson, a partner in the law firm of Richardson & Patel LLP, for legal services. The warrant is exercisable for a period of five years, one-half at $0.50 per share and one-half at $1.00 per share. The aggregate fair market value of the shares on the date of issuance was $50,000 ($0.45 per share), all of which was applied to reduce the Company's accounts payable balance to such law firm. The aggregate fair value of the warrant, calculated pursuant to the Black-Scholes option-pricing model, was $44,500, and was charged to operations as general and administrative expense.

During the year ended December 31, 2004, the Company sold 400,000 shares of its common stock to accredited investors in a private placement at $0.50 per share, generating proceeds of $200,000.

During the year ended December 31, 2004, 25,000 shares of common stock previously issued to an employee with a fair market value of $2,500 were returned to the Company and cancelled. Such shares were credited to operations as general and administrative expense.

During the year ended December 31, 2004, the Company issued warrants to four unaffiliated individuals for services rendered to purchase 210,000 shares of common stock exercisable for a period of three years at $0.25 per share (50,000 shares), $0.30 per share (100,000 shares) and $0.50 per share (60,000 shares). The aggregate fair value of the warrants was calculated pursuant to the Black-Scholes option-pricing model as $92,400, and was charged to operations as general and administrative expense.

Pursuant to a Joint Written Consent of the Board of Directors and Majority Stockholders of the Company dated September 22, 2004, a resolution was approved to adopt a 2004 Stock Option Plan and a 2004 Directors Stock Option Plan, pursuant to which the Company reserved for future issuance 960,000 shares and 240,000 shares of its authorized but unissued common stock, respectively, and to increase the Company's authorized common shares from 20,000,000 shares to 100,000,000 shares. The approval of the 2004 Stock Option Plan and the 2004 Directors Stock Option Plan and the increase in the authorized common shares became effective March 3, 2005.

During December 2004, the Company issued 310,000 shares of common stock and a warrant to purchase 100,000 shares of common stock exercisable at $0.25 per share through November 4, 2007 as described at Note 8.

OTHER EQUITY-BASED TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 2003:

During the year ended December 31, 2003, the Company sold 190,000 units of its securities to accredited investors in a private placement at $0.25 per unit, generating proceeds of $47,500. Each unit consisted of one share of common stock and one common stock purchase warrant. The warrants are exercisable at $0.50 per share for a period of 30 months from the date of issuance. Based on various factors, including the exercise price and terms of the warrant and the trading range and volume of the Company's common stock, the Company determined the value of the warrants was nominal and therefore did not allocate any portion of the $0.25 unit sale price to the warrants.

During June 2003, the Company issued an additional 251,500 warrants to the purchasers of the Company's securities during the year ended December 31, 2002, equivalent to 10% of the number of warrants originally issued. During the year ended December 31, 2002, the Company issued 2,515,000 warrants to investors in conjunction with the sale of its securities. The warrants are exercisable at $0.50 per share for a period of 30 months from the date of issuance of the original warrants, in lieu of the Company not registering such securities with the Securities and Exchange Commission.

During the year ended December 31, 2003, the Company issued 20,000 shares of common stock to its insurance agent for services rendered with an aggregate value of $10,200, which was charged to operations as general and administrative expense.

On January 27, 2003, the Company issued 30,000 shares of common stock to two consultants for consulting services rendered with respect to the Company's new Las Vegas business venture. The aggregate value of such securities was $16,500, which was charged to operations during the year ended December 31, 2003.

On February 24, 2003, the Company issued 16,600 shares of common stock to two consultants for capital raising services, which were recorded at par value at $0.08 per share (aggregate amount $1,328) and charged to additional paid-in capital.

On May 28, 2003, the Company issued 10,000 shares of common stock to its legal counsel for legal services with an aggregate value of $5,000, which was charged to operations as general and administrative expense.

On July 9, 2003, the Company issued 90,000 shares of common stock to certain of its employees (including 50,000 shares to the Company's Vice President of Operations) for services rendered with an aggregate value of $11,700, which was charged to operations as general and administrative expense.

On October 10, 2003, the Company entered into a two year consulting agreement with a consultant. The Company issued a warrant to the consultant to purchase 400,000 shares of common stock, exercisable at $0.10 per share through October 10, 2006 in monthly installments of 16,667 shares. The fair value of such warrant was calculated pursuant to the Black-Scholes option-pricing model as $40,000 and was credited to additional paid-in capital and charged to deferred compensation in the stockholder's deficiency section of the consolidated balance sheet. This amount is being charged to operations as general and administrative expense over the two year period beginning October 1, 2003 and ending September
30. 2005. Accordingly, for the years ended December 31, 2004 and 2003, $20,000 and $5,000, respectively, were charged to operations as general and administrative with respect to such warrant.

On November 26, 2003, the Company issued 200,000 shares to certain employees (including 100,000 shares to the Company's Vice President of Operations) for services rendered with an aggregate value of $20,000, which was charged to operations as general and administrative expense.

On November 26, 2003, the Company issued 100,000 shares of common stock to each of its two non-employee directors for services rendered. The aggregate fair market value of the 200,000 shares was $20,000, which was charged to operations as general and administrative expense.

On November 26, 2003, the Company issued 50,000 shares of common stock to a consultant for services rendered with a fair market value of $5,000, which was charged to operations as general and administrative expense.

During the year ended December 31, 2003, the Company issued 9,500 shares of common stock to its Chief Executive Officer with an aggregate fair market value of $5,115, which was charged to operations as general and administrative expense. The shares were issued pursuant to a bonus provision of such officer's employment agreement, which provides for the issuance of 5% of the shares issued in a private placement.

On October 10, 2003, the Company issued 1,400,000 shares of common stock to its Chief Executive Officer as repayment of obligations aggregating $140,000 to the Company's Chief Executive Officer, consisting of advances of $80,000 and accrued compensation of $60,000, equivalent to $0.10 per share. The effective price of $0.10 per share was in excess of the fair market value of $0.01 per share on October 10, 2003.

On November 26, 2003, the Company issued 500,000 shares of common stock to its Chief Executive Officer as a bonus for the successful creation and implementation of the discount ticket business. The fair market value of the 500,000 shares was $50,000, which was charged to operations as general and administrative expense.

During the year ended December 31, 2003, 30,000 shares of common stock previously issued to an outside consultant with a fair market value of $18,600 were returned to the Company and cancelled. Such shares were credited to operations as general and administrative expense.

On December 11, 2003, the Company adopted the 2003 Consultant Stock Plan (the "Consultant Stock Plan"). The purpose of the Consultant Stock Plan is to advance the interests of the Company by helping the Company obtain and retain the services of persons providing consulting services upon whose judgment, initiative, efforts and/or services the Company is substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of capital stock of the Company. Consultants or advisors are eligible to receive grants under the plan program only if they are natural persons providing bona fide consulting services to the Company or its subsidiaries, with the exception of any services they may render in connection with the offer and sale of the Company's securities in a capital-raising transaction, or which may directly or indirectly promote or maintain a market for the Company's securities.

The Consultant Stock Plan provides for the granting of either common share purchase options or stock bonuses as compensation. A total of 1,600,000 common shares were reserved for issuance under the Consultant Stock Plan. If any awards granted under the plan are forfeited for any reason before they have been granted under the plan are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares subject to those expired, terminated or forfeited awards will again be available for purposes of the plan. No awards may be issued after December 11, 2013.

On March 3, 2004, the Company filed with the Securities and Exchange Commission a registration statement on Form S-8 for the purpose of registering 1,600,000 common shares issuable under the 2003 Consultant Stock Plan under the Securities Act of 1933. During 2004, the Company issued a total of 411,112 shares of common stock and a warrant to purchase 100,000 shares of common stock under the 2003 Consultant Stock Plan, as described above.

A summary of warrant activity for the years ended December 31, 2003 and 2004 is as follows:

                                                                               Weighted
                                                                               Average
                                                             Number of         Exercise
                                                              warrants          Price
                                                            ------------     ------------
Balance outstanding, January 1, 2003                           4,196,009     $       0.77
Warrants granted                                                 841,500             0.31
Warrants exercised                                                    --               --
Warrants expired                                                  (3,125)            2.24
                                                            ------------

Balance outstanding, December 31, 2003                         5,034,384             0.69
Warrants granted                                                 410,000             0.42
Warrants exercised                                              (100,000)            0.25
Warrants expired                                                 (12,500)            1.00
                                                            ------------

Balance outstanding, December 31, 2004 (all exercisable)       5,331,884     $       0.68
                                                            ============     ============

NOTE 12. STOCK-BASED COMPENSATION PLANS

The Company has various stock-based compensation plans, which are described below.

EMPLOYEE STOCK OPTION PLANS:

In June 1994, prior to the Company's September 1994 initial public offering, the Company adopted a Stock Option Plan (the "1994 Option Plan") for officers, employees, directors and consultants of the Company or its subsidiaries. The 1994 Option Plan authorized the granting of incentive stock options and non-qualified stock options to purchase an aggregate of not more than 112,500 shares of the Company's common stock. The 1994 Option Plan provided that options granted would generally be exercisable at any time during a ten-year period (five years for a stockholder owning in excess of 10% of the Company's common stock). The exercise price for non-qualified stock options would not be less than the par value of the Company's common stock. The exercise price for incentive stock options would not be less than 100% of the fair market value of the Company's common stock on the date of grant (110% of the fair market value of the Company's common stock on the date of grant for a stockholder owning in excess of 10% of the Company's common stock). The 1994 Option Plan terminated on excess of 10% of the Company's common stock). The 1994 Option Plan terminated on December 31, 2003.

On March 3, 2005, the Company adopted the 2004 Stock Option Plan (the "2004 Option Plan") for officers and employees of the Company or its subsidiaries. The 2004 Option Plan was approved pursuant to a Joint Written Consent of the Board of Directors and Majority Stockholders of the Company dated September 22, 2004. The 2004 Option Plan authorized the granting of incentive stock options and non-qualified stock options to purchase an aggregate of not more than 960,000 shares of the Company's common stock. The 2004 Option Plan provided that options granted would generally be exercisable at any time during a ten-year period (five years for a stockholder owning in excess of 10% of the Company's common stock) and vest one-third in each of the three years following the grant, unless otherwise provided by the plan administrator. The exercise price for non-qualified stock options would not be less than the par value of the Company's common stock. The exercise price for incentive stock options would not be less than 100% of the fair market value of the Company's common stock on the date of grant (110% of the fair market value of the Company's common stock on the date of grant for a stockholder owning in excess of 10% of the Company's common stock). No option may be exercised during the first six months of its term except in the case of death. The Company had not issued any options under the 2004 Option Plan at December 31, 2004.

DIRECTORS STOCK OPTION PLANS:

In December 1995, the Company adopted a Directors Stock Option Plan (the "1995 Directors Option Plan") for non-employee directors of the Company. The 1995 Directors Option Plan was approved by the Company's stockholders at the Annual Meeting of Stockholders held on June 14, 1996. The 1995 Directors Option Plan authorized the granting of non-qualified stock options to purchase an aggregate of not more than 12,500 shares of the Company's common stock. The 1995 Directors Option Plan provided that options granted would be exercisable during a ten-year period and would vest on a cumulative basis as to one-third of the total number of shares covered thereby at any time after one year from the date the option was granted and an additional one-third of such total number of shares at any time after the end of each consecutive one-year period thereafter until the option had become exercisable as to all of such total number of shares. The exercise price for non-qualified stock options would be the fair value of the Company's common stock at the date of the grant. There were no options available for issuance under the 1995 Directors Option Plan at December 31, 2003 and 2004. The 1995 Directors Stock Option Plan terminated on December 31, 2004.

On March 3, 2005, the Company adopted the Directors Stock Option Plan (the "2004 Directors Option Plan") for non-employee directors of the Company. The 2004 Directors Option Plan was approved pursuant to a Joint Written Consent of the Board of Directors and Majority Stockholders of the Company dated September 22, 2004. The 2004 Directors Option Plan authorized the granting of non-qualified stock options to purchase an aggregate of not more than 240,000 shares of the Company's common stock. The 2004 Directors Option Plan provided that options granted would be exercisable for a period not to exceed ten years and would vest on a cumulative basis as to one-third of the total number of shares covered thereby at any time after one year from the date the option was granted and an additional one-third of such total number of shares at any time after the end of each consecutive one-year period thereafter until the option had become exercisable as to all of such total number of shares. The exercise price for non-qualified stock options would be the fair value of the Company's common stock at the date of the grant. No option may be exercised during the first six months of its term except in the case of death. The Company had not issued any options under the 2004 Directors Option Plan at December 31, 2004.

During the years ended December 31, 2003 and 2004, the Company did not grant any stock options under any stock option plan.

A summary of option activity during the years ended December 31, 2003 and 2004 is as follows (including both plan and non-plan options):

                                                                              Weighted
                                                                              Average
                                                              Number of       Exercise
                                                               options         Price
                                                              ----------     ----------
Balance outstanding, January 1, 2003
   Options granted                                               708,188     $     0.36
   Options exercised                                                  --             --
   Options expired                                                    --             --
                                                                (159,188)          0.40
                                                              ----------     ----------

Balance outstanding, December 31, 2003                           549,000           0.35
   Options granted                                                    --             --
   Options exercised                                                  --             --
   Options expired                                                    --             --
                                                              ----------     ----------

Balance outstanding, December 31, 2004 (all exercisable)         549,000     $     0.35
                                                              ==========     ==========

Information relating to stock options at December 31, 2004 summarized by exercise price is as follows:

                                Outstanding                 Exercisable
                                -----------                 -----------
                                                                           Weighted
                                                                           Average
Exercise Price                     Life        Exercise                    Exercise
Per Share             Shares      (years)        Price        Shares        Price
--------------    ----------    ----------    ----------    ----------    ----------
$0.50                300,000           0.7         $0.50       300,000         $0.50
$0.39                  4,000           3.3         $0.39         4,000         $0.39
$0.38                 10,000           7.0         $0.38        10,000         $0.38
$0.25                 25,000           1.0         $0.25        25,000         $0.25
$0.15                210,000           2.0         $0.15       210,000         $0.15
                  ----------                                ----------
$0.15 - $0.50        549,000           1.6         $0.35       549,000         $0.35
                  ==========    ==========    ==========    ==========    ==========

NOTE 13. COMMITMENTS

LEASE COMMITMENTS:

The Company leases office space for its corporate headquarters in Studio City, California. Additionally, the Company's wholly-owned subsidiary, Tix4Tonight, LLC, leases space for its ticket facilities and administrative offices in Las Vegas, Nevada.

Minimum future rental payments under non-cancelable operating leases for facilities in operation at December 31, 2004 are as follows:

Years Ending December 31,
-------------------------
2005                                                                 $   278,243
2006                                                                     375,804
2007                                                                     404,269
2008                                                                     448,225
2009                                                                     448,592
                                                                     -----------
                                                                     $ 1,955,133
                                                                     ===========

The Company had leased retail spaces for its ride facilities in Las Vegas, Nevada and Edmonton, Alberta, Canada; however, both of these facilities were closed on or about December 31, 2003. The Company's lease for its ride facility in Edmonton was terminated with no further liability by the Company at December 31, 2003. The Company's lease for its ride facility in Las Vegas ended on January 31, 2005. As described below at "Litigation", the Company is currently in litigation with the landlord of its former Las Vegas ride facility lease.

EMPLOYMENT AGREEMENT:

Effective September 1, 2000, the Company entered into a three-year employment agreement expiring August 31, 2003 with Mitchell J. Francis to serve as Chairman, President and Chief Executive Officer. The agreement provided for a base annual salary of $275,000, annual increases of 8% (which were not taken in 2001, 2002 and 2003), and annual bonuses based on 6% of the Company's annual earnings before interest, taxes, depreciation and amortization in excess of $500,000. The agreement provided for the issuance of stock options to purchase 300,000 shares of common stock, with an exercise price of $0.50 per share, vesting in equal annual increments on September 1, 2001, 2002 and 2003. The agreement also provided for the issuance of stock options to purchase up to 1,250,000 shares of common stock if the Company's stock price reached certain levels for 20 consecutive days, which were not reached. Accordingly, the stock options were not issued prior to the expiration of the employment agreement. The employment agreement also provided for stock options to purchase 100,000 shares of common stock for the opening of each new ride facility, exercisable at fair market value on the date each new ride facility opens. The Company did not open any new ride facilities during the term of this employment agreement. In addition, during the term of the employment agreement, for each $1,000,000 of new debt or equity financing or fraction thereof on a pro rata basis, the Company was obligated to issue to Mr. Francis shares of common stock equal to 5% of the shares of common stock issued in any such financing transaction.

SEVERANCE AGREEMENT:

Effective May 13, 1998, the Company entered into a severance agreement with its Chief Executive Officer that provides for certain compensation to such executive officer in the event of a change in control of the Company. The term of the severance agreement was through June 30, 1999, at which time it was automatically extended for one year periods commencing on July 1, 1999 and on each subsequent July 1, unless the Company gives notice not later than December 31 of the preceding year that it does not wish to extend the severance agreement. A change in control of the Company is defined as: (a) the acquisition by any person or entity of 20% or more of the Company's voting equity securities; (b) a change in control of the Board of Directors; or (c) a merger or consolidation of the Company with any other entity, unless the shareholders of the Company prior to the merger or consolidation continue to represent at least 80% of the combined voting power of the merged entity. In the event of a change in control, among other compensation and benefits, the severance agreement entitles the Chief Executive Officer to receive a severance payment of five times his current annual salary upon his termination without cause.

RETIREMENT PLAN:

The Company has a 401(k) retirement plan. The plan covers substantially all employees. Under the plan, participants may defer the receipt of up to 12% percent of their annual compensation, but not to exceed the maximum amount as determined by the Internal Revenue Code. The amount of the employer matching contribution is equal to the sum of 25% of each dollar deferred, limited to 1% of the participants' compensation. The Company may make additional matching contributions as determined and approved by the Board of Directors. Total 401(k) retirement plan expense amounted to $2,628 and $1,912 for the years ended December 31, 2004 and 2003, respectively.

LEGAL PROCEEDINGS:

The Company's Las Vegas ride facility was located at the Forum Shops at Caesar's Palace Hotel and Casino (the Forum Shops"). The Forum Shops is a high traffic tourist mall located between Caesar's Palace Hotel and Casino and the Mirage Hotel on the Las Vegas "Strip". The Las Vegas ride facility provided approximately 94% of the Company's consolidated revenues in 2003, and was the Company's primary source of operating cash flow.

Since early 2003, the Forum Shops had been engaged in construction related to an expansion program immediately adjacent to the Company's Las Vegas ride facility, which the Company believed negatively impacted customer traffic and operating conditions at this ride facility during 2003. The Company had been in discussions with the management of the Forum Shops regarding this issue, as a result of which the Company suspended the payment of rent on the Las Vegas ride facility lease during mid-2003. During October 2003, the Forum Shops commenced litigation against the Company to collect back rent and to evict the Company's ride facility and terminate the Company's lease. As a result of the aforementioned factors, the Company's business, operating results and financial condition were adversely affected, which contributed to the Company's decision to close this ride facility on or about December 31, 2003.

The Company believes it has meritorious claims against the Forum Shops, and has filed counter-claims and intends to vigorously defend itself against this lawsuit. As this litigation is in its early stages, the Company is currently unable to predict its ultimate resolution. The Company believes that it has made adequate provision for any loss contingency with respect to this litigation in its consolidated financial statements.

NOTE 14. SUBSEQUENT EVENTS

On January 6, 2005, the Company issued 448,000 shares of common stock to Knightsbridge Holdings, LLC as a loan referral fee with a value of $201,600.

On January 31, 2005, the Company issued 104,845 shares of common stock under the 2003 Consultant Stock Plan and 136,539 shares of common stock pursuant to an exemption from registration to Erick Richardson, a partner in the law firm of Richardson & Patel LLP, for legal services. The aggregate fair market value of the 241,384 shares on the date of issuance was $101,381 ($0.42 per share), all of which was applied to reduce the Company's accounts payable balance to such law firm. The Company also issued an option to purchase 18,800 shares of common stock under the 2003 Consultant Stock Plan, exercisable for a period of five years at $0.50 per share, and agreed to reduce the exercise price of a warrant to purchase 50,000 shares of common stock previously issued to Erick Richardson on June 16, 2004, from $1.00 per share to $0.50 per share.

          Tix Corporation (formerly Cinema Ride, Inc.) and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                                  September 30,    December 31,
                                                      2005             2004
                                                  ------------     ------------
                                                   (Unaudited)

ASSETS

   Current assets:
     Cash                                         $    151,307     $    131,186
     Prepaid accounting fee to related party             8,757           39,279
     Prepaid expenses and other current assets          38,412           39,583
     Assets related to discontinued operations              --              588
                                                  ------------     ------------
        Total current assets                           198,476          210,636
                                                  ------------     ------------

   Property and equipment:
     Computer and office equipment                     205,705          165,039
     Equipment under capital lease                     275,717          155,581
     Leasehold improvements                            222,479           93,045
                                                  ------------     ------------
                                                       703,901          413,665
     Less accumulated depreciation                    (210,002)        (143,381)
                                                  ------------     ------------
        Total property and equipment, net              493,899          270,284
                                                  ------------     ------------

   Other assets:
     Deferred offering costs                            34,800           29,800
     Deposits                                           78,405           43,026
                                                  ------------     ------------
        Total other assets                             113,205           72,826
                                                  ------------     ------------

        Total assets                              $    805,580     $    553,746
                                                  ============     ============

(continued)

          Tix Corporation (formerly Cinema Ride, Inc.) and Subsidiaries
                Condensed Consolidated Balance Sheets (continued)

                                                                                 September 30,    December 31,
                                                                                     2005             2004
                                                                                 ------------     ------------
                                                                                  (Unaudited)
LIABILITIES AND STOCKHOLDERS' DEFICIENCY

   Current liabilities:
     Accounts payable and accrued liabilities                                    $  1,304,496     $    748,865
     Current portion of capital lease obligations                                      68,500           50,473
     Current portion of notes payable                                                  39,164           23,954
     Current portion of convertible debentures payable, net of discount               368,963               --
     Liabilities related to discontinued operations                                   634,637          652,529
                                                                                 ------------     ------------
        Total current liabilities                                                   2,415,760        1,475,821
                                                                                 ------------     ------------

   Non-current liabilities:
     Capital lease obligations, less current portion                                  110,449           50,517
     Notes payable, less current portion                                              884,653          926,803
     Convertible debentures payable, net of discount, less current portion                 --          111,400
     Deferred rent                                                                    102,655               --
                                                                                 ------------     ------------
        Total non-current liabilities                                               1,097,757        1,088,720
                                                                                 ------------     ------------

   Commitments and contingencies
     Stockholders' deficiency:
        Preferred stock, $0.01 par value -
          Authorized - 500,000 shares
          Issued - None                                                                    --               --
        Common stock, $0.08 par value -
          Authorized - 100,000,000 shares
          Issued and Outstanding - 10,876,621 shares and 10,011,237 shares at
          September 30, 2005 and December 31, 2004, respectively                      870,130          800,899
     Additional paid-in capital                                                    12,155,991       11,594,244
     Deferred compensation                                                            (35,000)         (15,000)
     Accumulated deficit                                                          (15,699,058)     (14,390,938)
                                                                                 ------------     ------------
        Total stockholders' deficiency                                             (2,707,937)      (2,010,795)
                                                                                 ------------     ------------
        Total liabilities and stockholders' deficiency                           $    805,580     $    553,746
                                                                                 ============     ============

     See accompanying notes to condensed consolidated financial statements.

          Tix Corporation (formerly Cinema Ride, Inc.) and Subsidiaries
           Condensed Consolidated Statements of Operations (Unaudited)

                                                                                 Three Months Ended
                                                                                    September 30,
                                                                            -----------------------------
                                                                                2005             2004
                                                                            ------------     ------------
Revenues                                                                    $    740,989     $    407,724
                                                                            ------------     ------------

Costs and expenses:
   Direct costs of revenues                                                      372,905          226,823
   Selling and marketing expenses                                                 75,825          106,483
   General and administrative expenses, including non-cash
      compensation expense of $5,000 in 2005 and $112,901 in 2004                381,976          424,588
   Depreciation and amortization                                                  27,230           15,294
                                                                            ------------     ------------
     Total costs and expenses                                                    857,936          773,188
                                                                            ------------     ------------

   Loss from operations                                                         (116,947)        (365,464)
                                                                            ------------     ------------

Other income (expense):
   Interest income                                                                     2               --
   Other income                                                                  100,000           26,612
   Interest expense                                                             (181,851)         (48,246)
                                                                            ------------     ------------
     Total other income (expense), net                                           (81,849)         (21,634)
                                                                            ------------     ------------

   Loss from continuing operations                                              (198,796)        (387,098)
                                                                            ------------     ------------

Income (loss) from discontinued operations:
   Income (loss) from closure of discontinued operations                         102,617          (37,809)
                                                                            ------------     ------------
   Income (loss) from discontinued operations                                    102,617          (37,809)
                                                                            ------------     ------------
     Net loss                                                               $    (96,179)    $   (424,907)
                                                                            ============     ============

Net income (loss) per common share - basic and diluted:
   From continuing operations                                               $      (0.02)    $      (0.04)
   From discontinued operations                                                     0.01               --
                                                                            ------------     ------------
     Net income (loss)                                                      $      (0.01)    $      (0.04)
                                                                            ============     ============

Weighted average number of common shares outstanding - basic and diluted      10,876,621        9,588,737
                                                                            ============     ============

     See accompanying notes to condensed consolidated financial statements.

          Tix Corporation (formerly Cinema Ride, Inc.) and Subsidiaries
           Condensed Consolidated Statements of Operations (Unaudited)

                                                                                  Nine Months Ended
                                                                                    September 30,
                                                                            -----------------------------
                                                                                2005             2004
                                                                            ------------     ------------
Revenues                                                                    $  1,891,678     $  1,076,170
                                                                            ------------     ------------

Costs and expenses:
   Direct costs of revenues                                                    1,082,744          566,868
   Selling and marketing expenses                                                235,603          308,466
   General and administrative expenses, including non-cash
     compensation expense of $237,996 in 2005 and $227,651 in 2004             1,517,759        1,131,069
   Depreciation and amortization                                                  66,622           45,654
                                                                            ------------     ------------
     Total costs and expenses                                                  2,902,728        2,052,057
                                                                            ------------     ------------

   Loss from operations                                                       (1,011,050)        (975,887)
                                                                            ------------     ------------

Other income (expense):
   Interest income                                                                     8               10
   Other income                                                                  100,000           26,884
   Interest expense                                                             (491,302)        (140,220)
                                                                            ------------     ------------
     Total other income (expense), net                                          (391,294)        (113,326)
                                                                            ------------     ------------

   Loss from continuing operations                                            (1,402,344)      (1,089,213)
                                                                            ------------     ------------

Income (loss) from discontinued operations:
   Income (loss) from closure of discontinued operations                          94,224          (54,732)
                                                                            ------------     ------------
   Income (loss) from discontinued operations                                     94,224          (54,732)
                                                                            ------------     ------------
     Net loss                                                               $ (1,308,120)    $ (1,143,945)
                                                                            ============     ============

Net income (loss) per common share - basic and diluted:
   From continuing operations                                               $      (0.13)    $      (0.12)
   From discontinued operations                                                     0.01            (0.01)
                                                                            ------------     ------------
     Net income (loss) per share                                            $      (0.12)    $      (0.13)
                                                                            ============     ============

Weighted average number of common shares outstanding - basic and diluted      10,673,801        9,112,502
                                                                            ============     ============

     See accompanying notes to condensed consolidated financial statements.

          Tix Corporation (formerly Cinema Ride, Inc.) and Subsidiaries Condensed Consolidated Statement of Stockholders' Deficiency (Unaudited)
                      Nine Months Ended September 30, 2005

                                       Common Stock
                               ---------------------------
                                                              Additional                                       Total
                                                               Paid-in        Deferred      Accumulated     Stockholder's
                                  Shares         Amount        Capital      Compensation      Deficit        Deficiency
                               ------------   ------------   ------------   ------------    ------------    ------------
Balance, December 31, 2004       10,011,237   $    800,899   $ 11,594,244   $    (15,000)   $(14,390,938)   $ (2,010,795)

Issuance of common stock to
  consultants                       176,000         14,080         38,920        (35,000)                         18,000

Issuance of common stock for
  loan referral fee                 448,000         35,840        165,760                                        201,600

Issuance of warrants to
  consultants                                                     176,600                                        176,600

Beneficial conversion
  feature of Debenture                                             70,000                                         70,000

Issuance of common stock and
  warrants and adjustment of
  warrant exercise price to
  law firm as settlement of
  accounts payable and legal
  expenses                          241,384         19,311        110,467                                        129,778

Amortization of deferred
  compensation                                                                    15,000                          15,000

Net loss                                                                                      (1,308,120)     (1,308,120)
                               ------------   ------------   ------------   ------------    ------------    ------------

Balance, September 30, 2005      10,876,621   $    870,130   $ 12,155,991   $    (35,000)   $(15,699,058)   $ (2,707,937)
                               ============   ============   ============   ============    ============    ============

See accompanying notes to condensed consolidated financial statements.

          Tix Corporation (formerly Cinema Ride, Inc.) and Subsidiaries
           Condensed Consolidated Statements of Cash Flows (Unaudited)

                                                                                                     Nine Months Ended
                                                                                                       September 30,
                                                                                                ---------------------------
                                                                                                   2005            2004
                                                                                                -----------     -----------
Cash flows from operating activities:
   Net loss                                                                                     $(1,308,120)    $(1,143,945)
   Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
     Depreciation and amortization                                                                   66,622          45,654
     Deferred rent                                                                                  102,655              --
     Amortization of prepaid accounting fee                                                          60,521          43,630
     Amortization of prepaid legal fee                                                               25,000              --
     Common stock and warrants issued for services                                                  222,996         212,651
     Convertible debenture issued for services                                                        2,500              --
     Amortization of deferred compensation                                                           15,000          15,000
     Reduction in carrying value of debt -
     discontinued operations                                                                        (70,977)        (26,884)
     Amortization of deferred loan costs                                                            289,863              --
   Changes in operating assets and liabilities:
     (Increase) decrease in:
        Prepaid expenses and other current assets                                                   (68,412)         14,210
        Deposits                                                                                     (7,708)        (35,080)
     Increase (decrease) in:
        Accounts payable and accrued liabilities                                                    746,990         347,226
        Accrued interest payable on note payable to secured lender                                       --         113,822
        Liabilities related to discontinued operations                                              (17,892)       (101,511)
                                                                                                -----------     -----------
          Net cash provided by (used in) operating activities                                        59,038        (515,227)
                                                                                                -----------     -----------

Cash flows from investing activities:
   Distributions and reimbursements from terminated joint venture - Tickets2Nite                         --         457,179
   Purchases of property and equipment                                                             (170,100)        (48,003)
                                                                                                -----------     -----------
     Net cash provided by (used in) investing activities                                           (170,100)        409,176
                                                                                                -----------     -----------

Cash flows from financing activities:
   Repayment of bank line of credit                                                                      --        (174,000)
   Payments on capital lease obligations                                                            (42,177)        (29,582)
   Payments on notes payable                                                                        (50,940)             --
   Net proceeds from convertible debenture                                                          224,300              --
   Sale of common stock                                                                                  --         200,000
   Exercise of warrants                                                                                  --          25,000
                                                                                                -----------     -----------
     Net cash provided by financing activities                                                      131,183          21,418
                                                                                                -----------     -----------

                                  (continued)

          Tix Corporation (formerly Cinema Ride, Inc.) and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited) (continued)

                                                                     Nine Months Ended
                                                                       September 30,
                                                                 ------------------------
                                                                    2005          2004
                                                                 ----------    ----------
Cash:
   Net increase (decrease)                                           20,121       (84,633)
   Balance at beginning of period                                   131,186        91,311
                                                                 ----------    ----------
     Balance at end of period                                    $  151,307    $    6,678
                                                                 ==========    ==========

Supplemental disclosures of cash flow information:
     Cash paid for:
        Interest                                                 $   36,538    $   26,398
        Income taxes                                                  1,600         1,871

Non-cash investing and financing activities:
   Acquisition of capital lease assets and related obligation    $  120,136    $       --
   Conversion of accounts payable to notes payable                   24,000            --
   Issuance of common stock for accounts payable                    101,382        50,000
   Issuance of common stock for loan referral fees                  201,600            --
   Issuance of common stock to director for:
     Accounts payable                                                    --        74,155
     Prepaid services                                                    --        87,845
   Issuance of convertible debenture for prepaid legal fees          12,500            --
   Beneficial conversion feature of convertible debenture            70,000            --

     See accompanying notes to condensed consolidated financial statements.

          Tix Corporation (formerly Cinema Ride, Inc.) and Subsidiaries
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2005 and 2004

1. ORGANIZATION AND BASIS OF PRESENTATION

BASIS OF PRESENTATION:

The condensed consolidated financial statements include the operations of Tix Corporation (formerly Cinema Ride, Inc.) and its wholly-owned subsidiaries (the "Company"). All intercompany transactions and balances are eliminated in consolidation.

The interim condensed consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at September 30, 2005, the results of operations for the three months and nine months ended September 30, 2005 and 2004, and the cash flows for the nine months ended September 30, 2005 and 2004. The consolidated balance sheet as of December 31, 2004 is derived from the Company's audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been presented in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission with respect to interim financial statements, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

The Company's results of operations for the three months and nine months ended September 30, 2005 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2005.

BUSINESS OPERATIONS:

Through December 31, 2003, the Company was in the ride simulator business. This line of business was discontinued effective December 31, 2003 (see Note 3).

During the year ended December 31, 2003, the Company owned 50% of Tickets2Nite, LLC, a company engaged in the sale of tickets for Las Vegas shows at 50% of the original box office price, on the same day of the performance, from a ticket booth located on the Las Vegas Strip. The operations of this business were terminated effective December 31, 2003 (see Note 4).

Effective January 1, 2004, the Company's sole business activity, through its wholly-owned subsidiary, Tix4Tonight, LLC, was the sale of tickets for Las Vegas shows at 50% of the original box office price, on the same day of the performance, from ticket booths located on the Las Vegas Strip (see Note 5).

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION AND PRESENTATION:

The Company's Las Vegas show ticketing business recognizes as revenue the commissions and related transaction fees earned from the sale of Las Vegas show tickets at the time the tickets are paid for by and delivered to the customers. The Company's commissions are calculated based on the face value of the show tickets sold. With certain exceptions, ticket sales are generally non-refundable, although same-day exchanges of previously sold tickets are permitted. Claims for ticket refunds are generally received and paid the day after the show date and are charged back to the respective shows. The refunds are recorded as a reduction to the Company's commissions and fees at the time they are processed. The Company does not have accounts receivable associated with its sales transactions, as payment is collected at the time of sale.

GOING CONCERN:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company had a net loss of $1,617,365 and negative cash flow from operations of $534,323 during the year ended December 31, 2004, and had a working capital deficiency of $1,265,185 and a stockholders' deficiency of $2,010,795 at December 31, 2004. During the nine months ended September 30, 2005, the Company incurred a further net loss of $1,308,120 and had a cash flow from operations of $59,038, and had a working capital deficiency of $2,217,284 and a stockholders' deficiency of $2,707,937 at September 30, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

The Company will require additional capital to fund operating and debt service requirements and to expand the operations of Tix4Tonight. The Company has been exploring various alternatives to raise this required capital. To the extent that the Company is unable to secure the capital necessary to fund its future cash requirements on a timely basis and/or under acceptable terms and conditions, the Company may not have sufficient cash resources to maintain operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization.

NET LOSS PER COMMON SHARE:

Statement of Financial Accounting Standards No. 128, "Earnings Per Share", requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). Basic income (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. These potentially dilutive securities were not included in the calculation of loss per share for the three months and nine months ended September 30, 2005 and 2004 because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive. Accordingly, basic and diluted loss per share is the same for the three months and nine months ended September 30, 2005 and 2004. At September 30, 2005 and 2004, potentially dilutive securities consisted of convertible debentures payable and outstanding common stock purchase warrants and stock options to acquire an aggregate of 7,175,934 shares and 5,793,384 shares, respectively.

STOCK-BASED COMPENSATION:

The Company periodically issues shares of common stock for services rendered or for financing costs. Such shares are valued based on the market price on the transaction date.

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", which establishes a fair value method of accounting for stock-based compensation plans.

The provisions of SFAS No. 123 allow companies to either record an expense in the financial statements to reflect the estimated fair value of stock options or warrants to employees, or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", but to disclose on an annual basis the pro forma effect on net income (loss) and net income (loss) per common share had the fair value of the stock options and warrants been recorded in the financial statements. SFAS No. 123 was amended by SFAS No. 148, which now requires companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees. The Company has elected to continue to account for stock-based compensation plans utilizing the intrinsic value method. Accordingly, compensation cost for stock options and warrants is measured as the excess, if any, of the fair market price of the Company's common stock at the date of grant above the amount an employee must pay to acquire the common stock.

In accordance with SFAS No. 123, the cost of stock options and warrants issued to non-employees is measured at the grant date based on the fair value of the award. The fair value of the stock-based award is determined using the Black-Scholes option-pricing model. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.

PRO FORMA FINANCIAL DISCLOSURE:

The fair value of stock options and warrants issued to officers, directors and employees at not less than fair market value is estimated on the grant date using the Black-Scholes option-pricing model, and the effect on the Company's results of operations is shown as if such stock options and warrants had been accounted for pursuant to SFAS No. 123. During the three months and nine months ended September 30, 2005 and 2004, the Company did not issue any such stock options and warrants and did not have any previously issued stock options or warrants that vested. According, no pro forma financial disclosure has been presented for the three months and nine months ended September 30, 2005 and 2004.

RECLASSIFICATION:

Certain 2004 amounts have been reclassified to conform to the presentation in 2005.

2. RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R supercedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and amends SFAS No. 95, "Statement of Cash Flows". SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards. The cost will be recognized as compensation expense over the vesting period of the awards. The Company is required to adopt SFAS No. 123R effective January 1, 2006. Under this method, the Company will begin recognizing compensation cost for equity-based compensation for all new or modified grants after the date of adoption. In addition, the Company will recognize the unvested portion of the grant date fair value of awards issued prior to adoption based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding options and warrants. The Company is currently evaluating the potential effect that the adoption of SFAS No. 123R will have on the Company's financial statement presentation and disclosures.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment to APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 amends Accounting Principles Board Opinion No. 29, "Accounting for Nonmonetary Transactions", to require that exchanges of nonmonetary assets be measured and accounted for at fair value, rather than at carryover basis, of the assets exchanged. Nonmonetary exchanges that lack commercial substance are exempt from this requirement. SFAS No. 153 is effective for nonmonetary exchanges entered into in fiscal periods beginning after June 15, 2005. The Company does not routinely enter into nonmonetary exchanges. Accordingly, the Company does not expect that the adoption of SFAS No. 153 will have a significant effect on the Company's financial statement presentation or disclosures.

3. RIDE SIMULATOR BUSINESS

During the year ended December 31, 2003, the Company operated two ride facilities for the full year, as well as one ride facility in a joint venture through February 15, 2003. The Company operated a ride facility located in Las Vegas, Nevada (the "Las Vegas Facility"), which commenced operations in October 1994 and was located in the Forum Shops at Caesar's Palace Hotel and Casino (the "Forum Shops"), a high traffic tourist mall located between Caesar's Palace Hotel and Casino and the Mirage Hotel, in Las Vegas, Nevada, and a ride facility located in Edmonton, Alberta, Canada (the "West Edmonton Mall Facility"), which commenced operations in August 1995 and was located in the West Edmonton Mall, a high traffic shopping mall.

The Las Vegas Facility and the West Edmonton Mall Facility were closed on or about December 31, 2003, thus terminating this line of business. Three other ride facilities were previously closed between January 1998 and June 2002. This line of business is presented as a discontinued operation in the Company's consolidated financial statements for the three months and nine months ended September 30, 2005 and 2004.

For the three months ended September 30, 2005 and 2004, the Company recognized income (loss) related to the closure of the operations discontinued at December 31, 2003 of $102,617 and $(37,809), respectively. For the nine months ended September 30, 2005 and 2004, the Company recognized income (loss) related to the closure of the operations discontinued at December 31, 2003 of $94,224 and $(54,732), respectively.

At September 30, 2005 and December 31, 2004, liabilities related to discontinued operations aggregated $634,637 and $652,529, respectively, of which $626,657 related to accrued but unpaid rent with respect to the Company's lease for its former Las Vegas ride facility from mid-2003, when the Company suspended the payment of rent to the Forum Shops, through the expiration date of the lease, January 31, 2005. The Company accrued rent on its former Las Vegas ride facility at the full monthly amount (which included common area fees and utilities) through the date the ride facility was shut-down, December 31, 2003, and at the base monthly rent subsequent to that date. As described at Note 8, the Company is currently in litigation with the Forum Shops with respect to its former ride facility lease.

4. TICKETS2NITE, LLC

The Company owned 50% of a business venture named Tickets2Nite, LLC, a Nevada limited liability company, which was formed on September 24, 2002 pursuant to an Operating Agreement, with the other 50% owned by Entasis, LLC ("Entasis"), an independent third party owned by Hal Kolker ("Kolker"). The business venture, which commenced operations during November 2002, sold tickets to Las Vegas shows at 50% of the original box office price, on the same day of the performance, from a ticket booth located on the Las Vegas Strip. The Operating Agreement specified that the Company would oversee the day-to-day operations of the business venture. The Company accounted for its investment in Tickets2Nite, LLC under the equity method, since it did not have majority voting control.

On December 24, 2002, the Company filed a lawsuit against Entasis and Kolker in the Clark County, Nevada District Court (the "Court"). Trial with respect to the Company's lawsuit against Entasis and Kolker was held on May 7 through 9, 2003. On October 1, 2003, the Court rendered its Decision and Order with respect to the parties' ownership rights and management rights and obligations with respect to Tickets2Nite, LLC. The Court found that the Tickets2Nite, LLC Operating Agreement was valid, clear and unambiguous; that although Entasis and Kolker asserted many defenses to the validity of the Operating Agreement, they were without merit; and that Entasis and Kolker breached the Operating Agreement by not funding his portion of the capital contribution. Furthermore, with regard to Entasis and Kolker's counterclaims, the Court found for the Company on all counts.

The Court ruled that the parties were unable to operate the business together pursuant to the Operating Agreement, and therefore ordered that Tickets2Nite, LLC be dissolved. The Court appointed an independent third party to assist in the dissolution of Tickets2Nite, LLC. Accordingly, the business operations of Tickets2Nite, LLC were terminated effective December 31, 2003.

As of December 31, 2003, the Company's net investment in Tickets2Nite, LLC was $462,179. During the year ended December 31, 2004, as a result of the dissolution of Tickets2Nite, LLC, the Company received cash distributions of $457,179 and the return of a $5,000 deposit, which completed the dissolution of Tickets2Nite, LLC and the disposition of the Company's investment in such entity.

5. TIX4TONIGHT, LLC

On January 1, 2004, the Company commenced the operation of a same-day discount ticket business at a different location and under a different name on the Las Vegas Strip through the formation of a wholly-owned Nevada limited liability company, Tix4Tonight, LLC, which was organized in December 2003. The Company owns 100% of Tix4Tonight, LLC, which operates its business under the name "Tix4Tonight", and which has been the Company's only source of operating revenues since January 1, 2004. The operations of Tickets2Nite, LLC and
Tix4Tonight, LLC are not directly comparable, since Tickets2Nite, LLC was accounted for under the equity method of accounting and Tix4Tonight, LLC is consolidated with the Company's operations. The Company's competition includes its former partner in Tickets2Nite, LLC, which operates the same type of business in Las Vegas that competes with Tix4Tonight, LLC from one site on the Las Vegas Strip.

Most of the assets developed by the Company for the Tickets2Nite business were distributed to the Company's Tix4Tonight business, including all management staff, software and technology, computers and server systems, and other fixed assets.

Tix4Tonight generally sells show tickets under short-term, non-exclusive agreements with approximately 50 Las Vegas shows, out of a total of approximately 85 Las Vegas shows running at any one time, and typically offers tickets for approximately 40 shows on any given day at half-price plus a service fee. Tix4Tonight does not know exactly what shows it will be able to offer tickets for until the same day of the show. There are usually many more tickets available each day than are sold, although it is not uncommon for Tix4Tonight to sell-out its supply of tickets for individual shows. The shows are paid on a weekly basis only for the tickets that Tix4Tonight actually sells to customers, thus Tix4Tonight has no financial risk with respect to unsold tickets.

The Company conducts the operations of Tix4Tonight at three locations on the Las Vegas Strip: South Strip at the Hawaiian Marketplace Shopping Center (which commenced operations in November 2005 and replaced the location next to the Harley-Davidson Cafe at Harmon); the Fashion Show Mall Strip entrance in front of Neiman-Marcus (which commenced operations in February 2005); and North Strip across from the Stardust Hotel and Casino. A new downtown Las Vegas facility at the Four Queens Hotel fronting onto the Fremont Street Experience is scheduled to be opened in late 2005.

The Company's Las Vegas show ticketing business recognizes as revenue the commissions and related transaction fees earned from the sale of Las Vegas show tickets at the time the tickets are paid for by and delivered to the customers. The Company's commissions are calculated based on the face value of the show tickets sold. With certain exceptions, ticket sales are generally non-refundable, although same-day exchanges of previously sold tickets are permitted. Claims for ticket refunds are generally received and paid the day after the show date and are charged back to the respective shows. The refunds are recorded as a reduction to the Company's commissions and fees at the time they are processed. The Company does not have accounts receivable associated with its sales transactions, as payment is collected at the time of sale.

During August 2004, the Company relocated the administrative offices of Tix4Tonight to a new office facility in Las Vegas, Nevada, under a long-term lease. During March 2005, the lease for the Las Vegas administrative offices of Tix4Tonight was amended to provide an early termination provision, which entitled the Company to receive a cash payment of $100,000 upon delivery of a notice of early termination to the landlord. On April 1, 2005, the Company issued a notice of early termination to the landlord and received a cash payment of $100,000, as a result of which the Company was required to vacate the premises by October 1, 2005, unless it made alternative arrangements with the landlord. The Company recognized the $100,000 cash payment as other income at September 30, 2005, as it completed arrangements for a new short-term office facility lease during the three months ended September 30, 2005 (see Note 10).

6. NOTES PAYABLE

Notes payable consisted of the following at September 30, 2005 and December 31, 2004:

                                                September 30,     December 31,
                                                    2005              2004
                                                -------------     -------------
Notes payable, Finova
(as modified October 29, 2004)
   - Discounted Amount                          $     127,378     $     169,318
   - Remaining Indebtedness                           781,439           781,439

Note payable, other                                    15,000                --
                                                -------------     -------------
                                                      923,817           950,757
Less current portion                                  (39,164)          (23,954)
                                                -------------     -------------
Non-current portion                             $     884,653     $     926,803
                                                =============     =============

On December 31, 1996, the Company completed a financing agreement with Finova Technology Finance, Inc., which was structured as a sale leaseback transaction of certain equipment owned by the Company. Based on the substance of this transaction, this financing agreement was accounted for as a note payable for financial reporting purposes. The gross loan amount was $1,575,027, with interest at 16.64% per annum, repayable over a four year period at $40,903 per month, with a balloon payment of $157,503.

On March 10, 1999, the financing agreement was amended to reduce the monthly payments and to extend the maturity date of the note payable. On June 25, 2001 and April 17, 2002, the Company entered into modification agreements and waivers of default with the lender, which, among other provisions, cured prior defaults, provided for various modifications to the terms and conditions of the loan, extended the repayment date, and provided for the issuance of warrants to the lender.

Required monthly payments on this loan were in default at December 31, 2003. As a result, the principal balance of this loan of $716,242 at December 31, 2003 was classified as a current liability in the consolidated financial statements at such date. Accrued interest payable on this loan was $126,375 at December 31, 2003 and $240,197 at September 30, 2004. Accordingly, the aggregate obligation to the lender at September 30, 2004 was $956,439.

Effective October 29, 2004, the Company entered into a Forbearance Agreement with the lender which provided for the Company to repay the lender its aggregate obligation of $956,439 at September 30, 2004 as follows: (i) $175,000 of the $956,439 (the "Discounted Amount") shall be paid commencing November 1, 2004, and on the first day of each consecutive month, by payment of $3,000 to the lender, to be applied first against interest accruing for the prior month at the rate of 7.5% per annum, and then, to the extent available, as a reduction of the $175,000 principal balance; (ii) on December 1, 2006, the unpaid principal balance of the $175,000, plus accrued and unpaid interest, shall be fully due and payable; and (iii) the $175,000 and any unpaid accrued interest may be paid by the Company at any time prior to December 1, 2006. The remaining indebtedness on September 30, 2004 in excess of the $175,000 in the amount of $781,439 (the "Remaining Indebtedness") shall continue to bear interest at 16.64% per annum, but shall be deemed fully satisfied if the Company pays the lender the entire $175,000, with interest, as specified above. In conjunction with this agreement, the Company also assigned to the lender as additional collateral its interest in and rights to a key man life insurance policy on the Company's Chief Executive Officer.

The Company expects to repay the Discounted Amount through new borrowings and/or proceeds from the Standby Equity Distribution Agreement (see Note 7). Although the Company expects to repay in full the Discounted Amount, and was in compliance with the terms of the Forbearance Agreement at September 30, 2005 and December 31, 2004, there can be no assurances that the Company will be successful in this regard. Accordingly, the Remaining Indebtedness will remain as a liability until such time as the Company has fully repaid the $175,000 pursuant to the terms of the Forbearance Agreement.

7. ISSUANCE OF CONVERTIBLE DEBENTURES AND STANDBY EQUITY DISTRIBUTION AGREEMENT

On December 7, 2004, the Company closed a financing transaction in which it sold 5% secured convertible debentures (the "Debentures") to Advantage Capital Development Corp. ("Advantage"). The Company issued a Debenture with a face value of $250,000 upon closing and received net proceeds of $200,000. The Company issued another Debenture for $280,000 on January 6, 2005 and received net proceeds of $224,300. The Debentures mature on March 7, 2006. Based on the maturity date of the Debentures, the Debentures have been classified in the Company's balance sheet as non-current liabilities at December 31, 2004 and as current liabilities at September 30, 2005.

Interest on the Debentures was originally due at the maturity date and is now payable monthly (see below) in cash or common stock, at the option of holder. The Debentures are secured by all of the assets and property of the Company. At the option of the holder, the Debentures are convertible from time to time after nine months from the date of closing into the Company's common stock at a price per share of either (a) an amount equal to one hundred twenty percent (120%) of the volume weighted average price of the Common Stock as listed on the National Association of Securities Dealers, Inc.'s Over-The-Counter Bulletin Board, as quoted by Bloomberg, L.P. on the closing date or (b) an amount equal to eighty percent (80%) of the average volume weighted average price of the Company's
Common Stock, as quoted by Bloomberg, L.P. for the five (5) trading days immediately preceding the conversion date. Notwithstanding the foregoing, at no time shall the conversion price be less than $0.25 per share. The Company has an option to redeem all or a portion of the outstanding Debentures at a redemption price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest.

On November 4, 2004, the Company also issued to Advantage a warrant to purchase 100,000 shares of common stock exercisable at $0.25 per share through November 4, 2007, which was determined to have a fair value, calculated pursuant to the Black-Scholes option-pricing model, of $36,000.

The Debentures are convertible into equity based on their face amount, which resulted in a beneficial conversion feature with a fair value of $62,500 for the $250,000 Debenture and $70,000 for the $280,000 Debenture. The aggregate value of the warrant of $36,000, the value of the beneficial conversion features of $62,500 and $70,000, and the aggregate related financing costs of $90,700 paid by the Company to the lender were recorded as a discount to the face value of the Debentures, and are being charged to operations as interest expense over the term of the Debentures.

In addition, on December 7, 2004, the Company entered into a financing transaction with Cornell Capital Partners, LP ("Cornell") under which Cornell, at the request of the Company, will periodically purchase up to $10,000,000 of the Company's common stock over 24 months pursuant to a Standby Equity
Distribution Agreement. The Company has the right to decide if it will sell stock, and the timing and amount of stock sold to Cornell, with the purchase price based upon the market price of the Company's common stock at the time of each sale. Funding of the $10,000,000 will commence at the Company's election after certain conditions are satisfied, including the Securities and Exchange Commission ("SEC") declaring effective a registration statement covering the shares of common stock that may be purchased by Cornell.

Cornell received 290,000 shares of the Company's common stock as a commitment fee and will receive an additional 290,000 shares of the Company's common stock on the first year anniversary of the Standby Equity Distribution Agreement. Newbridge Securities Corporation ("Newbridge") will serve as exclusive placement agent for the sale of the shares of common stock. In consideration for Newbridge's services, Newbridge received 20,000 shares of the Company's common stock. The 310,000 shares of common stock issued to Cornell and Newbridge were recorded at par value of $0.08 per share (aggregate amount $24,800) and were included in deferred offering costs in the Company's balance sheet at September 30, 2005 and December 31, 2004.

The Company is obligated to register the shares of common stock that would be issued upon exercise of the warrant and conversion of the Debentures (the "Registrable Securities"). The Company was originally obligated to prepare and file, no later than forty-five (45) days from November 4, 2004 (the "Scheduled Filing Deadline"), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the "Initial Registration Statement") for the registration for the resale by all investors who purchased Debentures or the Company's Warrant. The Company is required to use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than one hundred twenty (120) days after the date of filing (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold. The Company shall be in default if the Initial Registration Statement is not declared effective by the SEC within one hundred twenty (120) days after filing thereof.

In the event the Initial Registration Statement is not filed by the Scheduled Filing Deadline or is not declared effective by the SEC on or before the Scheduled Effective Deadline, or if after the Initial Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Initial Registration Statement (whether because of a failure to keep the Initial
Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Initial Registration Statement, failure to register sufficient shares of common stock or otherwise, then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of common stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the "Liquidated Damages") to the holder, at the Company's option, either a cash amount or shares of the Company's common stock within three (3) business days, after demand therefore, equal to two percent (2%) of the liquidated value of the Convertible Debentures outstanding as Liquidated Damages for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Deadline, as the case may be. Should the Company issue shares in lieu of cash to satisfy the outstanding Liquidated Damages, the price of the stock issued shall be calculated using the average closing bid price for the five (5) day period immediately preceding such demand.

Effective February 15, 2005, Advantage agreed to extend the deadline for filing the Initial Registration Statement to March 31, 2005 in exchange for the Company agreeing to make monthly interest payments on the Debentures. Accordingly, for the three months ended March 31, 2005, the Company did not record a provision for Liquidated Damages.

On September 28, 2005, Advantage issued a Notice of Default to the Company with regard to the $530,000 principal amount of Debentures as a result of the Company's failure to pay an originally unspecified amount of liquidated damages as a result of the Company's failure to have its registration statement declared effective by the SEC by the specified filing date in accordance with the terms of the Debentures. On October 27, 2005, Advantage rescinded such Notice of Default and accepted the Company's proposed payment plan to cure the liquidated damages owed to Advantage. The proposed payment plan consists of three equal installments of $10,600, payable on the 18th day of each month beginning October 18, 2005 and ending December 18, 2005 (the "Payment Plan"). The Company agreed to make all payments in full according to the payment schedule and to have its registration statement declared effective by the SEC by no later than November 30, 2005. If the Company's registration statement is declared effective by November 30, 2005, Advantage agreed to forgo the October and November payments due from the Company according to the Payment Plan. If the Company's registration statement is not declared effective by November 30, 2005, the Notice of Default shall be reinstated and all amounts due and owing to Advantage shall immediately become payable. [UPDATE]

On July 20, 2005, the Company filed a Registration Statement on Form SB-2 with the SEC to register the shares of common stock that may be purchased by Cornell under the Standby Equity Distribution Agreement. The Company filed an amended registration statement on November 10, 2005. The registration statement has not yet been declared effective by the SEC. Upon effectiveness of such registration statement, it is the Company's current intention to periodically sell shares of common stock to Cornell under the Standby Equity Distribution Agreement to fund the Company's operations and financial commitments, subject to the trading activity and trading range of the Company's common stock, as well as general market conditions.

For the three months and nine months ended September 30, 2005, the Company recorded Liquidated Damages of $15,547 and $47,700, which has been included in interest expense in the condensed consolidated financial statements for such periods.

On January 6, 2005, pursuant to an agreement dated as of August 31, 2004 and as a result of the execution of the Standby Equity Distribution Agreement and the completion of the issuance of the Debentures, the Company issued 448,000 shares of common stock to Knightsbridge Holdings, LLC ("Knightsbridge") as a referral fee. The Company is obligated to file a registration statement to cover 200% of the shares so issued. The agreement with Knightsbridge is for an initial term through February 28, 2005, and shall continue thereafter on a month-to-month basis, but the Company shall not have the right to terminate the agreement until such time as it has fulfilled all of its obligations under its agreement with Advantage. The Company also agreed to pay Knightsbridge a monthly consulting fee of $2,500. The fair market value of the shares of $201,600 ($0.45 per share) was recorded as a discount to the face value of the Debentures on January 6, 2005, and is being charged to operations as interest expense over the remaining term of the Debentures.

The agreement with Knightsbridge also provides that during the term of the agreement and for a period of two (2) years thereafter, through a source introduced, directly or indirectly, by Knightsbridge, with respect to any financing transaction that the Company completes, that Knightsbridge shall receive a referral fee for debt financings ranging from 1.0% to 2.0% and for equity financings ranging from 1.5% to 4.0%; and with respect to a merger or acquisition transaction, that Knightsbridge shall receive 5.0% of any securities issued by the Company and a fee ranging from 3.0% to 5.0% of the defined transaction value.

8. LEGAL PROCEEDINGS

The Company's Las Vegas ride facility was located at the Forum Shops at Caesar's Palace Hotel and Casino (the "Forum Shops"). The Forum Shops is a high traffic tourist mall located between Caesar's Palace Hotel and Casino and the Mirage Hotel on the Las Vegas Strip. The Las Vegas ride facility provided approximately 94% of the Company's consolidated revenues in 2003, and was the Company's primary source of operating cash flow.

Since early 2003, the Forum Shops had been engaged in construction related to an expansion program immediately adjacent to the Company's Las Vegas ride facility, which the Company believed negatively impacted customer traffic and operating conditions at this ride facility during 2003. The Company had been in discussions with the management of the Forum Shops regarding this issue, as a result of which the Company suspended the payment of rent on the Las Vegas ride facility lease during mid-2003. During October 2003, the Forum Shops commenced litigation against the Company to collect back rent and to evict the Company's ride facility and terminate the Company's lease. As a result of the aforementioned factors, the Company's business, operating results and financial condition were adversely affected, which contributed to the Company's decision to close this ride facility on or about December 31, 2003.

The Company believes it has meritorious claims against the Forum Shops, and has filed counter-claims and intends to vigorously defend itself against this lawsuit. As this litigation is in its preliminary stages, the Company is currently unable to predict its ultimate resolution. The Company believes that it has made adequate provision for any loss contingency with respect to this litigation in its consolidated financial statements.

9. EQUITY-BASED TRANSACTIONS

ARRANGEMENT WITH FINANCIAL ADVISORY FIRM:

Effective as of January 3, 2002, the Company entered into a two-year arrangement with a financial advisory firm, Gang Consulting Ltd., which provided for the payment of monthly compensation, either in the form of a payment of $10,000 or the issuance of 25,000 shares of common stock. This arrangement was subsequently extended through December 31, 2004.

During the three months and nine months ended September 30, 2004, the Company issued 75,000 shares and 225,000 shares of common stock to such firm, respectively. The aggregate fair market value of such shares of $15,500 and $78,250, respectively, was charged to operations as general and administrative expense during the three months and nine months ended September 30, 2004, respectively.

Effective January 3, 2005, the Company and Gang Consulting Ltd. entered into a new two-year consulting arrangement commencing January 1, 2005 that provided for: (1) the termination of the consulting fee payable to Gang Consulting Ltd. of $10,000 per month; (2) the cancellation of common stock purchase warrants previously issued to Gang Consulting Ltd. to purchase an aggregate of 800,000 shares of common stock in equal installments of 100,000 shares at $0.50, $1.00, $1.50, $2.00, $2.50, $3.00, $3.50 and $4.00 per share, respectively; and (3) the issuance of common stock purchase warrants to purchase 400,000 shares of common stock, which were fully vested at issuance and exercisable through May 1, 2008 as follows: 100,000 shares at $0.25 per share; 100,000 shares at $0.50 per share; 50,000 shares at $0.75 per share; 50,000 shares at $1.00 per share;
25,000 shares at $1.25 per share; 25,000 shares at $1.50 per share; 25,000 shares at $1.75 per share; and 25,000 shares at $2.00 per share. The aggregate fair value of such warrants, calculated pursuant to the Black-Scholes option-pricing model, of $172,000 was charged to operations as general and administrative expense during the nine months ended September 30, 2005, as the warrants were fully vested and non-forfeitable at the date of issuance.

During the nine months ended June 30, 2004, such firm exercised a warrant to purchase 100,000 shares of common stock at $0.25 per share, as a result of which the Company received total cash proceeds of $25,000.

OTHER EQUITY-BASED TRANSACTIONS DURING THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2004:

On December 11, 2003, the Company adopted the 2003 Consultant Stock Plan (the "Consultant Stock Plan"). The purpose of the Consultant Stock Plan is to advance the interests of the Company by helping the Company obtain and retain the services of persons providing consulting services upon whose judgment, initiative, efforts and/or services the Company is substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of capital stock of the Company. Consultants or advisors are eligible to receive grants under the plan program only if they are natural persons providing bona fide consulting services to the Company or its subsidiaries, with the exception of any services they may render in connection with the offer and sale of the Company's securities in a capital-raising transaction, or which may directly or indirectly promote or maintain a market for the Company's securities.

The Consultant Stock Plan provides for the granting of either common share purchase options or stock bonuses as compensation. A total of 1,600,000 common shares were reserved for issuance under the Consultant Stock Plan. If any awards granted under the plan are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares subject to those expired, terminated or forfeited awards will again be available for purposes of the plan. No awards may be issued after December 11, 2013.

On March 3, 2004, the Company filed with the Securities and Exchange Commission a registration statement on Form S-8 for the purpose of registering 1,600,000 common shares issuable under the Consultant Stock Plan under the Securities Act of 1933.

Effective March 29, 2004, the Company issued 300,000 shares of common stock under the 2003 Consultant Stock Plan to Benjamin Frankel, a director of the Company and a partner in the accounting firm of Frankel, Lodgen, Lacher, Golditch, Sardi & Howard, for accounting and tax services. The aggregate fair market value of such shares on the date of issuance was $162,000 ($0.54 per share), of which $74,155 was applied to reduce the Company's related accounts payable balance and $87,845 was classified as prepaid accounting fee to related party. As of September 30, 2005 and December 31, 2004, the remaining balance of prepaid accounting fee to related party was $8,757 and $39,279, respectively.

Effective June 16, 2004, the Company issued 111,112 shares of common stock and a warrant to purchase 100,000 shares of common stock, all under the 2003 Consultant Stock Plan, to Erick Richardson, a partner in the law firm of Richardson & Patel LLP, for legal services. The warrant was exercisable for a period of five years, one-half at $0.50 per share and one-half at $1.00 per share. The aggregate fair market value of the shares on the date of issuance was $50,000 ($0.45 per share), all of which was applied to reduce the Company's related accounts payable balance to such law firm. The aggregate fair value of the warrant, calculated pursuant to the Black-Scholes option-pricing model, was $44,500, and was charged to operations as general and administrative expense during the nine months ended September 30, 2004.

During the nine months ended September 30, 2004, the Company sold 400,000 shares of its common stock to accredited investors in a private placement at $0.50 per share, generating $200,000 of equity capital.

During the nine months ended September 30, 2004, the Company cancelled 25,000 shares of common stock with a fair market value of $2,500.

During the three months and nine months ended September 30, 2004, the Company agreed to issue warrants to four individuals for services rendered to purchase 210,000 shares of common stock exercisable for a period of three years at $0.25 per share (50,000 shares), $0.30 per share (100,000 shares) and $0.50 per share (60,000 shares). The aggregate fair value of the warrants, calculated pursuant to the Black-Scholes option-pricing model, was $92,400, and was charged to operations as general and administrative expense during the three months and nine months ended September 30, 2004.

On October 10, 2003, the Company entered into a two year consulting agreement with a consultant. The Company issued a warrant to the consultant to purchase 400,000 shares of common stock, exercisable at $0.10 per share through October 10, 2006 in monthly installments of 16,667 shares. The fair value of such warrant, calculated pursuant to the Black-Scholes option-pricing model, was $40,000, and was credited to additional paid-in capital and charged to deferred compensation in the stockholder's deficiency section of the Company's balance sheet. This amount was being charged to operations as general and administrative expense over the two year period beginning October 1, 2003 and ending September 30, 2005. Accordingly, for the three months and nine months ended September 30, 2004, $5,000 and $15,000, respectively, were charged to operations as general and administrative expense with respect to such warrant.

OTHER EQUITY-BASED TRANSACTIONS DURING THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2005:

On January 31, 2005, the Company issued 104,845 shares of common stock under the 2003 Consultant Stock Plan and 136,539 shares of common stock pursuant to an exemption from registration to Erick Richardson, a partner in the law firm of Richardson & Patel LLP, for legal services. The shares issued pursuant to an exemption from registration have piggyback registration rights. The aggregate fair market value of the 241,384 shares on the date of issuance was $101,382 ($0.42 per share), all of which was applied to reduce the Company's accounts payable balance to such law firm. The Company also issued an option to purchase 18,800 shares of common stock under the 2003 Consultant Stock Plan, exercisable for a period of five years at $0.50 per share, which had a fair value calculated pursuant to the Black-Scholes option pricing model of $7,896. The Company also agreed to reduce the exercise price of a warrant to purchase 50,000 shares of common stock previously issued to Erick Richardson under the 2003 Consultant Stock Plan on June 16, 2004, from $1.00 per share to $0.50 per share, which had a fair value calculated pursuant to the Black-Scholes option pricing model of $20,500. The aggregate fair value of such warrants of $28,396 was charged to operations as general and administrative expense during the nine months ended September 30, 2005.

Effective February 28, 2005, the Company terminated a consulting agreement with a financial public relations firm and agreed to issue 36,000 shares of common stock as payment of the accrued but unpaid fee to such firm of $18,000. The shares of common stock have piggyback registration rights. The effective price of $0.50 per share was in excess of the fair market value of the Company's common stock on February 28, 2005.

On January 6, 2005, the Company issued 448,000 shares of common stock to Knightsbridge Holdings, LLC as a loan referral fee with a value of $201,600 (see
Note 7).

On May 24, 2005, the Company entered into a one year consulting services agreement with CollegeStock LLC for public relations and communications services, which provided for a cash payment of $7,500 and the issuance of a warrant to purchase 20,000 shares of the Company's common stock exercisable at $0.24 per share through May 24, 2008. The fair value of such warrant, calculated pursuant to the Black-Scholes option-pricing model, was $4,600, and was charged to operations as general and administrative expense during the nine months ended September 30, 2005, as the warrant was fully vested and non-forfeitable at the date of issuance.

On June 30, 2005, the Company entered into a three month consulting agreement with Wall Streets Inside Reporter, Inc. for marketing and strategic planning services, which provided for a monthly cash payment of $5,000 and the issuance of 140,000 shares of common stock. The shares of common stock have piggyback registration rights. The aggregate value of such shares of $35,000 was charged to deferred compensation in the stockholders' deficiency section of the Company's consolidated balance sheet at September 30, 2005. The parties have agreed that the services to be rendered pursuant to the consulting agreement will be provided when the Company's registration statement is declared effective by the SEC (see Note 7). According, the $35,000 will be charged to operations as general and administrative expense over the three month period commencing from the date that the Company's registration statement is declared effective by the SEC.

On October 10, 2003, the Company entered into a two year consulting agreement with a consultant. The Company issued a warrant to the consultant to purchase 400,000 shares of common stock, exercisable at $0.10 per share through October 10, 2006 in monthly installments of 16,667 shares. The fair value of such warrant, calculated pursuant to the Black-Scholes option-pricing model, was $40,000, and was credited to additional paid-in capital and charged to deferred compensation in the stockholder's deficiency section of the Company's balance sheet. This amount was being charged to operations as general and administrative expense over the two year period beginning October 1, 2003 and ending September 30, 2005. Accordingly, for the three months and nine months ended September 30, 2005, $5,000 and $15,000, respectively, were charged to operations as general and administrative expense with respect to such warrant.

10. OPERATING LEASE COMMITMENTS

During the nine months ended September 30, 2005, the Company entered into or modified several operating leases related primarily to its Las Vegas show ticketing business as described below.

In January 2005, the Company opened a new ticketing facility in the Fashion Show Mall under a lease that expires in October 2009.

In July 2005, the Company exercised its option to extend its lease for its corporate offices in Studio City, California for an additional five years through June 2010.

In September 2005, the Company extended its lease for its administrative offices in Las Vegas through June 2006.

In October 2005, the Company transferred one of its ticketing facilities to a new facility under a five year lease that expires in November 2010.

In late 2005, the Company anticipates opening a new ticketing facility in the Four Queens Hotel under a one year lease with annual automatic renewal provisions.

The aggregate minimum rental commitments for all such facilities, excluding operating expenses, annual rent escalation provisions, and contingent rental payments based on achieving certain pre-determined sales levels, are as follows:

                  Period Ending:
                  Three Months Ending December 31, 2005 $ 157,688 Years Ending December 31,:
                  2006                                          888,842
                  2007                                          854,016
                  2008                                          909,752
                  2009                                          828,792
                  2010                                          456,446
                                                            -----------
                  Total                                     $ 4,095,534
                                                            ===========

11. SUBSEQUENT EVENTS

      Effective December 15, 2005, the Company and the Forum Shops entered into a Settlement Agreement and Mutual Release of Claims with respect to the lawsuit filed by the Forum Shops in the District Court of Clark County, Nevada, Case No. A474243, entitled, Forum Developers Limited v. Cinema Ride, Inc. The Company and the Forum Shops agreed that the Forum Shops shall make one payment to the company in the amount of $50,000 in complete settlement of this matter. In addition, the Forum Shops and the Company agreed to mutually release each other from any and all claims with respect to the Company's lease with the Forum Shops and any and all transactions in connection therewith. In connection with this settlement, a substantial portion of the liabilities related to discontinued operations will be eliminated from the audited financial statements for the year ended December 31, 2005.

--------------------------------------------------------------------------------        ----------------------------------
This  prospectus  does not constitute an offer to sell, or a solicitation  of an offer  to buy  any  securities:

      o     except the common stock offered by this prospectus;

      o in any jurisdiction in which the offer or solicitation is not authorized;

      o     in any  jurisdiction  where the dealer or other  salesperson  is not
            qualified to make the offer or solicitation;                                           PROSPECTUS

      o     to  any  person  to  whom  it is  unlawful  to  make  the  offer  or
            solicitation;  or                                                           25,038,703  Shares of Common Stock

      o     to any person who is not a United States  resident or who is outside
            the jurisdiction of the United States.                                               TIX CORPORATION

The delivery of this prospectus or any accompanying sale does not imply that:
                                                                                                 _________, 2006
      o     there have been no changes in the affairs of Tix  Corporation  after the date of this prospectus; or

      o the information contained in this prospectus is correct after the date of this prospectus.

--------------------------------------------------------------------------------        ----------------------------------

            Until ________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Company's Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law ("DGCL").

            Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

            In addition, the Company's Certificate of Incorporation eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

Securities and Exchange Commission                                   $    914.00
Registration Fee
Printing and Engraving Expenses                                      $  2,500.00
Accounting Fees and Expenses                                         $ 15,000.00
Legal Fees and Expenses                                              $ 50,000.00
Miscellaneous                                                        $ 16,586.00
                                                                     -----------
TOTAL                                                                $ 85,000.00
                                                                     ===========

ITEM 26. SALES OF UNREGISTERED SECURITIES

            During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

            On January 28, 2002, the Company issued to each of its two non-employee directors 100,000 shares of common stock for services rendered which were valued at an aggregate of $60,000.

            On January 28, 2002, the Company issued 75,000 shares of common stock to its Vice President of Operations for services rendered which were valued at $22,500.

            On February 4, 2002, as part of the Company's 2002 compensation agreement with Kimberly Simon, the Company issued a warrant to purchase 50,000 shares of common stock exercisable at $0.41 per share, which was the fair market value on the date of grant, vesting if 2002 revenues from the Company's Las Vegas Facility were at least equal to 2001 revenues.

            During the year ended December 31, 2002, the Company issued to various employees an aggregate of 220,000 shares of common stock for services rendered which were valued at $66,000.

            During the year ended December 31, 2002, the Company issued to various consultants an aggregate of 174,000 shares of common stock for services rendered which were valued at $60,040.

            During the year ended December 31, 2002, the Company issued to various consultants an aggregate of 10,000 shares of common stock for capital raising services, which were recorded at par value of $0.08 per share (aggregate amount $800).

            During the year ended December 31, 2002, the Company issued 10,000 shares of common stock to an individual as payment for the acquisition of office equipment which were valued at $6,200.

            During the year ended December 31, 2002, the Company conducted a private placement offering consisting of units comprised of four shares of common stock and four common stock purchase warrants for each $1.00 invested. The warrants are exercisable at $0.50 per share for a period of 30 months (increased from 18 months initially) from the date of issuance. The Company raised a total of $628,750 and issued 2,515,000 shares of common stock and 2,515,000 common stock purchase warrants.

            During the year ended December 31, 2002, the Company issued 123,750 shares of common stock to its Chief Executive Officer as a bonus for capital raising efforts pursuant to his employment agreement effective September 1, 2000, which were valued at $82,570.

            During the year ended December 31, 2002, the Company issued 30,000 shares of common stock and warrants to purchase 50,000 shares of common stock exercisable at $0.42 per share for three years to a consultant for assistance in structuring the Company's new Las Vegas business venture. The aggregate value of such securities was $43,100, with the shares valued at $18,600 and the warrants valued at $24,500.

            During the year ended December 31, 2002, the Company issued to Gang Consulting Inc. 280,000 shares of common stock and common stock purchase warrants for 900,000 shares of common stock exercisable for five years at prices ranging from $0.25 through $4.00 for financial advisory services. The aggregate value of the warrants, calculated pursuant to the Black-Scholes option pricing model, was $496,000. The Company also issued to Gang Consulting Inc. 37,125 shares of common stock for capital raising services during the year ended December 31, 2002, which were recorded at par value of $0.08 per share.

            AGREEMENT WITH FINANCIAL ADVISORY FIRM

            Effective as of January 3, 2002, as amended on July 1, 2002 and January 3, 2005 to provide for the issuance of warrants, the Company entered into a two-year agreement with a financial advisory firm, Gang Consulting Inc., which provided for the payment of monthly compensation, either in the form of a payment of $10,000 or the issuance of 25,000 shares of common stock. During the year ended December 31, 2003, the Company issued 200,000 shares of common stock to such firm. The aggregate fair market value of such shares was $84,000.

            Effective as of January 3, 2005, the consulting agreement was amended to provide for the Company to issue to such firm an aggregate of 400,000 shares of common stock vesting on January 3, 2005, exercisable for a period of three years from such date at the following exercise prices: (a) 100,000 shares at $0.25; (b) 100,000 shares at $0.50 per share; (c) 50,000 shares at $0.75 per share (d); 50,000 shares at $1.00 per share; (e) 25,000 shares at $1.25 per share; (f) 25,000 shares at $1.50 per share; (g) 25,000 shares at $1.75 per share; and (h) 25,000 shares at $2.00 per share.

            Effective as of July 1, 2002, the consulting agreement was amended to provide for the Company to pay a finder's fee to such firm with respect to the private placement of its equity securities by issuing shares of common stock equivalent to 3% of the total equity capital raised, calculated at $0.50 per share. During the year ended December 31, 2003, the Company issued 2,850 shares of common stock to such firm, which were recorded at par value of $0.08 per share (aggregate amount $228).

            During the year ended December 31, 2003, the Company also issued 15,400 shares of common stock to such firm as a reimbursement for expenses. The aggregate fair market value of such shares was $7,700.

            OTHER TRANSACTIONS

            During the year ended December 31, 2003, the Company sold 190,000 units of its securities to accredited investors in a private placement at $0.25 per unit, generating $47,500 of equity capital. Each unit consisted of one share of common stock and one common stock purchase warrant. The warrants are exercisable at $0.50 per share for a period of 30 months from the date of issuance.

            During June 2003, the Company issued an additional 251,500 warrants to the purchasers of the Company's securities during the year ended December 31, 2002, equivalent to 10% of the number of warrants originally issued. During the year ended December 31, 2002, the Company issued 2,515,000 warrants to investors in conjunction with the sale of its securities. The warrants are exercisable at $0.50 per share for a period of 30 months from the date of issuance of the original warrants, in lieu of the Company not registering such securities with the Securities and Exchange Commission.

            During the year ended December 31, 2003, the Company issued 20,000 shares of common stock to its insurance agent for services rendered with an aggregate value of $10,200, which was charged to operations as general and administrative expense.

            On January 27, 2003, the Company issued 30,000 shares of common stock to two consultants for consulting services rendered with respect to the Company's new Las Vegas business venture. The aggregate value of such securities was $16,500.

            On February 24, 2003, the Company issued 16,600 shares of common stock to two consultants for capital raising services, which were recorded at par value of $0.08 per share (aggregate amount $1,328).

            On May 28, 2003, the Company issued 10,000 shares of common stock to its legal counsel for legal services with an aggregate value of $5,000, which was charged to operations as general and administrative expense.

            On July 9, 2003, the Company issued 90,000 shares of common stock to certain of its employees (including 50,000 shares to the Company's Vice President of Operations) for services rendered with an aggregate value of $11,700.

            On October 10, 2003, the Company entered into a two year consulting agreement with a consultant. The Company issued a warrant to the consultant to purchase 400,000 shares of common stock, exercisable at $0.10 per share through October 10, 2006 in monthly installments of 16,667 shares. The fair value of such warrant was calculated pursuant to the Black-Scholes option-pricing model as $40,000. If the consulting agreement is terminated after the initial eight-month period, the portion of the warrants that has not become exercisable will be cancelled.

            On November 26, 2003, the Company issued 200,000 shares of common stock to certain employees (including 100,000 shares to the Company's Vice President of Operations) for services rendered with an aggregate value of $20,000.

            On November 26, 2003, the Company issued 100,000 shares of common stock to each of its two non-employee directors for services rendered. The aggregate fair market value of the 200,000 shares was $20,000.

            On November 26, 2003, the Company issued 50,000 shares of common stock to a consultant for services rendered with a fair market value of $5,000.

            During the year ended December 31, 2003, the Company issued 9,500 shares of common stock to its Chief Executive Officer with an aggregate fair market value of $5,115. The shares were issued pursuant to a bonus provision of such officer's employment agreement, which provides for the issuance of 5% of the shares issued in a private placement.

            On October 10, 2003, the Company issued 1,400,000 shares of common stock to its Chief Executive Officer as repayment of obligations aggregating $140,000 to the Company's Chief Executive Officer, consisting of advances of $80,000 and accrued compensation of $60,000, equivalent to $0.10 per share. The effective price of $0.10 per share was in excess of the fair market value of $0.01 per share on October 10, 2003.

            On November 26, 2003, the Company issued 500,000 shares of common stock to its Chief Executive Officer as a bonus for the successful creation and implementation of the discount ticket business. The fair market value of the 500,000 shares was $50,000, which was charged to operations as general and administrative expense.

            On April 22, 2004, Gang Consulting Inc. exercised a warrant to purchase 100,000 shares of common stock at $0.25 per share, as a result of which the Company received total cash proceeds of $25,000.

            During the three months ended June 30, 2004, the Company sold 400,000 shares of its common stock to accredited investors in a private placement at $0.50 per share, generating $200,000 of equity capital.

            Effective  October 1, 2004,  the  Company  issued  warrants  to four individuals for services rendered to purchase 210,000 shares of common stock exercisable for a period of three years at $0.25 per share (50,000 shares), $0.30 per share (100,000 shares) and $0.50 per share (60,000 shares). The aggregate fair value of the warrants was calculated pursuant to the Black-Scholes option-pricing model as $92,400.

            During the year ended December 31, 2004, the Company issued 300,000 shares of common stock to Gang Consulting Inc. for consulting services. The aggregate fair market value of such shares was $110,250.

            On December 7, 2004, as amended January 6, 2005, the Company entered into a Securities Purchase Agreement with Advantage Capital Development Corp. Pursuant to a Securities Purchase Agreement, Advantage purchased $530,000 of convertible debentures. The $530,000 was disbursed as follows: (i) $250,000 was purchased on December 7, 2004 and (ii) the remaining $280,000 was purchased on January 12, 2005. The debentures are convertible at the holder's option from time to time beginning 9 months from the date of close until maturity, at a conversion price equal to the lower of (i) 120% of the volume weighted average price of the common stock on the date of the debentures or (ii) 80% of the volume weighted average price of the common stock for the five trading days immediately preceding the conversion date. Notwithstanding the foregoing, at no time shall the conversion price be less than $0.25 per share. The debentures mature on March 7, 2006 and accrue interest at 5% per annum. The debentures are secured by all of the assets of the Company. Advantage received 10% of the gross proceeds of the debentures. We have the right to redeem the debentures upon 3 business days' notice for 120% of the amount redeemed plus any accrued interest. Pursuant to the Securities Purchase Agreement, the Company issued a warrant to Advantage to purchase 100,000 shares of the Company's common stock. The exercise price of the warrant is $0.25 per share and the warrants expires on December 7, 2007. On September 22, 2005, we received a Notice of Default from Advantage Capital in connection with the secured debentures issued to Advantage Capital. The Notice of Default stated that we were in default of our obligations under the Investor Registration Rights Agreement, dated February 24, 2005, but did not specify the terms of such default. On September 28, 2005, we received a Notice of Default from Advantage Capital's counsel specifying the nature of our default. Such default resulted from the Company's failure to pay an originally unspecified amount of liquidated damages as a result of the Company's failure to have its registration statement declared effective by the specified filing date in accordance with the terms of the debenture.

            On October 27, 2005, Advantage rescinded such Notice of Default and accepted the Company's proposed payment plan as to cure the liquidated damages owed to Advantage. The proposed payment plan consists of three equal installments of $10,600, payable on the 18th day of each month beginning October 18, 2005 and ending December 18, 2005 (the "Payment Plan"). The Company agreed to make all payments in full according to the payment schedule and to have the Company's registration statement declared effective by the United States Securities and Exchange Commission by no later than November 30, 2005. If the registration statement is declared effective by November 30, 2005, Advantage shall forgo the October and November payments due from the Company according to the Payment Plan. If the Company's registration statement is not declared effective by such date, the Notice of Default shall be reinstated and all amounts due and owing to Advantage shall immediately become payable.

            On December 7, 2004, pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners received a commitment fee in the form of a grant of 290,000 shares of common stock.

            On December 7, 2004, pursuant to a Placement Agent Agreement, the Company paid Newbridge Securities Corporation a one-time placement agent fee by the grant of 20,000 shares of common stock.

            On January 6, 2005, pursuant to an agreement dated as of August 31, 2004 and as a result of the execution of the Standby Equity Distribution Agreement and the completion of the issuance of the convertible debentures to Advantage, the Company issued 448,000 shares of common stock to Knightsbridge as a referral fee.

            On January 31, 2005, the Company issued 136,539 shares of common stock to Erick Richardson, a partner in the law firm of Richard & Patel, LLP, for legal services. The aggregate fair market value of such shares on the date of issuance was $57,346 ($0.42 per share), which was applied to reduce the Company's accounts payable balance to such law firm.

            Effective February 28, 2005, the Company terminated a consulting agreement with Worldwide Financial Marketing, Inc., a financial public relations firm, and issued 36,000 shares of common stock as payment of the unpaid fee to such firm of $18,000 in April 2005.

            On May 24, 2005, the Company entered into a one year consulting services agreement with CollegeStock LLC for public relations and communications services, which provides for a cash payment of $7,500 and the issuance of a warrant to purchase 20,000 shares of the Company's common stock exercisable at $0.33 per share through May 24, 2008. The fair value of such warrant, calculated pursuant to the Black-Scholes option-pricing model, of $4,600 was charged to operations as general and administrative expense during the three months and six months ended June 30, 2005, as the warrant was fully vested and non-forfeitable at the date of issuance.

            On June 30, 2005, the Company entered into a three month consulting agreement with Wall Streets Inside Reporter, Inc. for marketing and strategic planning services, which provides for a monthly cash payment of $5,000 and the issuance of 140,000 shares of common stock. The shares of common stock have piggyback registration rights. The aggregate value of such shares of $35,000 was charged to deferred compensation in the stockholders' deficiency section of the condensed consolidated balance sheet at June 30, 2005. This amount will be charged to operations as general and administrative expense over the three month period beginning July 1, 2005 and ending September 30, 2005.The Company believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

ITEM 27. EXHIBITS

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------
3.1(1)         Certificate of Incorporation, as amended

3.2(1)         Certificate of Amendment of Certification of Incorporation

3.3(1)         Certificate of Amendment of Certification of Incorporation

3.4(2)         Fourth Amendment to Certification of Incorporation

3.5(1)         By-Laws of the Company

3.6(1)         Cinema Ride, Inc. (Tix Corporation) Stock Option Plan

3.7(1)         1995 Directors Stock Option Plan

3.8(3)         2003 Stock Consultant Plan

3.9(4)         2004 Stock Option Plan

3.10(4)        2004 Director's Stock Option Plan

5.1(5)         Opinion of Counsel

10.1(6)        Standby Equity Distribution Agreement with Cornell Capital
               Partners, LP

10.2(6)        Registration Rights Agreement with Cornell Capital Partners, LP

10.3(6) Placement Agent Agreement with Newbridge Securities Corporation, related to the Standby Equity Distribution Agreement

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------
10.4(6)        Securities Purchase Agreement with Advantage Capital Development
               Corp.

10.5(6)        Secured Debentures issued to Advantage Capital Development Corp.

10.6(6)        Security Agreement with Advantage Capital Development Corp.

10.7(6) Investors Registration Rights Agreement with Advantage Capital Development Corp.

10.8(6)        Warrant issued to Advantage Capital Development Corp. II-6

10.9(5)        Common Stock Purchase Warrant issued to Erick D. Richardson

10.10(7) Master Equipment Lease Agreement with Finova Technology Finance, Inc. dated December 12, 1996

10.11(8) Amendment to Master Equipment Lease Agreement with Finova Technology Finance, Inc. dated March 10, 1999

10.12(9) Amendment No. 1 to Warrant Certificate issued to Finova Capital Corporation to purchase 12,500 shares of common stock at $1.00 per share

10.13(9) Warrant issued to Finova Capital Corporation to purchase 25,000 shares of common stock at $0.50 per share

10.14(9) Warrant issued to Finova Capital Corporation to purchase 25,000 shares of common stock at $1.00 per share

10.15(9)       Warrant Holder Rights Agreement with Finova Capital Corporation

10.16(9) Second Modification Agreement and Waiver of Defaults with Finova Capital Corporation dated June 25, 2001

10.17(10)      Forbearance Agreement with Finova Capital Corporation dated
               October 22, 2004

10.18(13)      Knightsbridge Holdings, LLC Engagement Letter

10.19(13)      GANG Consulting Ltd. Consulting Agreement

10.20(13)      Wall Streets Inside Reporter, Inc. Consulting Agreement


10.21(14)      Escrow Agreement with David Gonzalez, Esq.

10.22(14)      Escrow Agreement with Gallagher, Briody & Butler

10.23(5)       Escrow Agreement with Anslow & Jaclin, LLP


14.1(11)       Code of Ethics

23.1(12)       Consent of Kirkpatrick & Lockhart Nicholson Graham LLP

23.2(5)        Consent of Weinberg & Co., P.A.

(1) Incorporated by reference from the Company's Registration Statement on (2) Form S-3 filed with the SEC on June 16, 1997, Registration No. 333-29307.

(2) Incorporated by reference from the Company's Form 10-KSB filed with the SEC on April 15, 2005.

(3) Incorporated by reference from the Company's Form S-8 filed with the SEC on March 3, 2004.

(4) Incorporated by reference from the Company's Preliminary Information Statement filed with the SEC on January 14, 2005.

(5)   Provided herewith.

(6) Incorporated by reference from the Company's Form 8-K filed with the SEC on December 17, 2004.

(7) Incorporated by reference from the Company's Form 8-K filed with the SEC on January 28, 1997.

(8) Incorporated by reference from the Company's Form 10-KSB filed with the SEC on March 20, 1998.

(9) Incorporated by reference from the Company's Form 10-QSB filed with the SEC on August 14, 2001.

(10) Incorporated by reference from the Company's Form 10-QSB filed with the SEC on November 12, 2004.

(11) Incorporated by reference from the Company's Form 10-KSB filed with the SEC on May 17, 2004.

(12)  Included in Exhibit 5.1.

(13) Included in Amendment No. 1 to Form SB-2 filed with the SEC on November 10, 2005.


(14) Included in Amendment No. 2 to Form SB-2 filed with the SEC on February 3, 2006.

ITEM 28. UNDERTAKINGS

            The undersigned registrant hereby undertakes:


                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                        (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii)  Include  any   additional  or  changed   material
                        information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

                  (3)  File  a   post-effective   amendment   to   remove   from
                  registration any of the securities that remain unsold at the end of the offering.


            Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February 10, 2006.

DATE: FEBRUARY 10, 2006                 TIX CORPORATION


                                        By:     /s/ Mitchell J. Francis
                                                --------------------------------
                                        Name:   Mitchell J. Francis
                                        Title:  Chief Executive Officer,
                                                Chief Financial Officer
                                                (Principal Accounting
                                                Officer) and President

            In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SIGNATURE                             TITLE                                     DATE
-------------------------------------------------------------------------------------------------
By: /s/ Mitchell J. Francis           Chairman of the Board of Directors        February 10, 2006
    ----------------------------
Mitchell J. Francis


By: /s/ Benjamin Frankel              Director                                  February 10, 2006
    ----------------------------
Benjamin Frankel


By: /s/ Norman Feirstein              Director                                  February 10, 2006
    ----------------------------
Norman Feirstein